As filed with the Securities and Exchange Commission on August 8, 2007
Registration No. 333-142889

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1
to

Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wells Total Return REIT, Inc.
(Exact name of registrant as specified in its charter)

6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092
(770) 449-7800
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Leo F. Wells, III
President
Wells Total Return REIT, Inc.
6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092-3365
(770) 449-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark C. Kanaly
Dennis O. Garris
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
(404) 881-3500

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
	Aggregate Offering	Amount of
Title of Securities Being Registered	Price(1)	Registration Fee(2)
Primary Offering, Common Stock, $0.01 par value per share	$2,000,000,000	$61,400
Distribution Reinvestment Plan, Common Stock, $0.01 par value per share	$250,000,000	$7,675
Total Common Stock, $0.01 par value per share	$2,250,000,000	$69,075(3)

(1)	The registrant reserves the right to reallocate shares of common stock being offered between the primary offering and the distribution reinvestment plan.
(2)	Calculated in accordance with the provisions of Rule 457(o) of the Securities Act of 1933, as amended.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state security authorities is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,          , 2007

PROSPECTUS

WELLS TOTAL RETURN REIT, INC.

Minimum Offering of $2,000,000 of Shares of Common Stock
Maximum Offering of $2,250,000,000 of Shares of Common Stock

Wells Total Return REIT, Inc. is a newly organized corporation formed to invest in real estate, mortgage instruments, commercial mortgage backed securities, or “CMBS,” and other real estate related securities to generate returns on our portfolio through the long-term appreciation of our portfolio’s net asset value, or “NAV,” and the production of a stable current return on our investments through distributions to stockholders. As of the date of this prospectus, we own no investments. We are externally managed by Wells Asset Management Advisors, LLC, our Advisor. We intend to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes beginning with our taxable year ending December 31, 2007. We are not, and do not intend to qualify as, an investment company registered under the Investment Company Act of 1940, as amended.

We are offering up to $2,000,000,000 of shares of our common stock, which we refer to as “our shares” or “shares,” in our primary offering and up to $250,000,000 of additional shares of our common stock in our distribution reinvestment plan. We will offer our shares at a price of $10.00 per share until we reach the minimum offering amount of $2,000,000 of our shares. Thereafter, similar to mutual funds, we will offer our shares at a purchase price per share that will vary from day to day, and on any given day will be equal to our NAV per share. Our “NAV per share” will be equal to our NAV divided by the number of shares outstanding as of the close of business on such day, without giving effect to any purchases or redemptions to be effected on that day.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 14 to read about some of the more important risks you should consider before buying our shares. These risks include the following, among others:

•	This is considered a “blind pool” offering because we do not currently own any properties or securities and have not identified any properties or securities to acquire with the proceeds of this offering. As a result, you will not have the ability to review our investments and other uses of proceeds prior to purchasing our shares.

•	After we reach our minimum offering amount, the purchase price for our shares will be calculated on a daily basis, and may decrease after you purchase your shares.

•	Our directors, officers, Advisor, real estate sub-advisor, sponsor, Distributor and their affiliates will face substantial conflicts of interest, including, but not limited to, significant conflicts created by our Advisor’s compensation arrangements with us and other Wells-sponsored programs.

•	We are dependent on affiliates of our Advisor and third parties to conduct our operations and for advice regarding our investments. We will pay substantial fees over time to our Advisor and its affiliates and third parties for these services, and the agreements with Advisor and its affiliates governing these services were not negotiated on an arm’s-length basis.

•	Our Advisor receives an advisory fee that is based on our NAV, has significant influence on the valuation of our assets and is responsible for calculating our NAV. This creates a conflict of interest in that our Advisor would benefit from overstating the value of our assets our NAV in order to increase the fees it is entitled to receive. The valuation of our assets and the calculation of our NAV involves a number of subjective judgments by our Advisor.

•	Our per share purchase and redemption price will be equal to our NAV per share and will not be determined by an active public trading market. There are significant restrictions on the ownership and transferability of our shares.

•	The purchase and redemption price for our shares will be calculated after the close of business on each day for purchase orders and redemption requests received before 4:00 p.m. that day. Accordingly, you will not know the price at which you will purchase or redeem shares at the time you submit your purchase order or redemption request.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any other state securities regulator has approved or disapproved our shares, passed on or endorsed the merits of this offering, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. No one is permitted to make any written or oral predictions about the economic benefits, returns or tax consequences you will receive from an investment in our shares.

	Price to	Selling Commissions	Proceeds
	Public(1)	and Expenses(2)	to Us(1)(2)

Offering
Per Share	$10.00	$0	$10.00
Total Minimum	$2,000,000	$0	$2,000,000
Total Maximum	$2,250,000,000	$0	$2,250,000,000

(1)	Until we reach the minimum offering amount of $2,000,000 in shares, the purchase price for our shares will be $10.00 per share. Thereafter, the purchase price per share for our shares will vary from day to day, and on any given day will be equal to our NAV per share.

(2)	No selling commissions will be paid at the time of the sale of any shares. We will pay our Distributor an asset-based distribution charge equal to 0.25% of our average NAV. Our Distributor may reallow up to 100% of the distribution charge to registered broker-dealers that distribute our shares. In addition, we may pay certain broker-dealers and registered investment advisers service fees based upon our average NAV. We will not pay the distribution charge or any service fees until we have sold $2,000,000 of our shares.

The Distributor of this offering, Wells Investment Securities, Inc., is not required to sell any specific number or dollar amount of shares, but will use its best efforts to sell our shares. The minimum initial purchase amount is $10,000.

Prior to the time we sell at least $2,000,000 of our shares, your purchase payments will be placed in an account held by our escrow agent, The Bank of New York Mellon, and will be held in trust for your benefit, until the minimum offering of $2,000,000 in shares of our common stock is achieved. If we are not able to sell at least $2,000,000 in shares of our common stock by          , 2008, which is one year from the date of this prospectus, your funds in the escrow account, without deduction and with interest, will be promptly returned to you, and we will terminate this offering. This offering will terminate no later than            , 2009.

, 2007

SUITABILITY STANDARDS

Our shares are suitable only as a long-term investment. Because there is no public market for our shares, you may have difficulty selling any of our shares that you purchase if our share redemption program is ever suspended or terminated. In consideration of these factors, we have established suitability standards for all prospective investors, including subsequent transferees. These suitability standards require that a purchaser of our shares have either:

•	a net worth of at least $250,000; or

•	an annual gross income of at least $70,000 and a net worth of at least $70,000.

In addition, we will not sell any of our shares to investors in the states named below unless they meet the applicable special suitability standards:

California, Kansas, Kentucky and Michigan — In addition to the suitability requirements described above, your investment in us must not exceed, in the aggregate, 10% of your liquid net worth.

For purposes of determining suitability of a prospective investor, liquid net worth is defined as that portion of a person’s net worth that consists of cash, cash equivalents and readily marketable securities, and in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary, or by the beneficiary of the account.

Our sponsor, Wells Fund Management, LLC, and those persons selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each prospective investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. See “Plan of Distribution — Investor Suitability” for a detailed discussion of the determinations regarding suitability that we require of all those selling shares on our behalf.

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IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In this prospectus, the terms “Total Return REIT,” or the “REIT,” refer to Wells Total Return REIT, Inc., and the terms “Total Return OP,” or the “Operating Partnership,” refer to Wells Total Return Operating Partnership, L.P., of which Total Return REIT is the sole General Partner. The words “we,” “us,” and “our,” refer to Total Return REIT and Total Return OP, taken together.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Where You Can Find More Information.”

We will file with the SEC on each business day a prospectus supplement disclosing the daily determination of our NAV and the calculation of NAV per share for the previous day. Each business day, we will also post that prospectus supplement on a public website maintained by an affiliate of our Advisor at www.wellsref.com. The website will also contain this prospectus, including any amendments. This website will only contain the most recent pricing supplement. Additionally, although we will endeavor to avoid interruptions in our continuous offering of our shares, we will file an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share represents a 20% change from the $10.00 per share price set forth in the registration statement as originally declared effective by the SEC or the price per share set forth in the latest amendment thereto filed with the SEC. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews such amendment, until it is declared effective, if at all.

The registration statement containing this prospectus, including, without limitation, the exhibits to the registration statement, provides important additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room discussed herein under the caption “Where You Can Find More Information” below.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, including, without limitation, those related to our future operations, constitute forward-looking statements. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information incorporated by reference into this prospectus.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to accounting principles generally accepted in the United States of America.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

We include cross references to captions elsewhere in this prospectus where you can find related additional information. The following table of contents tells you where to find these captions.

v

PROSPECTUS SUMMARY

This summary highlights some of the most material information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. To understand this offering fully, you should read the entire prospectus carefully, including, without limitation, the information discussed under the captions “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” before making a decision to invest in our shares.

Wells Total Return REIT, Inc.

Wells Total Return REIT, Inc. is a newly organized corporation formed in Maryland on March 29, 2007 to invest in real estate, mortgage instruments, CMBS and other real estate related securities, to generate returns on our portfolio through the long-term appreciation of our portfolio’s net asset value, or “NAV,” and to produce a stable current return on our investments through distributions to stockholders. As of the date of this prospectus, we own no investments. We intend to qualify as a REIT and elect to be taxed as a REIT commencing with the taxable year in which we satisfy the minimum offering requirements, which currently is expected to be the year ending December 31, 2007. We are not, and do not intend to be, an investment company as defined under the Investment Company Act of 1940, as amended.

Our office is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092-3365. Our telephone number at that address is (770) 243-8282 or toll free at (800) 557-4830. Our fax number at that address is (770) 243-8198, and the e-mail address of our investor relations department is client.services@wellsref.com. An affiliate of our Advisor maintains a website where you may find additional information about us and our Advisor and its affiliates, www.wellsref.com. The contents of that website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

Summary Risk Factors

An investment in our shares involves significant risks. Some of the more significant risks relating to an investment in our shares include the following:

•	We are a newly formed corporation and have no operating history. There is no assurance that we will be able to reach our minimum offering amount or achieve our investment objectives. We are considered a “blind pool” investment because we do not own any real properties or other investments, and have not yet identified any properties or other investments to acquire with the proceeds from this offering. As a result, you will not have the ability to review our investments and other uses of proceeds prior to purchasing our shares.

•	After we reach the minimum offering amount of $2,000,000 of our shares, the purchase and redemption price for our shares will be determined at the end of each business day. Purchase orders and redemption requests that our transfer agent receives prior to 4:00 p.m. Eastern time will be effected at a price equal to our NAV per share for that day, calculated after the close of business on that day. Purchase orders and redemption requests that our transfer agent receives after 4:00 p.m. Eastern time will be effected at a purchase price or redemption price equal to our NAV per share calculated after the close of business on the next business day. As a result, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The purchase price for our shares may decrease after you purchase your shares, and the redemption price for our shares may increase after you submit your redemption request.

•	We may not generate a sufficient amount of cash to satisfy all of our redemption requests. In addition, our share redemption program may be temporarily or indefinitely suspended, modified or delayed.

•	Our directors, officers, Advisor, real estate sub-advisor, sponsor, Distributor and their affiliates face and will continue to face substantial conflicts of interest, including significant conflicts relating to (1) allocating time among us and other programs sponsored by Wells Real Estate Funds, Inc., which we refer to as “Wells Real Estate Funds,” and its affiliates, (2) the compensation arrangements among our Advisor, its affiliates and us, which arrangements create incentives for our Advisor that may conflict with our best interests, and (3) the compensation arrangements among our Advisor, its affiliates and other programs sponsored by Wells Real Estate Funds and its affiliates, which arrangements may create incentives for affiliates of our Advisor, including our real estate sub-advisor, to favor such other programs over us. These conflicts may negatively affect our ability to successfully execute our strategy.

•	We are dependent upon our Advisor and its affiliates to conduct our operations and to select our investments. We will pay substantial fees, based on our NAV, to our Advisor for these services, and the agreement governing these services was not negotiated on an arm’s-length basis.

•	We intend to use leverage to finance our operations, and, during the early stages of this offering, we may borrow in excess of our long-term targeted debt level of 35% of the fair market value of our assets. High debt levels increase the risk of your investment and could hinder our ability to pay distributions to our stockholders.

•	Our per share purchase and redemption price will be equal to our NAV per share and will not be determined by an active public trading market.

•	While we are investing the proceeds of this offering, the continued high demand for the type of real properties that we would like to acquire may cause our distributions and long-term returns to be lower than they otherwise would be.

•	Our charter contains restrictions regarding the ownership of our shares that prevent any one person from owning more than 9.8% in value of our outstanding stock and more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock unless exempted by our board of directors. These restrictions are designed to, among other things, enable us to comply with the REIT qualification requirements under the Internal Revenue Code, which may prevent acquisitions and other transactions that could otherwise provide an attractive return to our stockholders.

•	If we fail to raise a significant amount of capital in excess of our minimum offering amount, then we may not be able to invest in a diverse portfolio of investments, and the value of your investment may vary more widely with the performance of specific properties.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Investment Objectives

Our investment objective is to maximize total return, which we will seek to accomplish by:

•	seeking capital appreciation on our investments;

•	preserving your capital contributions; and

•	paying regular cash distributions to our stockholders.

See “Investment Objectives and Policies” for a more complete description of our investment policies and investment restrictions.

Our Advisor

We are advised by Wells Asset Management Advisors, LLC, which we refer to as “Wells Asset Management Advisors” or our “Advisor.” Our sponsor is the sole and managing member of our Advisor. Our Advisor, which was formed in Delaware on July 16, 2007, supervises and manages our day-to-day operations. Our Advisor is an investment adviser registered with the SEC pursuant to Section 202(a)(11) of the Investment Advisers Act of 1940, as amended. Our Advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, determine the allocation of our portfolio among real estate, mortgage instruments, CMBS and other real estate related securities on our behalf, consistent with our investment policies and objectives. Our Advisor also will provide marketing, investor relations and other administrative services to us. Our Advisor will perform its duties and responsibilities under an advisory agreement as our fiduciary.

Our Advisor intends to from time to time engage and supervise one or more qualified third party sub-advisors to manage our investments in mortgage instruments, CMBS and other real estate related securities. The fees paid to any such sub-advisor will not be paid by us, but will instead be paid by our Advisor out of the advisory fee that we pay to our Advisor. In addition, our Advisor intends to enter into a real estate sub-advisory agreement with Wells Capital, Inc., an affiliate of our Advisor, pursuant to which Wells Capital will serve as a sub-advisor with respect to our investments in real estate properties. Our Advisor will not pay any fees to Wells Capital for the services it provides pursuant to the real estate sub-advisory agreement. Instead, our Advisor will reimburse Wells Capital, and we will reimburse our Advisor, for certain expenses incurred in connection with the provision of real estate advisory services pursuant to the real estate sub-advisory agreement.

Our Real Estate Sub-Advisor

Wells Capital, Inc., which we refer to as “Wells Capital” or our “real estate sub-advisor,” will serve as a sub-advisor with respect to our real estate investments. Our real estate sub-advisor is a wholly owned subsidiary of Wells Real Estate Funds. Since its incorporation in Georgia on April 20, 1984, Wells Capital has sponsored or advised public real estate programs on an unspecified property, or “blind pool,” basis, that have raised approximately $8.5 billion of equity from approximately 242,000 investors as of December 31, 2006. We refer to these programs, the private programs sponsored by Wells Capital and any future programs sponsored by Wells Capital or its affiliates as the “Wells-sponsored programs.”

Our Sponsor

Wells Fund Management, LLC, which we refer to as “Wells Fund Management” or our “sponsor,” is our sponsor. Wells Real Estate Funds is the sole and managing member of our sponsor. Wells Fund Management, which was formed in Delaware on July 16, 2007, currently owns 20,000 shares of our common stock, and will, at all times during which it serves as our sponsor, hold these shares.

Investment Strategy

We seek to build an investment portfolio that generates attractive long-term appreciation of our NAV and stable current returns through our payment of distributions to our stockholders. To pursue these objectives, our Advisor will seek to invest between 70% to 90% of our total portfolio in high quality, income-generating commercial real estate located in or near densely populated metropolitan markets in the United States and internationally, and leased to creditworthy companies, governmental entities and individuals. We intend to limit our investment in international properties, if any, to no more than 30% of our total portfolio. To find properties that best meet our selection criteria for investment, our real estate sub-advisor will analyze regional demographics and market conditions and interview local brokers to gain the practical knowledge sometimes lacking in these studies.

We intend to invest that portion of our portfolio not invested in real property in mortgage instruments, CMBS and other real estate related securities. Our Advisor, and the third party sub-advisors that our Advisor engages, will provide advice regarding the allocation of our portfolio and specific assets in which we invest. Each quarter our board of directors will review our investments in mortgage instruments, CMBS and other real estate related securities, and may determine at any time to change our investment policy in this regard.

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of our investments. By operating on a leveraged basis, we expect that we will have more funds available for investments. Our targeted debt level is 35% of the fair market value of our assets. In order to facilitate property acquisitions in the early stages of our operations, we expect to borrow in excess of our long-term targeted debt level. Our leverage policy limits our ability to incur debt that would cause our borrowings to exceed 50% of the fair market value of our assets (valued at cost before depreciation and other non-cash reserves) unless approved by a majority of our independent directors.

Structure

The following chart shows the ownership structure of, and our relationships with, the various Wells-related entities that perform or are likely to perform important services for us.

Leo F. Wells, III
Owns 100% of
Wells Real Estate Funds, Inc.
Owns 100% of
Owns 100% of
Owns 100% of
Owns 100% of
Wells Investment Securities, Inc. (our Distributor)
Wells Management Company, Inc. (potential property manager)
Wells Fund Management, LLC (our Sponsor)
Wells Capital, Inc. (real estate sub-advisor)
Sub-advisory Agreement
Owns 100% of
Property Management Agreement
Distribution Agreement
Owns 20,000 shares (100%)
Wells Asset Management Advisors, LLC (our Advisor)
General Public
Advisory Agreement
Limited Partner Owns 200 common units (1%) and 100 special units (100%)
Up to $2.25 billion of shares
Wells Total Return REIT, Inc.
General Partner owns 20,000 common units (99%)
Wells Total Return Operating Partnership, L.P.
Future Investments

Board of Directors and Executive Officers

Our board of directors supervises and evaluates the performance of our Advisor, and also is responsible for certain other matters set forth in our charter and bylaws. Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will have a five-member board, three of whom will be independent of us, our Advisor and its affiliates. All of our officers and two of our directors, Messrs. Leo F. Wells, III and Douglas P. Williams, are affiliated with Wells Capital, Wells Fund Management or our Advisor. Our charter requires that a majority of our directors be independent of our sponsor and its affiliates. Our board has established a conflicts committee that is comprised of all of our independent directors. Our board of directors and the conflicts committee are responsible for reviewing the performance of our Advisor and must approve other matters set forth in our charter. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” Our stockholders will elect our directors annually. See “Management — Executive Officers and Directors” for a description of the experience of each of our current executive officers and directors.

Distributor

Wells Investment Securities, Inc., which we refer to as “Wells Investment Securities” or our “Distributor,” is a wholly owned subsidiary of Wells Real Estate Funds and a member of the National Association of Securities Dealers, Inc., or “NASD,” and is distributing our shares on a best efforts basis. Our Distributor was organized in Georgia on April 20, 1984 for the purpose of participating in and facilitating the distribution of securities of Wells-sponsored programs. Our Distributor will advise us regarding the offering, manage our relationships with participating broker-dealers and investment advisers and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.

Pricing and Liquidity

On the date that our shares are first offered to the public, and until the date at which we reach our minimum offering amount of $2,000,000 of our shares, the purchase price for our shares will be $10.00 per share. Thereafter, the purchase price for our shares will vary from day to day, and on any given day will be equal to our NAV per share. Our NAV and our NAV per share will be calculated by our Advisor in accordance with our valuation guidelines approved by our board of directors.

Any purchase orders that our transfer agent receives from a prospective investor’s investment professional prior to 4:00 p.m. Eastern time on a given day will be effected at a purchase price that is equal to our NAV per share for that day, as calculated after the close of business on that day. Purchase orders that our transfer agent receives after 4:00 p.m. Eastern time will be effected at a purchase price that is equal to our NAV per share as calculated after the close of business on the next business day. As a result, investors will not know the purchase price per share at the time that they submit their purchase orders.

Each business day, we will post the NAV per share for the preceding business day on the public website maintained by an affiliate of our Advisor at www.wellsref.com, and will file daily with the SEC a prospectus supplement setting forth the NAV per share for the preceding business day. The website will also contain this prospectus, including any amendments.

In an effort to provide our stockholders with liquidity in respect of their investment in our shares, we expect to adopt a share redemption program, which will be effective as of the date that our registration statement, of which this prospectus is a part, becomes effective. Under the share redemption program, and subject to specified limitations, stockholders may request that we redeem all or any portion of their shares on a daily basis. Redemption proceeds will be paid 30 days following a redemption request and will be based on our NAV per share on the day of the redemption request. The redemption price on any business day will be the same price per share at which we offer new shares to the public on that day, which will be equal to our NAV per share.

Any redemption orders that our transfer agent receives from a stockholder’s investment professional prior to 4:00 p.m. Eastern time on a given day will be effected at a purchase price that is equal to our NAV per share for that day, as calculated after the close of business on that day. Redemption requests that our transfer agent receives after 4:00 p.m. Eastern time will be effected at a redemption price that is equal to our NAV per share as calculated after the close of business on the next business day. As a result, stockholders will not know the redemption price per share at the time that they submit their redemption requests.

Subject to limited exceptions, shares redeemed within the first 270 days from the date of purchase will be redeemed at NAV per share less a discount equal to 2% of the purchase price originally paid for the redeemed shares. The redemption discount will not apply to redemptions of shares issued under our distribution reinvestment plan or redemptions in the event of death or disability. Shares will be redeemed, and the redemption discount, if any, will be applied, on a first in-first out basis unless otherwise specified by the stockholder or the stockholder’s representative. Our board of directors, in its sole discretion, may delay, modify, suspend, or terminate the redemption of shares or the redemption program at any time. See “Pricing and Liquidity — Share Redemption Program” for more information regarding our redemption program.

Conflicts of Interest

Our Advisor and its affiliates and their respective officers and directors will experience conflicts of interest in connection with the management of our business, including, among others, the following:

•	The officers and directors of our real estate sub-advisor and its affiliates will have to allocate their time between us and other Wells-sponsored programs in which they are involved;

•	The advisory fee we pay to our Advisor is based upon our NAV, and our Advisor has significant influence on the valuation of our assets and is responsible for calculating our NAV;

•	Our real estate sub-advisor must determine how to allocate investment opportunities between us and other Wells-sponsored programs;

•	Our real estate sub-advisor must determine which property and leasing managers to retain, and may determine to retain Wells Management Company, Inc., or “Wells Management,” an affiliate of our Advisor and our real estate sub-advisor, to manage and lease some or all of our properties and to provide certain regional asset management services. If retained, Wells Management would face conflicts in trying to lease our space and the space of other Wells-sponsored programs where such space was leased in overlapping markets; and

•	The compensation payable by us to our Advisor and its affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties.

All of our executive officers and two of our directors, Messrs. Leo F. Wells, III and Douglas P. Williams, also will face these conflicts because of their affiliation with our Advisor and our real estate sub-advisor and by way of their service as officers or directors of Wells Real Estate Investment Trust, Inc., which we refer to as “Wells REIT,” Wells Real Estate Investment Trust II, Inc., which we refer to as “Wells REIT II,” Wells Timberland REIT, Inc., which we refer to as “Wells Timberland REIT,” or Institutional REIT, Inc., which we refer to as “Institutional REIT.” See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment.

Fees and Expenses

We will not deduct any sales charge at the time of an investor’s purchase of shares of our shares sold in this offering. In lieu of a front-end sales charge on the sale of our shares, we will compensate our Distributor, and the third party broker-dealers with which our Distributor has entered into selling agreements, through an ongoing asset-based distribution charge.

During all future periods, we will pay total annual direct fees and expenses relating directly to our management and operations that will not exceed 1.75% of our average NAV, notwithstanding that these fees and expenses may be greater than 1.75% of our average NAV during any particular year. These fees and expenses will be calculated monthly and payable in arrears. The following table sets forth a breakdown of our total direct fees and expenses during our initial full calendar year of operation.

Advisory Fee Paid to Our Advisor	1.10	%(1)
General and Administrative Expenses	0.85	%(2)
Asset Based Distribution Charge	0.25%

Fees and Expenses Prior to Deferral	2.20	%(3)
Deferral of Advisory Fees	(0.45)%

Total Direct Fees and Expenses After Deferral	1.75%

(1)	We have agreed to pay our Advisor an annual advisory fee equal to 1.1% of our average NAV and to reimburse our Advisor for certain expenses. However, our Advisor has agreed to defer all or any portion of the advisory fee to the extent that our total direct fees and expenses would otherwise exceed 1.75% of our average NAV. To recover any such deferred advisory fees, our Advisor has reserved the right to charge advisory fees in excess of 1.1% in future years, to the extent, if any, that our total direct fees and expenses for those years do not exceed 1.75%.

(2)	We expect the amount of general and administrative expenses to decrease as a percentage of overall expenses, and as a percentage of our average NAV, as we increase our assets. If our general and administrative expenses decrease, we expect to pay an advisory fee in excess of 1.1% of our average NAV to our Advisor to allow our Advisor to recoup previously deferred advisory fees. Please see note 1.

(3)	If our Advisor had not agreed to defer portions of the advisory fee to which it would otherwise be entitled, then we estimate that we would incur total direct fees and expenses equal to 2.20% of our average NAV in our first full calendar year of operation.

We also will pay certain asset-specific fees and expenses related to the acquisition, management and improvement of our assets. These fees and expenses include customary third party transactional fees and expenses incurred in connection with making our investments and property management fees we pay with respect to our properties, some of which may be paid to an affiliate of our Advisor. Although we intend to use available funds to pay these fees and expenses, these fees and expenses will not be deducted from our NAV. Instead, these fees and expenses will affect the underlying value of the particular properties to which they relate, or will reduce the cash flow generated by the particular property. See “Pricing and Liquidity — Valuation Guidelines” for a more detailed description of how valuation affects the calculation of our NAV.

In addition, we will be required to redeem the special units of our operating partnership if we merge with another entity, sell or liquidate all or substantially all of our asset portfolio, list our shares on a national securities exchange or automated quotation system or terminate the advisory agreement with our Advisor other than for cause. In any such event our Advisor will receive a payment in connection with the redemption of the special units in an amount equal to 15% of the net proceeds or deemed proceeds from such events after the payment of all transaction expenses and after the holders of common units, including us, have received, in the aggregate, cumulative distributions equal to their capital contributions (less amounts paid to redeem common units) plus a 10.0% cumulative non-compounded annual pre-tax return. If any of the specific events occurs during the first five years of our operations, our Advisor will be entitled to receive the greater of (i) 15% of the net proceeds from such events or (ii) the total organizational and offering expenses incurred by our Advisor and its affiliates in connection with this offering.

See “Fees and Expenses” for a more detailed description of the fees and expenses we will be obligated to pay.

Distributions

In order to qualify as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. For these purposes, REIT taxable income is computed without regard to the dividends-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the

United States, or “GAAP.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We may pay distributions from any source, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others. Distributions may constitute a return of capital. We have not established a minimum distribution level.

Prior Performance

Since 1984, our Advisor’s affiliates, including our real estate sub-advisor, have sponsored 15 publicly offered real estate limited partnerships on an unspecified property, or “blind pool,” basis and four publicly offered REITs, including Wells REIT, Wells REIT II, Wells Timberland REIT and Institutional REIT. As of December 31, 2006, these programs had raised in excess of $8.3 billion from approximately 242,000 investors. In addition to the real estate programs it advises, our real estate sub-advisor, Wells Capital, also is sponsoring the Wells S&P REIT Index Fund, an index mutual fund that invests in various REIT stocks. The Wells S&P REIT Index Fund began its offering on January 12, 1998, and, as of December 31, 2006, had raised approximately $562.7 million in offering proceeds from approximately 19,000 investors. Wells Capital also is the sponsor of the Wells Dow Jones Wilshire Global RESI Index Fund, which began its offering on December 29, 2006.

Our real estate sub-advisor and its affiliates have completed over $9 billion of real estate acquisitions, including office and industrial properties as well as a limited number of retail and hotel properties. As part of the portfolio management process, these programs have also sold properties valued at over $1 billion in an effort to close out certain programs and position the remaining portfolios for improved growth. As of December 31, 2006, our real estate sub-advisor and its affiliates had also negotiated and placed over $3.5 billion of financing with a multitude of lenders and in various forms including fixed and floating rate short — term financing, fixed rate permanent bank financing and CMBS, among others. Our real estate sub-advisor and its affiliates have also developed real estate valued at over $260 million and structured joint ventures valued at almost $1 billion.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions (and accompanying answers) relating to our structure, our business and an offering of this type. Because the questions and answers are presented in summary form only, they may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including, without limitation, the information contained under the captions “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” before making a decision to invest in our shares.

What is a real estate investment trust, or “REIT?”

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate;

•	pays distributions to investors of at least 90% of its taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain);

•	allows investors to invest in a large-scale diversified real estate portfolio through the purchase of shares in the REIT; and

•	avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT generally does not pay federal corporate income taxes on the income it distributes, provided certain income tax requirements are satisfied.

How long will this offering last?

Pursuant to the registration statement of which this prospectus is a part, we have registered $2,250,000,000 of our shares in anticipation of our initial public offering and a continuous offering that will begin immediately following the initial offering date and will not have a predetermined duration, subject to continued compliance with the rules and regulations of the SEC and applicable state laws. The amount that we have registered pursuant to the registration statement is the amount we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Pursuant to this prospectus, we are offering to the public all of our shares that we have registered. Though we have registered a fixed amount of our shares, we intend to effectively conduct a continuous offering of an unlimited amount of our shares over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act of 1933, as amended, or the “Securities Act.” In certain states, however, the offering may continue for one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state). We may, in our sole discretion, suspend the offering of our shares at any time and for such periods as we determine is appropriate.

What is meant by the phrase “open-ended?”

Similar to an “open-ended” investment company, or mutual fund, we expect to continuously sell and redeem shares of our common stock at a price equal to our NAV per share. However, unlike mutual funds registered under the Investment Company Act, which primarily invest in a particular type of securities, such as the equity securities of real estate companies, we will primarily invest directly in real estate.

How will you own your investments?

We expect to own substantially all of our real estate assets through Wells Total Return Operating Partnership, L.P., which we refer to as “Total Return OP” or our “operating partnership.” Our operating partnership is a Delaware limited partnership organized on March 29, 2007, to acquire, own and operate properties on our behalf. We are the sole General Partner of Total Return OP. Because we will conduct substantially all of our operations through an operating partnership in which we are the sole General Partner, we are considered an “UPREIT.”

What is an “UPREIT?”

UPREIT stands for Umbrella Partnership Real Estate Investment Trust, and refers to a REIT that holds substantially all of its assets in an operating partnership. The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, the seller of a property who desires to defer taxable gain on the sale of his or her property may transfer the property to the operating partnership in exchange for limited partnership units in the operating partnership. The seller then may generally defer taxation of gain until the seller later sells or exchanges his or her limited partnership units, which may be redeemed after observing a one-year holding period for cash or, at the option of the REIT, shares of the common stock of the REIT. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Do you currently own any investments or have any plans to acquire any specific properties or other investments?

No. Because we do not own any investments and we have not yet identified any specific investments to acquire with the proceeds of this offering, we are considered a “blind pool.”

How will you use the proceeds raised from this offering?

We intend to use substantially all of the proceeds from this offering to buy, own and operate high quality, income-generating commercial real estate leased to creditworthy companies and governmental entities. We also intend to invest a portion of our portfolio in mortgage instruments, CMBS and other real estate related securities. Our overall returns will reflect a combination of the returns received from our investments in real estate and our investments in mortgage instruments, CMBS and other real estate related securities.

The diversification of our portfolio depends upon the amount of proceeds we receive from this offering. We expect that 100% of the money you invest will be used to acquire our targeted investments and to pay transactional fees and expenses associated with acquiring our investments. Until we receive sufficient proceeds to purchase real estate, we will invest all of the proceeds in mortgage instruments, CMBS and other real estate related securities. See “Use of Proceeds” for a more detailed description of the estimated use of the proceeds of the offering.

What kind of offering is this?

We are offering up to $2,250,000,000 of our shares on a “best efforts” basis. We must sell a minimum of $2,000,000 of our shares within the first year to achieve the minimum offering threshold necessary to release the related purchase funds from escrow and commence our operations.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase or sell any of the shares.

What happens if you do not raise a minimum of $2,000,000 in this offering?

We will not complete the sale of any shares unless we sell a minimum of $2,000,000 of our shares by          , 2008 (one year from the commencement of this offering). Purchases by our directors, officers and affiliates of our Advisor will not count toward meeting this minimum threshold. Pending satisfaction of this minimum offering requirement, all purchase payments will be placed in an account held by our escrow agent, The Bank of New York Mellon, in trust for purchasers’ benefit, pending release to us. If we do not sell $2,000,000 of our shares to the public by          , 2008, then we will terminate this offering and return all investors’ funds, plus interest. If we meet the minimum offering amount, the proceeds held in escrow, without deduction and with interest, will be released to us.

Who can buy shares?

Generally, you can buy shares only pursuant to this prospectus if you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth is that portion of your net worth that consists of cash, cash equivalents, and liquid securities, and does not include your home, home furnishings or personal automobiles. These minimum levels are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” on page iii of this prospectus.

Are there any special restrictions on the ownership of shares?

Yes. Our charter prohibits a person’s actual or deemed ownership of more than 9.8% in value of our stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our common stock, unless exempted by our board of directors. This prohibition may discourage large investors from purchasing our shares. In order to comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Our Capital Stock — Restriction on Ownership of Shares.”

Will I receive distributions, and will the distributions I receive be taxable as ordinary income?

If we have sufficient cash flows, then we expect to pay distributions on a quarterly basis to our stockholders. We cannot predict when, if ever, we will generate sufficient cash flows to pay distributions.

Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income (or capital gain, if our dividends are designated as capital gain dividends) to the extent they are from current or accumulated earnings and profits.

We expect that some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not immediately subject to tax is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital effectively defer a portion of your tax until your investment is sold or the REIT is liquidated, at which time you will be taxed on any capital gains.

Because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

May I reinvest my distributions?

Yes. We have adopted a distribution reinvestment plan. You may participate in our distribution reinvestment plan by filling out an application that our plan administrator will provide to you at your request or selecting this option upon your initial application for shares. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the NAV per share on the date that the distribution is payable. For more information on this plan, please see “Description of Our Capital Stock — Distribution Reinvestment Plan.”

Are there any minimum investments required?

Yes. To purchase shares in this offering, you must make an initial purchase of at least $10,000. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares in this offering must be in amounts of at least $1,000, except for additional purchases pursuant to our distribution reinvestment plan. In addition, you must at all times have a minimum balance of $5,000 of our shares and may not transfer shares in an amount such that you or any of the transferees would own less than $5,000 in shares. If one of our stockholders fails to hold at least $5,000 of our shares, except where such failure is due solely to a decline in our NAV, we may redeem all of his or her shares at a price equal to our NAV per share. In any event, you will have 30 days to purchase sufficient shares to return to the minimum balance. See “Purchase and Redemption — Minimum Purchase and Balance Requirements.”

How do I purchase shares?

If you meet certain suitability standards and choose to purchase shares in this offering, you will need to (1) direct your investment professional to purchase shares in this offering, and (2) pay for the shares at the time you submit your application. Please see “Purchase and Redemption” for more information about how to purchase shares.

How will the Advisor calculate NAV?

Our Advisor will calculate our NAV, after the end of each business day, by determining the value of our assets less our liabilities (including the fees and expenses attributable to our operations), according to our valuation guidelines approved by our board of directors. The valuation guidelines adopted by our board of directors provide a detailed description of the methods and procedures employed in the valuation of our assets and are designed to create replicable and verifiable values. The valuation guidelines consistent with those currently utilized by major open ended real estate fund advisors, guidelines or recommended procedures published by industry associations and with industry best practices. Please see “Pricing and Liquidity — The Daily NAV Calculation,” “— Selection and Function of the Valuation Professional and Portfolio Accountant,” “— Valuation Guidelines — Valuation of Commercial Real Estate Assets, “— Valuation Guidelines — Valuation of Mortgage Instruments and Other Real Estate Securities” and “— Valuation of Our Liabilities,” which contain important information regarding how our Advisor values our assets and liabilities and calculates our NAV.

Our assets will consist almost entirely of the value of our interest in our operating partnership, Total Return OP. The value of our interest in our operating partnership will be equal to our percentage interest as the sole general partner and limited partner of our operating partnership, multiplied by the difference between our operating partnership’s assets (including its real estate, mortgage instruments, CMBS and other real estate related securities) and its liabilities (including its debt and the fees attributable to its operations). Our percentage interest in our operating partnership will fluctuate over time depending upon: (1) the amount of proceeds raised from this offering that are contributed to our operating partnership; (2) the amount of capital that we may withdraw from our operating partnership to fund redemptions pursuant to our share redemption program, or to pay liabilities or expenses; and (3) the amount of capital contributed to or withdrawn from our operating partnership by its limited partners.

How will I be able to tell how the company and my investment are performing?

We do not intend to provide separate performance reports to our stockholders; however, we intend to provide annual reports of our performance to the investment professional through which you purchase your shares. Because you will purchase our shares through your investment professional, we expect that you will continue to receive the reports that your investment professional currently provides, which should include information regarding our performance and the performance of the shares you purchase. Within four months of the end of the fiscal year ending December 31, 2007, we will file an amended registration statement that sets forth certain information about our performance, including our annual return before taxes, our annual return after taxes on distributions, our return after taxes on distributions and sale of shares and the returns of indexes of other companies engaged in similar lines of business or investing in similar portfolios. In subsequent years, as the information becomes available, these filings will include our average returns for certain periods, such as three-year, five-year and ten-year average returns.

We also will include on a website maintained by an affiliate of our Advisor, which can be found at www.wellsref.com, access to our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement and other public filings that we make with the SEC, many of which will provide you with periodic updates on our performance and the performance of your investment.

Finally, we will file a supplement to this prospectus on each business day setting forth our NAV per share for the preceding business day. Because our NAV per share is based on the value of our assets, our NAV per share reflects the performance of our portfolio.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact our Distributor at:

Wells Investment Securities, Inc.
6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092-3365
Attn: Client Services
Telephone: (800) 557-4830 or (770) 243-8282
Fax: (770) 243-8198
E-mail: client.services@wellsref.com

Alternatively, you may review the SEC filing of our prospectus on a website maintained by an affiliate of our Advisor, which can be found at www.wellsref.com.

RISK FACTORS

An investment in our shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition, which could cause the value of our shares to decline and could cause you to lose all or part of your investment.

The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are among the most material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. You should consult with your own tax, legal, financial and other professional advisors before making an investment decision. The risks discussed below contain forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Notice Regarding Forward-Looking Statements.”

Risks Related to an Investment in Our Shares

We have not yet identified any of the investments that we will purchase with the proceeds of this offering and, therefore, you will not be able to evaluate such investments prior to our investment.

As of the date of this prospectus, we have not acquired or arranged to acquire any specific investments. Our Advisor has not identified any real estate or real estate related securities to purchase with the net proceeds that we will receive from this offering. As a result, investors in the offering will be unable to evaluate the manner in which the net proceeds are invested or the economic merits of our investments prior to purchasing our shares. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning our properties or real estate related securities, which makes your investment in our shares speculative. You must rely on our Advisor to identify, evaluate and consummate on favorable terms our investment opportunities, and our Advisor may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. Further, we cannot assure you that acquisitions of real estate or real estate related securities made using the proceeds of this offering will produce a return on our investment or will generate cash flow to enable us to make distributions to our stockholders.

The purchase price and redemption price for our shares will be calculated at the end of each business day, and, therefore, you will not know the price of the shares you purchase or redeem at the time you submit your purchase order or redemption request.

After we have sold $2,000,000 of our shares, the purchase price and redemption price for our shares will be based on our NAV, and will be calculated at the end of each business day. Purchase orders and redemption requests that our transfer agent receives from your investment professional before 4:00 p.m., Eastern time, on each business day will be effected at a purchase or redemption price equal to our NAV per share, calculated after the close of business on that day. Purchase orders and redemption requests that our transfer agent receives after 4:00 p.m. Eastern time will be effected at a purchase or redemption price equal to our NAV per share calculated after the close of business on the next business day. You will not know the price at which your purchase order or redemption request will be honored at the time you make the decision to purchase or redeem shares. The most recent information available to you will be the purchase and redemption price for the preceding business day. The purchase and redemption price may increase or decrease from day to day, resulting in your purchase order being honored at a higher price than the most recent price available to you or in your redemption request being honored at a lower price than the most recent price available to you.

There is no public trading market for our shares and, therefore, the only way to sell your shares is likely to be to redeem them.

There is no current public market for our shares, and we currently have no plans to list our shares on a national securities exchange or automated quotation system. Our share redemption program will likely be the only way for you to dispose of your shares promptly, and the redemption price for redeemed shares will be our NAV per share less a discount equal to 2% of the price at which the redeemed shares were purchased for anyone seeking to redeem their shares within the first 270 days after purchase. Short-term trading restrictions may also apply. We will not adopt the proposed share redemption program unless and until we receive SEC exemptive relief from the rules restricting issuer purchases during distributions pursuant to Regulation M promulgated under the Securities Exchange Act of 1934, as amended, the “Exchange Act,” exemptive or no-action relief from the SEC’s trading and settlement rules, and no-action assurance from the SEC regarding the issuer tender offer rules, which relief we may not be able to obtain. Even when we receive SEC exemptive or no-action relief, our board of directors could choose not to adopt the proposed share redemption program or to amend its proposed terms without stockholder approval. Our board also will be free to modify, delay or suspend (temporarily or indefinitely) the program after its adoption under certain circumstances.

We may have difficulty providing sufficient liquidity to fund the daily redemptions requested by our stockholders under our proposed share redemption program.

Our proposed share redemption program, subject to specified limitations, provides our stockholders with the ability to request daily redemptions of their shares. We may, in our Advisor’s discretion after taking our interests and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, including, but not limited to, available cash, proceeds from sales of additional shares, cash flow from operations, sales of our liquid investments, incurrence of indebtedness and divestitures of our assets. We are not required to, and do not intend to, maintain a minimum cash reserve for purposes of honoring redemption requests; therefore, we may not have adequate cash on hand or borrowing capacity available, which would require us to sell assets to generate liquidity. It may be difficult for us to liquidate quickly some of our investments in real estate related securities. Similarly, liquidating an investment in real property can take many months. In the event our stockholders request redemptions that require us to liquidate investments in real estate related securities and real property, we may be forced to sell these investments at a loss, thereby reducing the value of your investment and our ability to pay distributions to our stockholders. See “Pricing and Liquidity — Share Redemption Program” for more information on how we plan to fund the redemptions under the redemption program.

Our board of directors may suspend, delay, modify or terminate our share redemption program at any time and our ability to make redemptions may be limited.

Our board of directors, in its reasonable discretion, may suspend, delay, modify or terminate our share redemption program at any time, including if our board determines that such suspension, delay or modification is in our or our stockholders’ best interests or is necessary or advisable to protect non-redeeming stockholders, to provide for our continued qualification as a REIT for federal income tax purposes, to avoid any change in our tax or regulatory status or to avoid any violation of applicable laws, rules or regulations. See “Pricing and Liquidity” for a description of our share redemption plan.

The occurrence, or expected occurrence, of an event that would result in the redemption of the special units of our operating partnership held by our Advisor may cause a significant increase in the number of redemption requests that we receive, and our board of directors may suspend or terminate the redemption program.

We intend to publicly disclose material events, developments and trends in our subsequent public filings and announcements. We intend to disclose, among other things, the occurrence of events — such as our merger with a third party, our sale of all or substantially all of our assets, the listing of our shares on a national securities exchange or automated quotation system or the termination of our advisory agreement — that would require us to redeem the special units of our operating partnership held by our Advisor. In addition, we will make disclosures that may assist investors in determining the likelihood of the occurrence of any such event. In addition, our filings containing the disclosure of such an event will contain disclosure regarding the redemption of the special units.

The occurrence of any such event, or the belief by our investors that such an event is likely to occur, may result in an unusually large volume of redemption requests. If we receive a large volume of redemption requests, we may not have sufficient cash to fund the redemptions, and may have to liquidate investments or borrow funds on terms and conditions that may not be favorable to us and that may not be in the best interests of stockholders. A liquidation of assets or borrowing of funds on less favorable terms may adversely affect our NAV and therefore the value of your shares. See “We may have difficulty providing sufficient liquidity to fund the daily redemption request by our stockholders under our proposed shares redemption program.” In addition, if we receive a large volume of redemption requests, our board of directors may suspend or terminate our redemption program. During the time of any suspension, or after termination, of our redemption program, you will not be able to redeem your shares, and the value of your shares may have declined significantly as a result of redemptions prior to the suspension or termination. See “Our board of directors may suspend, delay, modify or terminate our share redemption program at any time and our ability to make redemptions may be limited.”

Our sponsor and its affiliates do not have experience in combining the features of a non-listed REIT and a mutual fund into one product.

This is a product unlike others that have been offered by our sponsor and its affiliates. Therefore, our sponsor and its affiliates do not have experience combining the features of a non-listed REIT, including direct investments in real estate, with those of a mutual fund, which include a daily share redemption program, daily pricing of our shares based on our NAV, and an asset-based fee and expense structure. In addition, our Advisor does not have experience advising or managing portfolios of mortgage instruments, CMBS or other real estate related securities. As a result, we cannot be certain that the unique features of this offering will operate as efficiently as we intend. Our failure to properly execute the unique features of this offering, including our allocation and investment strategy, could cause your investment to decline and may adversely affect our ability to pay distributions to our stockholders.

The initial offering price was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.

Our initial public offering price of our shares bears no relationship to our book or asset value, or to any other established criteria for valuing shares. The board of directors considered the following factors in determining the offering price:

•	the offering price of Wells REIT, Wells REIT II, Wells Timberland REIT and Institutional REIT;

•	the range of offering prices of comparable unlisted REITs, especially those that are “blind pools;” and

•	the recommendation of our Distributor.

Because the initial offering price is not based upon any independent valuation or any other established valuation methodology, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

The price for our shares after we reach the minimum offering amount is based upon our NAV and may not equal the fair market value for our shares.

After we sell $2,000,000 in shares, the purchase price for shares of our common stock will equal our NAV per share. For details on how our NAV per share is calculated, see “Pricing and Liquidity — The Daily NAV Per Share Calculation.” Because of the inherent limitations in the calculation our of NAV per share, the calculation will not necessarily be representative of fair market value, book value or any similar measure of value. As a result, you may purchase shares of our common stock at a value that is not equal to the value of our shares if they were traded on an open market.

The calculation of our NAV and NAV per share does not take into account the one-time cash payment we will make to our Advisor upon the occurrence of certain extraordinary events.

If certain extraordinary events occur, including, among others, a merger with another entity, the sale of our assets, or the termination of the advisory agreement by us without cause, and certain performance levels have been obtained, then we will make a one-time cash payment to our Advisor to redeem the special units of our operating partnership held by our Advisor. This payment to our Advisor could be substantial and in any event would reduce the amount of funds available for distribution to our stockholders. The possibility of making this one-time payment is not taken into account in the calculation of our NAV. Therefore, the NAV per share posted just prior to the announcement of such an event may be significantly higher than the proceeds distributed to our stockholders after the occurrence of the event, so that an investor purchasing shares of our common stock shortly prior to such an event may receive less than the amount of his or her investment. In addition, stockholders anticipating a liquidity event may be motivated to have shares of our common stock redeemed at an NAV per share that exceeds the amounts they would receive after a liquidity event. See “Pricing and Liquidity — The Daily NAV Per Share Calculation” for a more detailed description of the NAV calculation and see “Fees and Expenses — Payments Related to Extraordinary Events” for a description of the one-time payment.

If we list our shares, we may be required to issue a substantial number of shares to our Advisor, and your investment may be diluted as a result.

If we list our shares on a national securities exchange or automated quotation service, we may be required to issue a substantial number of shares to our Advisor as payment for the redemption of the special units. The number of shares issued to our Advisor will be equal to (i) 15% of the net proceeds (after payment to holders of the common units, including us, of the amount of their initial investment plus a 10% cumulative non-compounded annual pre-tax return) that would have been received if our operating partnership had sold all of its assets at a price equal to the market value of the average number of our shares outstanding during the 30-day period beginning 90 days after the listing, calculated based on the average closing price (or, if no closing price is available, the average last quoted bid and ask price) during the same 30-day period, divided by (ii) the price per share equal to the average closing price (or, if no closing price is available, the average last quoted bid and ask price) during the same 30-day period. You will not have the right to purchase any shares in connection with a listing of our shares, and consequently your investment may be diluted. See “Fees and Expenses — Payments Related to Extraordinary Events — Listing of Our Shares.”

If we list our shares, we may elect to purchase, or “internalize,” our Advisor, resulting in substantial expenses.

In connection with any listing of our shares on a national securities exchange or automated quotation system, it is likely that we will purchase our Advisor, or certain assets of our Advisor necessary to our Advisor’s performance of its obligations under the advisory agreement, from our sponsor. This transaction is referred to as an “internalization” of our Advisor, and, while this transaction would be undertaken to improve our valuation as a publicly traded company, the expenses associated with purchasing our Advisor or its assets would be substantial, and could instead reduce our NAV and the value of your shares. The internalization of our Advisor would also trigger the redemption of the special units of our operating partnership held by our Advisor, which would result in payments to our Advisor in addition to the purchase price and other expenses related to the internalization. In addition, the internalization of our Advisor may result in stockholder litigation and negative media attention, which may adversely affect the trading value of our shares.

You will not have the benefit of an independent third party review of us or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you will face as a stockholder.

Generally, offerings of securities to the public are underwritten by an independent third party “underwriter” within the meaning of the Securities Act or by an independent third party “placement agent.” However, there is no third party underwriter or placement agent involved in this offering, and we instead rely upon our Distributor to facilitate the distribution of our shares. Our Distributor is an affiliate of our Advisor and will not make an independent review of us or the offering. Further, the due diligence investigation of us by the Distributor cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated third party underwriter, placement agent or broker-dealer. The absence of an independent due diligence review of us and of this offering increases the risk and uncertainty you face as a potential investor in our common stock.

Because our Advisor receives an advisory fee based on our NAV, which will be calculated by our Advisor, our Advisor may have the incentive to calculate a daily NAV that does not reflect the actual value of our assets.

Our Advisor will be paid a fee for its services equal to 1.1% of our average NAV. As a result, our Advisor has an incentive and the opportunity to calculate a high NAV to increase the fees it receives. Our Advisor will be responsible for recommending the daily value of our real estate portfolio and certain securities that we hold to our portfolio accountant and for the final calculation of our NAV. The valuation of our real estate portfolio and securities that we hold includes certain subjective judgments on the part of the Advisor, including estimates of the market values of particular assets and the valuation of portions of our portfolio of securities and mortgage instruments involves subjective judgments on the part of affiliates of our advisor, and the value our Advisor recommends therefore may not correspond to realizable value upon a sale of those assets. If our Advisor recommends values of any of our assets that are not reflective of the actual value of those assets, or if our Advisor calculates an NAV that is not reflective of our actual NAV, then the purchase price of our shares on a given date, may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price. See “The price for our shares after we reach the minimum offering amount is based upon our NAV and may not equal the fair market value for our shares.”

Payment of fees to our Advisor, our Distributor and their affiliates will reduce the cash available for distribution and will increase the risk that you will not be able to recover the amount of your investment in our shares; and if we are unable to invest in assets that increase our NAV, then our NAV will naturally decline over time.

Our Advisor and our Distributor and their affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management of our assets and certain administrative services. We will pay them substantial fees for these services, which will result in dilution to the value of your investment and will reduce the amount of cash available for further investments or distribution to our stockholders. Additionally, to the extent that we are unable to invest the proceeds from this offering in assets that generate an attractive return to us, our payment of those fees and expenses will reduce our NAV over time. These fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. See “Fees and Expenses.”

Our share redemption program requires daily calculation of our NAV, which necessarily includes estimates of market value of our assets that may not correspond to realizable value.

Our share redemption program requires that our NAV be calculated on a daily basis. It is impractical for us or our Advisor to value each of our real estate properties on a daily basis. Instead, each property will be appraised at the time of its acquisition and annually thereafter on a rolling basis. Our valuation professional will subsequently oversee the annual appraisal of each of our real property investments. Our valuation professional will perform a monthly review of the current appraisal for each property and may order a re-appraisal based upon that review. The initial appraisal, each annual appraisal and any re-appraisal ordered by our valuation professional will be performed by an independent appraiser that is a member of the Appraisal Institute, which we refer to as “MAI designated appraisers.” The methodologies used by the MAI designated appraiser to value our real estate properties will involve subjective judgments regarding factors such as comparable rental and operating expense data, the capitalization and/or discount rate, and projections of future rent and expenses based on appropriate evidence. The review process overseen by our valuation professional, including any re-appraisal deemed necessary upon the monthly review, the estimate of the value of our real estate portfolio provided by our valuation professional, and acceptance or rejection of, and any adjustment to, such estimate by our Advisor will involve subjective judgments with respect to the same factors considered by the appraisers. In addition, estimates of the value of our real estate portfolio provided by our valuation professional, and the final determination of the value of our real estate portfolio by our Advisor, also will involve subjective judgments with respect to creating financial and other models, monitoring development projects and determining the materiality of various events affecting a property, such as the departure of a key tenant or damage to the property. Our investments in mortgage instruments, CMBS and other real estate related securities will be priced to market on a daily basis by an independent third-party firm. Although our valuation guidelines are designed to determine the accurate market value of all of our assets, valuations of our portfolio will be only estimates of market value and therefore may not correspond to realizable value upon a sale of those assets. Please see “Pricing and Liquidity — Valuation Guidelines” and “— The Daily NAV Per Share Calculation” for further discussion of the process by which our assets are valued and our NAV is calculated.

The redemption price may increase between the date you elect to redeem your shares and the date that we pay the redemption price, and you will not benefit from such an increase.

If you elect to redeem your shares, you will receive the redemption price determined at the close of business on the date our transfer agent receives the redemption request from your investment professional. We have a period of 30 days after the date of any redemption request to pay the redemption price. During this period, if our NAV per share increases, the redemption price on the date we pay you for the redemption of your shares may be greater than the redemption price you will receive. You will not be able to receive the difference between the two amounts.

Risks Related to Our Business

We are a new company and have no operating history, which makes our future performance and the performance of your investment difficult to predict.

We are a recently formed company and have no operating history. As of the date of this prospectus, we have not made any investments in real estate or otherwise, and our total assets consist solely of $200,000 of cash that was contributed to us by our sponsor, Wells Capital. You should not assume that our performance will be similar to the past performance of any other Wells-sponsored programs or other real estate programs. You should be especially cautious when drawing conclusions about our future performance. Our lack of operating history significantly increases the risk and uncertainty you face in making an investment in our common stock.

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may include a return of capital.

Distributions payable to stockholders, if any, may include a return of capital, rather than a return on capital. We intend to pay regular cash distributions to our stockholders, typically on a quarterly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. During the early stages of our operations, we may not have sufficient cash available from operations to pay distributions. We cannot be sure that our Advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our Advisor makes investments on our behalf, our objectives will be achieved. Therefore, there could be a substantial delay between the time you invest in our shares and the time the net proceeds are invested by us. Delays we encounter in the selection, acquisition and development of income-producing properties or other investments likely would cause a substantial delay in the time it takes for your investment to realize its full potential return, and could adversely affect your total return. In addition, our Advisor may forego investments that provide attractive levels of current income in favor of investments that have greater potential for long-term appreciation. As a result, we may need to use proceeds from the offering or borrow funds to make cash distributions in order to maintain our status as a REIT, which may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital.

The current market for suitable investments is extremely competitive and may reduce our profitability and ability to pay distributions.

The continuing high demand for the type of properties we desire to acquire may cause our distributions and the long-term returns of our investors to be lower than they otherwise would be. We believe the current market for high-quality commercial properties is extremely competitive. We will be competing for these real estate investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts, individuals and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire properties, than we do. Larger or more well-established REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. The number of entities and the amount of funds competing for suitable investments may increase. The greater the number of entities and resources competing for high-quality office properties, the higher the acquisition prices of these properties will be. This could reduce our profitability and our ability to pay distributions to you.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a best efforts basis, whereby our Distributor is required only to use its best efforts to sell our shares, and has no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantial funds in this offering, our ability to diversify our investments adequately, both geographically and by type of property purchased, will be limited. Lack of diversification would increase the likelihood that any single property’s poor performance would adversely affect our profitability. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to pay distributions to our stockholders.

Risks Related to Our Relationship with Our Advisor and its Affiliates

Our success depends upon the performance of our Advisor and our real estate sub-advisor.

Our ability to achieve our investment objectives and to pay distributions to our stockholders is dependent upon the performance of our Advisor and our real estate sub-advisor in managing our business. We will rely entirely on the management ability of our Advisor and our real estate sub-advisor, subject to the oversight of our board of directors. If our Advisor or our real estate sub-advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, our Advisor and our real estate sub-advisor may be unable to allocate time and resources to our operations. If our Advisor or our real estate sub-advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objections or to pay distributions to our stockholders.

The loss of or inability to replace key personnel of our Advisor or our real estate sub-advisor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Leo F. Wells, III, David H. Steinwedell, Douglas P. Williams and Randall D. Fretz, each of whom are key personnel of our Advisor or our real estate sub-advisor and would be difficult to replace. Neither we nor our Advisor or its affiliates have employment agreements with any such persons, and there is no assurance that such persons will remain affiliated with our Advisor or its affiliates. If any of these key personnel were to cease their affiliation with our Advisor or its affiliates, our operating results could suffer. We do not intend to maintain key-person life insurance on any person.

We believe that our future success depends, in large part, upon the ability of our Advisor and its affiliates to retain highly skilled managerial, operational and marketing personnel. Competition for retention of our Advisor’s and its affiliates’ existing skilled personnel is intense, and our Advisor and its affiliates may be unsuccessful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or as to properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in attracting and retaining such relationships. If our Advisor or its affiliates loses or is unable to obtain the services of highly skilled personnel or does not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

There are conflicts of interest in our relationship with our real estate sub-advisor, which could result in decisions that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationship with our real estate sub-advisor. We will rely on our real estate sub-advisor to identify suitable real estate investment opportunities. In addition to the services it will provide to us, our real estate sub-advisor, Wells Capital, currently advises Wells REIT II and Institutional REIT, Wells-sponsored programs that invest in commercial real estate properties in which we may be interested. Our real estate sub-advisor could face conflicts of interest in determining which programs will have the opportunity to acquire certain real estate investments as they become available because our real estate sub-advisor has sole discretion to determine which Wells-sponsored program is best suited to make an investment in a particular property. See “Our Advisor, its affiliates, including our real estate sub-advisor, and our executive officers will face competing demands on their time, and this may cause our operations and your investment to suffer,” “Our Advisor, our real estate sub-advisor, our Distributor and their affiliates may recommend transactions that would otherwise be in our best interest to other Wells-sponsored programs because they receive higher fees as a result of their relationships with those programs” and “Our Advisor and its affiliates, including our executive officers and our non-independent directors, will face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the long-term best interest of our stockholders” for a description of the additional risks related to conflicts of interest. See “Conflicts of Interest” for a more complete description of conflicts of interest in our relationships with our Advisor and its affiliates.

There are conflicts of interest in our relationship with affiliated property managers, which could result in decisions that are not in the best interests of our stockholders.

We may rely on Wells Management, an affiliate of our Advisor and our real estate sub-advisor, to attract and retain creditworthy tenants for some of our properties. Many other Wells-sponsored programs rely on Wells Management for the same services. If Wells Management directs more creditworthy prospective tenants to the property of another Wells-sponsored program, rather than to our prospective properties, then our tenant base could have more inherent risk than might otherwise be the case. These conflicts could result in our properties operating less profitably, which could adversely affect our NAV and therefore the value of your shares. See “Conflicts of Interest” for a more complete description of conflicts of interest in our relationships with our Advisor and its affiliates.

Our Advisor, its affiliates, including our real estate sub-advisor, and our executive officers will face competing demands on their time, and this may cause our operations and your investment to suffer.

We will rely on our Advisor and our real estate sub-advisor for the day-to-day operation of our business. Our employees, and the employees of our Advisor and our real estate sub-advisor, also have interests in, and responsibilities with respect to, other Wells-sponsored programs. Specifically, these employees will be responsible for: (1) providing advisory services to other existing Wells-sponsored programs; (2) the possible development and administration of new Wells-sponsored programs; (3) providing property management services to other Well-sponsored programs; and (4) acting on behalf of our Distributor in respect of securities offerings of other Wells-sponsored programs. Because these employees have interests in, and responsibilities with respect to, several different Wells-sponsored programs, they face conflicts of interest in serving each such program, including our company.

The following persons, who serve as our employees and/or employees of our Advisor or real estate sub-advisor, face conflicts of interest due to the nature of their relationships with our company, our Advisor, our real estate sub-advisor and/or other Wells-sponsored programs:

•	Mr. David H. Steinwedell serves as the President of our Advisor and our sponsor. While neither our Advisor nor our sponsor currently provides services to any other Wells-sponsored programs, they may do so in the future, which could create additional demands on Mr. Steinwedell’s time and attention.

•	John Kleinsteuber serves as the Vice President, Chief Compliance Officer and AML Compliance Officer of our Advisor. He also serves as Chief Compliance Officer of our Distributor and Director of Compliance for our real estate sub-advisor. In each of these roles he devotes significant time and attention to managing and ensuring the regulatory compliance efforts of each of these entities. Each of these roles places substantial demands on his time and attention and therefore he will not be able to devote all of his time to our Advisor.

•	Leo F. Wells, III is our President and non-executive Chairman of the Board, and also serves as the President and sole director of our real estate sub-advisor and Wells Management Company, which may serve as our property manager. In addition, Mr. Wells serves as the President and as a director of Wells REIT II and Institutional REIT, and as the President of Wells Timberland REIT, all of which place substantial demands on his time. In serving in these capacities, he is required to devote time to, and consider the interests of, other Wells-sponsored programs that often compete for similar opportunities, in addition to devoting time to our operations and considering our best interests.

•	Douglas P. Williams, our Executive Vice President and a director, also serves as the Executive Vice President of Wells REIT II, Institutional REIT and Wells Timberland REIT, and as a director of Wells REIT II and Institutional REIT, all of which place substantial demands on his time. Mr. Williams also serves as Senior Vice President of our real estate sub-advisor, which serves as the advisor to a number of Wells-sponsored programs, including Wells REIT II, Institutional REIT and Wells Timberland REIT. As such, he is required to devote time to, and consider the interests of, other Wells-sponsored programs that often compete for similar opportunities, in addition to devoting time to our operations and considering our best interests.

•	Randall D. Fretz, our Senior Vice President, also serves in the same capacity at Wells REIT II, Wells Timberland REIT and Institutional REIT, and as a Senior Vice President of our real estate sub-advisor, which provides advisory services to a number of Wells-sponsored programs. As such, he is required to devote time to, and consider the interests of, other Wells-sponsored programs that often compete for similar opportunities, in addition to devoting time to our operations and considering our best interests.

Because each of the persons named above may have conflicts of interest in allocating their time and attention among our company and other Wells-sponsored programs, the return on our investments, and the corresponding value of your investment, may suffer. See “There are conflicts of interest in our relationship with our real estate sub-advisor, which could result in decisions that are not in the best interests of our stockholders,” “Our Advisor and its affiliates, including our executive officers and our non-independent directors, will face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders” and “Our Advisor, our real estate sub-advisor, our Distributor and their respective affiliates may focus their efforts on, or recommend transactions to , other Wells-sponsored programs because they receive higher fees as a result of their relationships with those other programs” for additional discussions of risks related to conflicts of interests. See “Conflicts of Interest”

for a detailed description of competing demands that our Advisor and our real estate sub-advisor, and their respective affiliates, and our executive officers will face.

Our Advisor intends to engage third party registered investment advisers to advise and manage our real estate investments and our portfolios of mortgage instruments, CMBS and other real estate related securities, and investments that we make in accordance with the advice provided may not prove to be profitable.

While our Advisor will provide advice with respect to the allocation of our assets among real estate, mortgage instruments, CMBS and other real estate related securities, our Advisor intends to enter into sub-advisory agreements with one or more sub-advisors, some of which will be registered investment advisers. Any such sub-advisors would advise and manage our real estate portfolio and our portfolios of mortgage instruments, CMBS and other real estate related securities, which would include making recommendations as to the allocation among specific mortgage instruments, CMBS and other real estate related securities in our portfolios and the price and timing of the purchase and sale of such securities. In providing this advice, the sub-advisors would rely on a number of assumptions about the real estate market, the mortgage market and other trends in the real estate industry as well as the history of performance of certain securities. If these assumptions prove to be incorrect and we rely on the advice delivered by our sub-advisors, the value of our investment portfolio could decline, which could have a material adverse effect on our NAV, the amount of funds available for investment, our ability to pay distributions and the purchase and redemption price for our shares of common stock.

Our officers and our non-independent directors face conflicts of interest related to the positions they hold with our Advisor and its affiliates, which could hinder our ability to implement our business strategy and to generate returns to you.

Each of our executive officers serves as an officer, a director, or both, of our Advisor, our Distributor, our real estate sub-advisor or other affiliated entities. Each of these individuals owe fiduciary duties to these various entities, their stockholders and their limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties owed to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could hinder the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, then we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets. See “Conflicts of Interest” for a detailed description of the conflicts of interest facing our officers and our non-independent directors related to the positions they hold with our Advisor and its affiliates.

If we terminate our advisory agreement with our Advisor other than for cause, we may be required to make a substantial payment to our Advisor or to issue shares to our Advisor, which would reduce our NAV and the value of your shares and/or dilute your ownership in us.

In the event that we terminate our advisory agreement with our Advisor other than for cause, so long as the holders of common units of our operating partnership, including us, have earned, in the aggregate, a cumulative annual pre-tax return of 10% on their investment, we will be required, in connection with the redemption of the special units, to issue to our Advisor a promissory note in an amount equal to 15% of the net proceeds (after payment to the holders of the common units of their initial investment plus a 10% cumulative annual pre-tax return) that we would have received if we had sold all of our assets at a price equal to our NAV on the date of termination. If we merge with another entity or sell our assets at a later date, we will be required to pay the promissory note in full out of the proceeds of such sale, and if we list our shares at a later date, we will be required to issue to our Advisor a number of shares, based upon the initial listing price, equal to the total amount then outstanding under the promissory note. The payments we would be required to make would be substantial, and would reduce our NAV and the value of your shares. Any issuance of shares would dilute your ownership in us because you will not have the right to purchase any shares issued in repayment of the promissory note. Please see “Fees and Expenses — Payments Related to Extraordinary Events — Termination of Our Advisory Agreement” for further discussion of this payment.

Our Advisor and its affiliates will face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our Advisor and its affiliates will receive substantial fees from us. These fee arrangements could influence our Advisor’s advice to us, as well as the judgment of the officers and directors of our Advisor or its affiliates who serve as our officers or directors.

Specifically, because our Advisor is paid an annual fee based upon our NAV, regardless of the quality of services provided, and because our Advisor has significant influence over the valuation of our assets, and is responsible for the calculation of our NAV, our Advisor has an incentive and the opportunity to provide advice that has the effect of increasing our NAV for purposes of calculating this fee, but that is not otherwise in the best long-term interests of our stockholders. This advice may include decisions regarding:

•	the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the advisory agreement, the distribution agreement and any property management and leasing agreements;

•	valuing our assets at a level that does not reflect actual market value or realizable value, and selecting valuation professionals or appraisers who it is aware may provide unrealistic valuations or appraisals;

•	property acquisitions from other Wells-sponsored programs, which might entitle our Advisor’s affiliates to possible success-based sale fees in connection with its services for the seller;

•	property acquisitions for the purpose of using more available cash than is necessary, thereby increasing the likelihood of a listing of our shares or our merger or liquidation of our portfolio and related payments to our Advisor;

•	whether and when we seek to list our common stock on a national securities exchange or automated quotation system, which listing could entitle our Advisor to a; and

•	whether and when we seek to merge with another entity or liquidate our portfolio, which could entitle our Advisor to significant payments.

See “Conflicts of Interest” for a more complete description of the conflicts of interest that will face our Advisor and its affiliates, including our executive officers and our non-independent directors, and will be caused by compensation arrangements with us, our Advisor and our Distributor, and their respective affiliates, and other Wells-sponsored programs.

Our Advisor, our real estate sub-advisor, our Distributor and their respective affiliates may focus their efforts on, or recommend transactions to, other Wells-sponsored programs because they receive higher fees as a result of their relationships with those other programs.

Our Advisor, our real estate sub-advisor, our Distributor and their respective affiliates perform services for other Wells-sponsored programs that are similar to the services they perform for us, and the fees that they receive from those other programs may be higher than the fees that they receive from us. The difference in fees creates conflicts of interest that may cause them to recommend transactions to other programs instead of to us, or to focus their efforts on the business of the other programs instead of on our business. For example:

•	We will not pay our Distributor a fee at the time of the sale of our shares; however, we will pay our Distributor an annual asset-based distribution charge equal to 0.25% of our average NAV, all or any portion of which may be reallowed to third party broker-dealers. We will monitor the asset-based distribution charges that we pay, and calculate the aggregate distribution charges on a monthly basis. We intend to cease paying distribution charges at the earlier of (1) 30 years from the effective date of the registration statement of which this prospectus forms a part or (2) the date at which the aggregate asset-based distribution charges that we have paid equal or exceed 10% of the total offering proceeds, calculated as of the same date that we calculate the aggregate distribution charges. On the other hand, for example, Wells REIT II pays our Distributor a fee equal to 2.5% of gross offering proceeds at the time of sale, with our Distributor retaining (after reallowances) at least 1.0% of gross offering proceeds and Institutional REIT pays our Distributor a dealer manager fee of 1.0% of gross offering proceeds, with up to 0.50% being retained by our Distributor after reallowances. If the agreements between our Distributor and third party broker dealers provide that most or all of the asset-based distribution charge is to be reallowed to such third-party broker dealers, then our Distributor might be more motivated to raise capital for Wells REIT II or Institutional REIT than for us.

•	While we will not pay our Advisor any real estate commissions in respect of our purchases of real property, we will pay our Advisor an advisory fee for advisory services it performs for us with respect to our real estate portfolio, which fee will not exceed 1.1% of our average NAV for any period (with the exception of fees deferred in one period and then recovered in later periods). Other Wells-sponsored programs could, in some cases, pay our real estate sub-advisor up to 3.0% of the purchase price in connection with the sale of a property. Therefore, our real estate sub-advisor might devote more resources to marketing another Wells-sponsored program’s property for sale than one of our own because the real estate related fees payable to our real estate sub-advisor might exceed the advisory fee for the portion of our NAV allocable to a particular property.

•	We will pay our Advisor an annual advisory fee of 1.1% of our average NAV in exchange for advisory services it performs for us. Our Advisor will not pay our real estate sub-advisor any fee in exchange for the real estate advisory services it performs, but will reimburse our real estate sub-advisor for the expenses it incurs in connection with performing those services. In comparison, Wells REIT II pays its advisor (which serves as our real estate sub-advisor) an annual asset management fee of 0.75% of the costs of all occupied properties, and Institutional REIT pays its advisor (which serves as our real estate sub-advisor) an annual asset management fee of 0.50% of the sum of the cost of all gross assets, including capitalized acquisition expenses and debt attributable to such investments. Therefore, our real estate sub-advisor might devote more effort to managing, and might recommend properties suitable to us, to another Wells-sponsored program’s real estate portfolio because the management fees payable by those programs might exceed the sub-advisory fee payable by our Advisor.

•	We will reimburse our Advisor for certain general and administrative expenses, subject to a limit on total annual fees and expenses of 1.75% of our NAV. We expect that general and administrative expenses will be approximately 0.85% of our NAV during our first year of operations. In comparison, our real estate sub-advisor receives an organizational and offering expense reimbursement of up to 2.0% of gross proceeds of the offering of common stock of Wells REIT II and 1.0% of gross proceeds of the offering of common stock of Institutional REIT, as well as reimbursements of its operating expenses incurred and allocable to each program. Therefore, our real estate sub-advisor may direct properties to other Wells-sponsored programs or may allocate the time of its employees to other Wells-sponsored programs because it may be able to recoup organizational expenses more rapidly, and because reimbursement of operating expenses from these two programs are not subject to any limitation.

•	In the event of an extraordinary liquidity event, such as a listing of our shares or a sale of our portfolio of assets, among other things, we may pay our Advisor up to 15.0% of the net proceeds of the transaction after a return of capital to the holders of operating partnership units plus payment of a 10.0% cumulative, non-compounded annual pre-tax return on invested capital. By comparison, Wells REIT II will pay our real estate sub-advisor up to 10.0% of the net proceeds from a liquidity transaction after returning capital plus a 8.0% return to its shareholders, and Institutional REIT will pay our real estate sub-advisor up to 8.0% of the net proceeds from a liquidity transaction after returning capital plus a 9.0% return to its shareholders. Therefore, our real estate sub-advisor or its affiliates might devote more effort to finding, negotiating for, and closing on suitable investments for another Wells-sponsored program’s portfolio of property than our own because the liquidity event payments to our Advisor might be less than the similar payments in another program, and because our real estate sub-advisor is entitled to the full amount of these payments in other programs, whereas we will make these payments only to our Advisor and not to our real estate sub-advisor.

•	In addition to the fees mentioned above, Wells REIT II and Institutional REIT pay our real estate sub-advisor acquisition fees equal to 2.0% of gross investor proceeds and 1.5% of the gross acquisition cost of investments, respectively, and may pay our real estate sub-advisor disposition fees or other incentive fees. Because we will not pay our Advisor or our real estate sub-advisor any acquisitions fee, distribution fee or incentive fee, our real estate sub-advisor may allocate desirable properties to one of the other Wells-sponsored programs.

These differences in compensation could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay your distributions or result in a decline in the value of your investment. See “Conflicts of Interest” for a more complete description of the conflicts of interest that will face our Advisor and its affiliates, and will be caused by differences in fees received by our Advisor, our real estate sub-advisor and our Distributor, and their respective affiliates, in connection with services provided to other Wells-sponsored programs.

Risks Related to Our Corporate Structure

Your interest in us will be diluted if we issue additional shares.

Our stockholders will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 50,000,000 shares are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares in this offering, our board may elect to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to our Advisor, its successors or assigns, in payment of an outstanding fee obligation; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of Total Return OP. To the extent we issue additional shares after your purchase in this offering, your percentage ownership interest in us will be diluted.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder. In addition, our board of directors may change our investment objectives without seeking stockholder approval. Although our board has fiduciary duties to our stockholders and intends only to change our investment objectives when the board determines that a change is in the best interests of our stockholders, a change in our investment objectives could reduce our payment of cash distributions to our stockholders or cause a decline in the value of our investments.

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, subject to any limitations required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, which we refer to as the “NASAA REIT Guidelines,” Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment. Moreover, our charter requires us to indemnify our directors and officers, subject to any limitations required by the NASAA REIT Guidelines and Maryland law. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner.

Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10% or more of the voting power of our common stock, which we refer to as an “interested stockholder;”

•	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholders must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares of common stock, and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act.

We do not intend or expect to be required to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	requirements that we add directors who are independent of us, our Advisor and its affiliates;

•	restrictions or prohibitions on retaining earnings;

•	requirements that we diversify our investment portfolios;

•	requirements that our income be derived from certain types of assets;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

In order to maintain our status as a company not required to register under the Investment Company Act, we must engage primarily in the business of acquiring interests in real estate. This means that we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain in order to retain this status. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Registration with the SEC as an investment company would be costly, would subject our company to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, the purchase of real estate that does not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment, and our ability to pay distributions.

Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may cause our operating results to suffer and decrease the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including, without limitation:

•	changes in general or local economic conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds, which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws and costs of compliance with laws and regulations; and

•	periods of high interest rates and constrained money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties, which would reduce the value of your investment.

We depend on tenants for our revenue, and defaults and bankruptcies could reduce our net income and limit our ability to make distributions to our stockholders.

The success of our investments will depend materially on the financial stability of our tenants. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. If a tenant defaults on its lease or goes bankrupt, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to stockholders.

We may have difficulty selling our properties, which could limit our ability to pay cash distributions to you.

General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms or within the time frame that we desire or expect. That inability could reduce our cash flow and cause our results of operations to suffer, limiting our ability to pay distributions to you.

Illiquidity of real estate investments could impede our ability to respond quickly to adverse changes in the market and to adverse changes in performance of our properties.

We intend to hold the properties in which we invest until we determine that selling or otherwise disposing of properties would help us to achieve our investment objectives. Because real estate investments are relatively illiquid, our ability to promptly sell one or more commercial real estate properties or joint venture interests in our portfolio in response to adverse changes in the market or the properties performance may be limited, thus harming our ability to achieve our investment objectives. The commercial real estate property sector is affected by many factors that are beyond our control. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will depend upon fluctuating market conditions. This could hinder our ability to meet our investment objectives and the value of your investment may decline.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our net income and the return on your investment.

Our Advisor will attempt to obtain adequate insurance on all of our properties to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition of providing mortgage loans. Such insurance policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incur a casualty loss that is not fully insured, the value of our assets will be reduced by such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property. To the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Our operating results may suffer because of potential development and construction delays and resulting increased costs and risks.

We may use proceeds from this offering to develop properties or acquire unimproved real properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

Actions of our potential joint venture partners could reduce the returns on our potential joint venture investments and decrease your overall return.

We may co-invest with third parties through partnerships or other entities, which relationships we collectively refer to as “joint ventures,” acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

•	our co-venturer in an investment might become bankrupt;

•	such co-venturer may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	such co-venturer may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above situations might subject a property to liabilities in excess of those contemplated or otherwise adversely affect our investment in the joint venture and thus reduce your returns. In addition, in certain circumstances, we may be liable for the actions of our co-venturers.

Costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Our tenants’ operations, the conditions of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment. Additionally, compliance with new laws, ordinances or regulations may impose material environmental liability.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or “ADA.” Under the ADA, all places of public accommodation must meet federal requirements related to access and use by persons with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Additional or new federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate properties. We will attempt to acquire properties that comply with the ADA and other similar legislation or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such legislation. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, or if changes to the ADA mandate further changes to our properties, then our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Environmentally hazardous conditions may decrease our revenues and the return on your investment.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

If we sell properties and provide financing to purchasers, defaults by the purchasers would decrease our cash flows and limit our ability to make distributions to you.

In some instances, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or the reinvestment of proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of.

Risks Related to Investments in Real Estate Related Securities

The CMBS in which we may invest are subject to several types of risks.

CMBS are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we invest in are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or non-payment.

In a rising interest rate environment, the value of CMBS may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater risk than those CMBS that are more highly rated.

The mortgage instruments in which we intend to invest may be impacted by unfavorable real estate market conditions, which could result in losses to us.

If we make investments in mortgage loans or mortgage-backed securities, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including general prevailing local and national economic conditions, economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading ‘‘— Risks Related to Investments in Real Estate,” as well as, among other things:

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location and condition;

•	competition from comparable types of properties;

•	changes in specific industry segments;

•	declines in regional or local real estate values, or rental or occupancy rates; and

•	increases in interest rates, real estate tax rates and other operating expenses.

If we acquire property by foreclosure following defaults under our mortgage loan investments, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our ability to achieve our investment objectives. We do not know whether the values of the property securing any of our real estate securities investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Real estate related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related securities discussed in this prospectus, including risks relating to rising interest rates.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties, which may result in losses to us.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior first-lien mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We expect a portion of our securities portfolio to be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may purchase real estate related securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate related securities investments to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of our shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as “call risk” or “prepayment risk.” If this occurs, we may be forced to reinvest in lower yielding securities. This is known as “reinvestment risk.” Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate related securities investments.

If we liquidate prior to the maturity of our real estate securities investments, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to liquidate our assets, including our real estate related securities investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we likely would sell such loans at a discount to their stated principal values.

We do not have substantial experience investing in mortgage instruments, CMBS or other real estate related securities, which may result in our investments in these assets failing to produce anticipated returns or incurring losses.

Our executive officers and the management personnel of our Advisor do not have substantial experience investing in mortgage instruments, CMBS or other real estate related securities in which we may invest. We may make such investments to the extent that our Advisor, in consultation with our board of directors, determines that it is advantageous for us to do so. Even though our Advisor may employ third party sub-advisors to select our investments in mortgage instruments, CMBS and other real estate related securities, our lack of experience in making these types of investments may result in these investments failing to produce returns or incurring losses, either of which would reduce our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

We are likely to incur mortgage and other indebtedness, which may increase our business risks.

We are likely to incur significant indebtedness, such as fixed-rate mortgages on future properties, even if we raise significant proceeds in this offering. We may incur indebtedness to acquire properties, to fund property improvements and other capital expenditures, to pay our distributions and for other purposes. We also anticipate incurring higher levels of indebtedness during the initial phases of our operations.

Significant borrowings increase the risks of your investment. If there is a shortfall between the cash flow from properties and the cash flow needed to service our indebtedness, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity.

If any mortgages or other indebtedness contain cross-collateralization or cross-default provisions, a default on a single loan could affect multiple properties. Although we do not yet have a credit facility, it could include a cross-default provision that would provide that a default under any obligation of a certain dollar threshold or more by us, Total Return OP or any of our subsidiaries constitutes a default under the credit facility. If any of our future properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders may be limited.

Our board expects to adopt a leverage policy that will limit our ability to incur debt that would cause our borrowings to exceed 50% of the fair market value of our assets (valued at cost before depreciation and other non-cash reserves) unless a majority of the members of the conflicts committee of our board of directors authorizes the borrowing. In order to help facilitate property acquisitions during the early stages of this offering, we expect to borrow in excess of our long-term targeted debt level of 35% of the fair market value of our assets. High debt levels would cause us to incur higher interest charges, which in turn would result in higher debt service payments and could be accompanied by restrictive covenants that could adversely affect our operations. These factors could limit the amount of cash we have available to distribute to stockholders and could result in a decline in the value of your investment.

We may be unable to effectively mitigate the risk of changes in interest rates.

We may attempt to reduce potential interest rate risks through various risk mitigation activities, including using interest rate hedging arrangements, such as interest rate cap or collar agreements, interest rate swap agreements and other derivatives. The use of these transactions to mitigate the effects of changes in interest rates involves the costs of structuring and purchasing certain types of derivative financial instruments and has risks, including the risk that the derivative financial instruments may not be effective in reducing interest rate risks. As a result, our ability to effectively mitigate the risk of changes in interest rates could be limited, and our results of operations could be reduced and could vary more from period to period than otherwise might be the case. The use of derivative financial instruments also may involve transaction expenses that increase our costs. When we de-designate or lose hedge accounting treatment on our interest rate swaps and other interest rate protection devices, these changes in the value of these instruments affects our GAAP income, which likely will fluctuate more from period to period as a result. If we are unable to effectively mitigate interest rate risk, our business, financial condition, and results of operations could be negatively impacted and the value of your investment could decrease.

High interest rates on mortgage debt may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable at what management deems to be reasonable interest rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Increases in interest rates could increase the amount of future debt payments and limit our ability to pay distributions to our stockholders.

Any increases in interest rates will increase our cost of borrowing. Additionally, some of our borrowings may bear interest at variable rates, and any rate increases would increase our interest cost on such borrowings. These factors would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay debt in the future during periods of higher interest rates, we might sell one or more of our investments in order to repay the debt, which sale at that time might not permit realization of the maximum return on such investments.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or to sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at the time that a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Related to Federal Income Tax

Failure to qualify as a REIT would reduce our cash available for distributions.

We expect Alston & Bird LLP to render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our first taxable year of operations, and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with such taxable year. This opinion will be based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet on an ongoing basis requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Alston & Bird LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent Alston & Bird LLP’s legal judgment based on the law in effect as of the date of this prospectus. Alston & Bird LLP’s opinion will not be binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If we fail to qualify as a REIT, then we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain) to our stockholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•	If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders and be forced to forego otherwise attractive opportunities, which could increase our operating costs or hinder our ability to meet our investment objectives and lower the return on your investment.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain). We also will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income, and 100% of our undistributed income from prior year. In addition, a successful challenge to the amount of earnings and profits we allocate to redemptions and claim as a dividends-paid deduction for a taxable year could cause us to fail our REIT distribution requirements or incur corporate income tax and/or excise tax liabilities. At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to make these distributions and maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (1) differences in timing between the actual receipt of cash and recognition of income for federal income tax purposes; (2) the effect of non-deductible capital expenditures; (3) the creation of reserves; or (4) required debt amortization payments. We may need to borrow funds at times when market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of our common stock. We may also be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

The ability of our board of directors to revoke our REIT election without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is not in our best interests to qualify as a REIT. In such case, we would become subject to U.S. federal income tax on our taxable income, and we would no longer be required to distribute most of our net income to our stockholders, which may have adverse consequences on the total return to our stockholders.

Legislative or regulatory tax changes could adversely affect you.

At any time, the federal income tax laws governing REITs, or the administrative interpretations of those laws, may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect the taxation of us or of you as a stockholder. In addition, various states are considering changes to their rules for the taxation of REITs and REIT stockholders, including changes with respect to REIT dividends-paid deductions. Therefore, changes in tax laws could diminish the value of an investment in our common stock or the value or the resale potential of our properties. We recommend you consult with your own tax and other professional advisors with respect to the impact of any relevant legislation on your investment in our common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if you fail to meet the fiduciary and other standards under ERISA, the Internal Revenue Code, or common law as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing trusts or individual retirement accounts, or IRAs. If you are investing the assets of a trust, pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing the trust or the plan or IRA, including a plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the trust, plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Internal Revenue Code, or other applicable statutory or common law may result in the imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

OUR COMPANY

Wells Total Return REIT, Inc.

Wells Total Return REIT, Inc. is a newly organized corporation formed in Maryland on March 29, 2007 to invest in real estate, mortgage instruments, CMBS and other real estate related securities, to generate returns on our portfolio through the long-term appreciation of our portfolio’s NAV, and to produce a stable current return on our investments through distributions to stockholders. As of the date of this prospectus, we own no investments. We intend to qualify as a REIT and elect to be taxed as a REIT commencing with the taxable year in which we satisfy the minimum offering requirements, which currently is expected to be the year ending December 31, 2007. We are not, and do not intend to be, an investment company as defined under the Investment Company Act of 1940, as amended.

Our office is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092-3365. Our telephone number at that address is (770) 243-8282 or toll free at (800) 557-4830. Our fax number at that address is (770) 243-8198, and the e-mail address of our investor relations department is client.services@wellsref.com. An affiliate of our Advisor maintains an Internet website at www.wellsref.com, where you may find additional information about us, our Advisor and its affiliates.

Our Operating Partnership

We expect to own substantially all of our investments through Wells Total Return Operating Partnership, L.P. Our operating partnership is a Delaware limited partnership organized on March 29, 2007, to acquire, own and operate properties and other investments on our behalf. We are the sole General Partner of Total Return OP. Because we will conduct substantially all of our operations through an operating partnership in which we are the sole General Partner, we are considered an “UPREIT.”

The term “UPREIT” stands for Umbrella Partnership Real Estate Investment Trust, and refers to a REIT that holds substantially all of its assets in an operating partnership. The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his or her property may transfer the property to the operating partnership in exchange for limited partnership units in the operating partnership. The seller then may generally defer taxation of gain until the seller later sells or exchanges his or her limited partnership units, which may be redeemed after observing a one-year holding period for cash or, at the option of the REIT, shares of the common stock of the REIT. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

We intend to contribute the net proceeds of this offering to our operating partnership. All of our assets will be held in our operating partnership. In general, our interests in the operating partnership will entitle us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership. However, we may admit limited partners in the future whose limited partnership interest in our operating partnership may entitle them to share in such distributions, profits and losses in a different manner than us.

As the sole General Partner of the operating partnership, we generally will have the exclusive power under the partnership agreement to manage and conduct its business, subject to certain limited approval and voting rights of the limited partners. See “The Operating Partnership Agreement” section of this prospectus for more description of our operating partnership’s partnership agreement.

INVESTMENT OBJECTIVES AND POLICIES

General

We intend to invest in a portfolio of high-quality, income-producing commercial real estate properties, mortgage instruments, CMBS and other real estate related securities. Our investment objective is to generate returns on our portfolio and produce stable current returns on our investments, which we will seek to accomplish by:

•	seeking capital appreciation on our investments;

•	preserving your capital contributions; and

•	paying regular cash distributions to our stockholders.

We may return all or a portion of your capital contribution in connection with periodic distributions or distributions related to a sale of the company or the assets we will acquire.

We currently have no intention to list our shares on a national securities exchange or automated quotation system. Our charter does not require us to list our shares on a national securities exchange or automated quotation system, or to liquidate the portfolio by any date certain. However, we may seek to list our shares or liquidate the portfolio if and when our independent directors believe that listing would be in the best interests of our stockholders.

Our board may revise our investment policies, which we describe in more detail below, at any time without seeking the approval of our stockholders. Our conflicts committee will review our investment policies at least annually to determine that our policies are in the best interest of our stockholders.

Real Property Investments

We intend to invest 70% to 90% of our portfolio in high-quality, income-generating commercial properties located in or near densely populated metropolitan areas in both the United States and internationally. Initially, we intend to invest primarily in office and industrial properties with the expectation that we will expand our investment to other property types — such as warehouse and distribution facilities, shopping centers, business and industrial parks, manufacturing facilities, multi-family and hotel properties, undeveloped land and options to purchase a particular property — as opportunities arise in the market. We will invest in properties at all stages of development, from those under construction to those with established operating histories. While we intend to invest a portion of the proceeds from this offering in real estate related securities, we will operate primarily as a commercial equity real estate REIT. We will generally hold fee title or a long-term leasehold estate in the properties we acquire.

We are authorized to enter into leases with any type of tenant, and our real estate sub-advisor has developed specific standards for determining the creditworthiness of potential tenants of our properties. We anticipate that a majority of our tenants will be large corporations or other entities that have a significant net worth or whose lease obligations are guaranteed by another corporation or entity with a significant net worth. For multi-family and hotel properties, we will adopt credit policies that require a high level of creditworthiness for tenants of those properties. In an attempt to limit or avoid speculative purchases, our Advisor generally will seek to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

Our real estate investments and operations will not be limited to any specific geographic region within the United States or foreign countries, other than our policy to invest no more than 30% of the total portfolio in direct real estate opportunities outside of the United States. We intend to maintain the flexibility in our investment choices so that we may invest in whatever types of interests in real estate that we believe are in the best interests of our stockholders. We are not limited in the number or size of properties we may acquire or in the percentage of net proceeds of this offering or percentage of total assets that we may invest in a single property.

Although we can purchase any type of interest in real estate, our investment guidelines limit us to certain types of investments. We do not expect to invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year. Lastly, if a real estate opportunity is presented that we deem in the best interests of our stockholders, we may issue securities of us or our operating partnership in exchange for that property.

We do not intend to invest in real estate contracts of sale, otherwise known as “land sale contracts,” unless the contract is in recordable form and is appropriately recorded in the chain of title.

Investment Decisions

While our Advisor will provide advice regarding the allocation of our portfolio as among real estate, mortgage instruments, CMBS and other real estate related securities, our real estate sub-advisor will be responsible for the selection of specific investments and the purchase and sale of our properties, subject to the approval of our conflicts committee. In pursuing our investment objectives and making investment decisions for us, our real estate sub-advisor will consider relevant real estate property and financial factors, including the creditworthiness of major tenants, the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, liquidity and tax considerations. Moreover, to the extent feasible, our real estate sub-advisor will strive to invest in a diversified portfolio of properties for us based on geography, type of property, and industries represented by tenants. However, the number and mix of properties we acquire will largely depend upon real estate and market conditions and other circumstances existing at the time we acquire properties, as well as the amount of proceeds we raise in this offering.

To find properties that best meet our selection criteria for investment, our real estate sub-advisor’s property acquisition team will study regional demographics and market conditions and interview local brokers to gain the practical knowledge that these studies sometimes lack. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building. An environmental firm will investigate environmental issues. Using these providers will help ensure each property meets our quality specifications.

Conditions to Closing Our Acquisitions

Generally, we will condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate the following documents, among others:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our Advisor and our conflicts committee;

•	title and liability insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

Moreover, we will not close the purchase of any property unless we are generally satisfied with the environmental status of the property.

Joint Venture Investments

We may enter into joint ventures for the acquisition, development or improvement of properties and we will likely acquire additional properties through joint venture arrangements with some of the proceeds of this offering. We presently have no plans to enter into joint ventures and other co-ownership arrangements or participations with our sponsor, our Adviser, directors or our officers, or any of their affiliates, including any other Wells-sponsored programs; however, our company policy permits such joint ventures with the approval of a majority of our board of directors and a majority of our conflicts committee, excluding the vote of any director having an interest in the proposed joint venture. See “Conflicts of Interest — Certain Conflict Resolution Procedures — Conflicts Committee.” In determining whether to invest in a particular joint venture, our real estate sub-advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

We will invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Development and Construction of Properties

We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. To help ensure a builder’s performance of property construction at the price contracted, we may obtain either an adequate completion bond or performance bond. As an alternative to a completion bond or performance bond, we may rely upon the substantial net worth of the contractor or developer or a personal guarantee provided by an affiliate of the person entering into the construction or development contract.

Moreover, we may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. If so, we would compensate such persons directly.

Tenant Improvements

We anticipate that tenant improvements required when we acquire a property will be funded from our offering proceeds. However, when one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We do not anticipate reserving a portion of the proceeds from this offering for such tenant improvements. We also may be forced to make tenant improvements even in cases where the tenant renews its lease. We may not have access to funds required in the future for tenant improvements and tenant refurbishments. This could adversely affect our ability to attract new tenants to lease vacated space.

Terms of Leases

The terms and conditions of any future lease we enter into with our tenants may vary substantially from those we describe in this prospectus. Generally, we are responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. However, the majority of our leases include reimbursement provisions that require the tenant to pay, as additional rent, all or a portion of real estate taxes; sales and use taxes; special assessments; utilities, insurance and building repairs; and other building operation and management costs. Such reimbursement provisions mitigate the risks related to rising costs. We expect that our leases will generally have terms of five or more years, some of which may have renewal options.

We may purchase properties and lease them back to the sellers of such properties. We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

Mortgage Instruments, CMBS and Securities Investments

Subject to limitations under the rules governing REIT qualification, we will invest that portion of our portfolio not invested in real properties in: (1) CMBS and other debt securities, commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; (2) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies and other real estate companies); and (3) certain other types of securities and investments that may help us reach our diversification and other investment objectives. These other securities and investments may include, but are not limited to, mezzanine loans, bridge loans, various types of collateralized debt obligations and certain non-U.S. dollar denominated securities. We do not intend to invest more than 40% of our total portfolio in securities other than government securities and cash items.

While our Advisor will provide advice regarding the allocation of our portfolio as among real estate, mortgage instruments, CMBS and other real estate related securities, the sub-advisors that our Advisor engages will be responsible for the selection of specific investments in mortgage instruments, CMBS and other real estate related securities. Our board of directors will review our investments in real estate related securities on a quarterly basis. Our charter provides that we may not invest in equity securities unless a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. In determining the types of non-real property investments to make, our Advisor will adhere to a board-approved asset allocation framework consisting primarily of components such as (1) target mix of securities across a range of risk/reward characteristics, (2) exposure limits to individual securities, (3) exposure limits to securities subclasses (such as common equities, mortgage debt and foreign securities), and (4) REIT qualification limitations. Within this framework, our Advisor will evaluate specific criteria for each prospective real estate related securities investment including:

•	positioning the overall portfolio to achieve an optimal mix of real property and real estate related securities investments;

•	diversification benefits relative to the rest of the securities assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	potential for delivering current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

While we intend to maintain the flexibility to invest in all types of assets, we do not expect to invest in non-real estate related securities other than for cash management and other operational and financial planning purposes. We will not underwrite the securities of other issuers, and we do not intend to invest in publicly traded securities of other issuers for the purposes of exercising control. Further, we do not intend to invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

Liquid Investments

Our liquid investments may include, to the extent consistent with our qualification as a REIT, investments in U.S. government or government agency securities and money market instruments, cash and other cash equivalents. Liquid investments will usually be high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities. We intend to make these investments from time to time as a means of temporarily investing capital that we ultimately will use for other purposes, as a tool for cash management, and for other purposes.

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and real estate related securities, and to fund a portion of the redemptions under our share redemption program. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

Our long-term targeted debt level is 35% of the fair market value of our assets. In order to enable us to make investments more quickly and therefore generate distributions for our stockholders sooner, we expect to borrow in excess of our long-term targeted debt level during the initial phases of our operations. Following this initial phase, we intend to use subsequent proceeds raised in this offering to reduce our leverage.

Our board of directors expects to adopt a leverage policy that will limit our ability to incur debt that would cause our borrowings to exceed 50% of the fair market value of our assets (before depreciation and other non-cash reserves) unless a majority of the members of the conflicts committee of our board of directors approves the borrowing.

We anticipate that no individual property will be encumbered by secured indebtedness or financed by unsecured indebtedness in excess of 75% of its fair market value, and that borrowings against our real estate related securities investments will not exceed 35% of their fair market value at the time the debt is created. Our charter precludes us from borrowing in excess of 300% of the value of our net assets, which we refer to as our net assets limitation. Net assets for purposes of this calculation are defined as our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our securities assets. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess.

We may maintain amounts outstanding under long-term debt arrangements or lines of credit so that we will have more funds available to invest in properties, which will allow us to acquire a more diversified portfolio. However, the percentage of debt financing will depend upon various factors our board of directors will consider, including, without limitation, our ability to raise equity proceeds from the sale of our common stock in this and future offerings, our ability to pay distributions, the availability of properties meeting our investment criteria, the availability of debt and changes in the cost of debt financing.

Our use of leverage increases the risk that we could default on mortgage payments and suffer a foreclosure of a particular property. However, if we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Our Advisor will seek to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of indebtedness.

We will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate. We have had preliminary conversations with a number of prospective creditors, but we have not yet decided on a lender with which we will pursue negotiating a credit facility.

We may repay borrowings under any future credit facility or under long-term mortgage debt with proceeds from the sale of properties, operating cash flow, long-term mortgage debt or with proceeds from this offering.

Loan Policies

We may from time to time extend commercial real estate loans to third parties. We do not expect to make any non-real estate related loans to any third parties.

Disposition Policies

We intend to hold each property that we acquire for a minimum period of four years. However, circumstances might arise that could result in the earlier sale of some properties. For example, a particular property may become subject to zoning regulations that negatively affect the income that we receive from the property, or a buyer may offer to purchase a property at a price that would outweigh the benefits of future rental income or capital appreciation. Our conflicts committee will determine if we should sell or otherwise dispose of a particular property after considering relevant factors, with a view to achieving a balance between short-term income and long-term capital appreciation of the property. Generally, the conflicts committee may determine to dispose of a property when, among other things, they believe that (i) the value of the property has been maximized and the value of ongoing income is outweighed by the value of the capital appreciation achieved, (ii) there is no opportunity to significantly improve the value of the property, or (iii) opportunities exist to enhance our portfolio through the sale and reallocation of proceeds to another property. The factors the conflicts committee may consider include, but are not limited to, prevailing economic conditions, the performance or projected performance and appreciation of the property and current tenant creditworthiness. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by their prevailing customary practice in the area in which the property being sold is located and the then prevailing economic conditions. We may reinvest the proceeds of property sales in investments that satisfy our investment objectives or we may make special distributions to our stockholders.

Equity Capital Policies

Following a traditional practice of broad flexibility in capital policies, our board has the authority to issue additional shares or other equity securities beyond this offering in the form of public or private issuances. Further, our board may authorize the issuance of senior securities such as preferred stock, which may include rights senior to our holders of common stock regarding such characteristics as voting rights and rights to dividend distributions. The voting rights of shares sold in a private offering must relate to the consideration paid for such shares in the same proportion as the voting rights for publicly held shares relate to the book value of such shares.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires the approval of our stockholders. Until our shares are listed, unless our charter is amended, we will not:

•	borrow in excess of our net assets limitation (described in “Borrowing Policies” above), which is generally expected to approximate 75% of the market value or our properties before noncash reserves and depreciation and the aggregate cost of our securities assets, unless approved by our conflicts committee and disclosed to stockholders in our next quarterly report, along with an explanation for such excess;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total or our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or a government agency;

•	make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by an appraisal, unless substantial justification exists for exceeding such limits because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our Advisor or its affiliates;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangements;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our proposed share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

•	issue options or warrants to our directors, our Advisor or any of their affiliates except on the same terms as such options or warrants are sold to the general public; or

•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT, unless our board of directors determines that REIT qualification is not in our best interest.

In addition, our charter includes many other investment limitations in connection with conflict of interest transactions, which limitations are described below under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described below under “Description of Our Capital Stock — Restrictions on Roll-up Transactions.”

Other Policies

Liquid Assets.  At times, a significant percentage of our portfolio may be invested in liquid assets (which may or may not be real estate related) while we look for suitable real property investments. We may temporarily increase the percentage of our liquid assets under some circumstances, including the rapid inflow of stockholders’ funds, lack of suitable real estate investments or a need for greater liquidity.

Derivative Instruments and Hedging Activities.  We may utilize derivative financial instruments in an effort to mitigate interest rate risk, as part of our risk management program. We may utilize interest rate swaps, interest rate basis swaps, forward contracts, interest rate caps, options on forward contracts and other derivative financial instruments, in an effort to manage interest rate risks associated with our business. We will not use derivative financial instruments for speculative purposes. To mitigate exposure to variability in interest rates, derivatives may be used primarily to fix the rate on debt based on floating-rate indices and manage the cost of borrowing obligations.

We will have a policy of entering into contracts with only major financial institutions based upon minimum credit ratings and other factors. We will periodically review the effectiveness of each hedging transaction. See “Risk Factors — Risks Associated with Debt Financing — We may be unable to effectively mitigate the risk of changes in interest rates” and “Plan of Operation — Results of Operations.”

Unimproved Real Property.  We do not intend to invest a significant portion of our portfolio in unimproved real property, and in no event will we invest more than 10% of our total assets in unimproved real property. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process, and for which no development or construction is planned, in good faith, to commence within one year.

Investment Company Act.  Generally, a company is an “investment company” and required to register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. During the period prior to the sale of $2,000,000 of our shares of common stock and thereafter until we locate and acquire suitable real estate, we may not be able to achieve status as a company not required to register under the Investment Company Act because our investments in securities (including cash) may comprise more than 40% of our total assets. During this period, we intend if necessary to rely on Rule 3a-2 under the Investment Company Act, which provides a temporary exemption for issuers that intend to engage primarily in a business other than investing, holding or trading in securities. The exemption provided by Rule 3a-2 would expire 12 months after the first sale of our shares, and we would only be able to rely on this exemption once during any three year period.

Once we have sold the minimum of $2,000,000 of our shares, and begin investing the proceeds of this offering in accordance with our investment objectives, we expect that we will not fall under the definition of, and will therefore not be required to register as, an investment company. As soon as possible, but in no event more than 12 months after the day we commence selling our shares, we intend to make investments such that our portfolio will be comprised of at least 60% real estate and subsequently to maintain a portfolio that is composed of 70-90% real estate. We believe that this allocation of assets will ensure that we maintain our status as a company that is not required to register under the Investment Company Act. We may from time to time be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase due to the requirements of the Investment Company Act. See “Risk Factors — Risks Related to Our Corporate Structure — Your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act.”

Change in Investment Objectives and Policies

Our investment objectives and policies are the responsibility of our board of directors, and our stockholders will have no rights to modify these objectives and policies.

Insurance

Currently, we own no properties. Once we acquire any interests in properties, we will endeavor to acquire and maintain insurance at what we believe will be adequate levels of coverage.

FEES AND EXPENSES

The following discussion (including the accompanying tables) summarizes the fees and expenses that investors will pay in connection with their decision to purchase or sell our shares, as well as the fees and expenses that we will pay in connection with our capital raising activities, and the operation of our business, as described in this prospectus. We will not pay any fees upon the sale of any of our shares. Our annual direct fees and expenses are expressed as a percentage of our average NAV. Accordingly, the total amount of our fees and expenses will vary depending on our average NAV during the period in which those fees were incurred. Certain other fees and expenses will be incurred in connection with the acquisition and management of particular properties and other investments or upon the occurrence of certain events and are not included in our direct fees and expenses.

Purchase Fees

As indicated in the following table, investors will pay no fees or charges in connection with their purchase of our shares. In lieu of a front-end sales charge on the sale of our shares, we will compensate our Distributor, and the broker-dealers with whom our Distributor has entered into selling agreements, through an ongoing asset-based distribution charge. See “—Direct Fees and Expenses.”

Sales Charge imposed at time of purchase	0.0%
Deferred Sales Charge	0.0%
Sales Charge imposed on reinvested dividends	0.0%
Exchange Fee	0.0%
Maximum Account Fee	0.0%

Total Purchase Fees and Expenses	0.0%

Direct Fees and Expenses

During all future periods, we will pay total annual fees and expenses relating directly to our management and operations that will not exceed 1.75% of our average NAV, notwithstanding that, absent this fixed fee structure, these fees and expenses may be greater or less than 1.75% of our average NAV during any particular year. Our Advisor has agreed to defer all or any portion of the advisory fee that it is entitled to receive in the event that, and to the extent that, our total direct fees and expenses exceed 1.75% of our average NAV for a particular period. During the first five years of our operations, our Advisor will be entitled to recoup deferred advisory fees during periods in which total direct fees and expenses are less than 1.75% of our average NAV for those periods. For example, and as illustrated in the table below, we presently expect that, in our first full calendar year of operation, our total direct fees and expenses will be approximately 2.20% of our average NAV, in which case we would pay our Advisor an advisory fee of 0.65% of our average NAV (rather than the 1.1% fee to which our Advisor would otherwise be entitled). Our Advisor would be entitled to recoup the remaining 0.45% of our average NAV for our initial year of operations during later periods in which total direct fees and expenses are less than 1.75% of our average NAV.

The following table sets forth a breakdown of our direct fees and expenses during our initial full calendar year of operations. The estimated general and administrative expenses set forth below are based upon the following assumptions: (i) general and administrative expenses being higher in our initial year of operation than in future years due to expenses incurred in connection with our organization, our commencement of operations and this offering; (ii) an increase in assets in subsequent periods; and (iii) a number of cost estimates for fixed expenses, including, but not limited to, corporate governance, insurance premiums, accounting fees, compliance with rules and regulations applicable to public companies, legal fees and overhead expenses.

Advisory Fee Paid to Our Advisor(1)	1.10	%(2)
General and Administrative Expenses(3)	0.85	%(4)
Asset Based Distribution Charge(5)	0.25%

Fees and Expenses Prior to Deferral	2.20	%(6)

Advisory Fee Deferral	(0.45	)%(7)

Total Direct Fees and Expenses After Deferral(8)	1.75%

(1)	Our Advisor will receive the advisory fee as compensation for the advisory services that it performs, which includes managing the allocation of our investments as among real estate, mortgage instruments, CMBS and other real estate related securities and supervising any sub-advisors with whom it enters into sub-advisory agreements. In addition to the advisory fee, we will reimburse our Advisor for certain expenses, including personnel costs and the expenses of our real estate sub-advisor that are reimbursed by our Advisor pursuant to the terms of the real estate sub-advisory agreement, incurred in connection with the provision of advisory services pursuant to the advisory agreement. The fees paid to any sub-advisor will not be paid by us, but will instead be paid by our Advisor out of the advisory fee that we pay to our Advisor. Expenses reimbursed by our Advisor to our real estate sub-advisor will not be paid out of the advisory fee, but will be paid by our Advisor separately and reimbursed by us pursuant to the advisory agreement. See “Management — Our Advisor” “— The Advisory Agreement” and “— The Real Estate Sub-Advisory Agreement.” The advisory fee will be calculated monthly and payable in arrears. Any fees paid to sub-advisors will be calculated and paid pursuant to the terms of the agreements between our Advisor and such parties.

(2)	We have agreed to pay our Advisor an annual advisory fee equal to 1.1% of our average NAV. However, our Advisor has agreed to defer all or any portion of the advisory fee to the extent that our total direct fees and expenses would otherwise exceed 1.75% of our average NAV. To recover any such deferred advisory fees, our Advisor has reserved the right to charge advisory fees in excess of 1.1% in future years, to the extent, if any, that our total direct fees and expenses for those years do not exceed 1.75% of our average NAV. After , 2012 (five years from the date of this prospectus), however, our Advisor has agreed to waive (i) the collection of any annual advisory fees deferred from prior periods that it was not able to recoup during the periods prior to , 2012, regardless of whether our actual annual operating expenses for periods after , 2012 are less than 1.75% of our average NAV for those periods, and (ii) the ability to defer (and ultimately collect) advisory fees to which it otherwise would be entitled.

(3)	General and administrative fees and expenses are estimated and consist of (i) fees paid or expenses reimbursed to our Advisor and its affiliates, including Wells Capital, for ministerial, record-keeping, transfer agent and other administrative services that such parties will perform or cause to be performed, (ii) fees paid to third party broker-dealers and registered investment advisers for ministerial, record-keeping, custodial, sub-accounting, stockholder services, other administrative services, and, in the case of registered investment advisors, services related to the allocation of investments that such entities advise, pursuant to service agreements between our Advisor and such third parties, (iii) annual retainers and meeting fees paid to our independent directors, (iv) reimbursement of bona fide due diligence expenses incurred by third parties in connection with this offering, (v) marketing expenses and certain organizational and offering expenses for which we reimburse our Distributor and third party broker-dealers and registered investment advisers, and (vi) reimbursements to our Advisor of certain expenses incurred in connection with the performance of its obligations under the advisory agreement, including expenses of Wells Capital that our Advisor reimburses pursuant to the real estate sub-advisory agreement. General and administrative fees and expenses, to the extent paid or reimbursed to our Advisor and its affiliates, will be calculated monthly and payable in arrears, and to the extent paid to third parties, will be calculated and payable pursuant to the terms of the agreements with such third parties. We pay each of our independent directors the annual retainers and attendance fees set forth in the table below. The retainers and fees are payable on a quarterly basis.

Services	Amounts Payable

Annual retainer	$18,000
Regular board meeting	$2,500
Special board meeting	$250
Audit Committee meeting to review periodic reports	$2,500
Other committee meeting	$1,500
Committee meeting chaired in person	$500

(4)	Because the general and administrative expenses described in clauses (iii), (iv), (v) and (vi) of note 3 above are not based on our average NAV, we expect the amount of general and administrative expenses to decrease as a percentage of overall expenses, and as a percentage of our average NAV, as we increase our assets. If our actual general and administrative expenses decrease in future periods, then we expect to pay an advisory fee in excess of 1.1% of our average NAV to our Advisor to enable our Advisor to recover any deferred advisory fees. Please see note 2 above.

(5)	Our Distributor will distribute our shares through a variety of selling networks, including but not limited to, broker-dealers and registered investment advisors. In lieu of a front-end sales charge on the sale of our shares, we will pay our Distributor an annual asset-based distribution charge equal to 0.25% of our average NAV, and our Distributor may, in its discretion, reallow up to 100% of the distribution charge to third party broker-dealers. Our Distributor intends to utilize portions of this distribution charge to compensate its employees engaged in wholesale activities in connection with this offering and to pay certain organizational and offering expenses, including the legal, accounting, filing, printing and postage expenses related to this offering. The asset-based distribution charge we pay to our Distributor will be calculated monthly and payable in arrears, and any portions of the distribution charge reallowed to third party broker-dealers will be calculated and paid pursuant to the terms of the agreements between our Distributor and such parties. We will not pay any distribution charge with respect to shares issued pursuant to our distribution reinvestment plan. We will monitor the asset-based distribution charges that we pay, and calculate the aggregate distribution charges on a monthly basis. We intend to cease paying distribution charges if, at any time, the aggregate asset-based distribution charges that we have paid equal or exceed 10% of the total offering proceeds, calculated as of the same date that we calculate the aggregate distribution charges.

(6)	See note 2 above. If our Advisor had not agreed to defer portions of the advisory fee to which it would otherwise be entitled, then we estimate that we would incur total direct fees and expenses equal to 2.20% of our average NAV in our first full calendar year of operation.

(7)	The deferral results in our Advisor being paid an advisory fee of 0.65% for our first full calendar year of operation. Because our Advisor is entitled to recoup deferred fees, for the first five years of our operations, during later periods, the deferral may result in our Advisor being paid an advisory fee in excess of 1.10% of our average NAV during such later periods.

(8)	Our total direct fees and expenses do not include any of the fees and expenses incurred in connection with the acquisition and management of specific properties and other investments or upon the occurrence of certain events. See “— Asset Specific Fees and Expenses” and “— Payments Related to Extraordinary Events.”

Under its limited partnership agreement, our operating partnership is permitted to issue limited partnership interests to third parties other than the Company. In the event that our operating partnership has limited partners other than the Company, the direct fees and expenses of the Company will be allocated proportionately among the Company and the other holders of any other limited partnership interests.

Asset Specific Fees and Expenses

We also will pay third party transactional fees in connection with making our investments. In connection with our acquisitions of real estate, these transactional fees will include, among other things, customary third party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that, on average, these third party transaction expenses will not exceed 0.5% of the contract purchase prices of the underlying property acquisitions. With respect to our acquisitions of mortgage instruments, CMBS and other real estate related securities, we will pay the costs of any sales commissions and other related fees, which will vary depending on the particular investment. None of our Advisor’s affiliates will receive any of these transactional fees. Although we intend to use available funds to pay these fees and expenses, these fees and expenses will not be deducted from our NAV. Instead, these fees and expenses will affect the underlying valuation of the particular properties to which they relate. See “Pricing and Liquidity — Valuation Guidelines — Valuation of Commercial Real Estate Assets.”

In addition, the properties we acquire will incur property management fees, leasing agent fees and rent-based commissions, some or all of which may be paid to Wells Management Company, Inc., an affiliate of our Advisor. Because these fees will be based on rental rates and the value of improvements at various properties, we cannot accurately estimate the amount of these fees. Although we will use available funds to pay property management fees, these fees will not be deducted from our NAV. Instead, consistent with industry practices, property management fees will reduce the cash flow generated by the property, the effect of which will be a reduction in our NAV through property valuations. See “Management — Other Affiliated Companies — Property Manager” for a more detailed description of these property management fees.

Payments Related to Extraordinary Events

Our Advisor is the holder of the special units of our operating partnership. Although we intend to effectively conduct a continuous offering of an unlimited number of our shares over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act, the special units held by our Advisor will be redeemed by our operating partnership, resulting in a one-time cash payment to our Advisor, in the event one of the following events occurs, which we refer to as “liquidity events:”

(i) our merger with another entity, other than an affiliate of our Advisor;

(ii) the sale or liquidation of all or substantially all of our portfolio;

(iii) the listing of our common stock on a national securities exchange or automated quotation system; or

(iv) the termination, other than for cause, by the Company of the advisory agreement with our Advisor, to the extent that the liquidity event payment had been earned at the time of termination.

Upon a liquidity event, after the payment of transaction expenses and after the other holders of the common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to their capital contributions (less amounts paid to redeem common units) plus a 10.0% cumulative non-compounded annual pre-tax return on their net capital contributions, our Advisor, as the holder of the special units, will receive an amount equal to 15% of the net proceeds from the liquidity event, which we refer to as the “liquidity event payment.”

If the liquidity event occurs during the first five years of our operations, however, our Advisor, as holder of the special units, will receive an amount equal to the greater of (i) the liquidity event payment or (ii) the total organizational and offering expenses incurred by our Advisor and its affiliates in connection with this offering. The proceeds from the liquidity event will be distributed in the following order:

(i) to the holders of the common units, including us, until the holders have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to their capital contributions (less amounts paid to redeem common units) plus a 10.0% cumulative non-compounded annual pre-tax return on their net capital contributions;

(ii) to our Advisor in the amount of the liquidity event payment or the organizational and offering expense, as applicable; and

(iii) to the holders of the common units in proportion to their ownership interests.

The liquidity event payment will be calculated as set forth below. In all cases, “net proceeds” of a liquidity event refers to the proceeds to our operating partnership from such event, less the payment to the common unit holders (including us) in an amount equal to their aggregate capital contribution plus a 10% cumulative non-compounded annual pre-tax return. Our Advisor will be entitled to the liquidity event payment only if, as of the date of the liquidity event, the proceeds from the liquidity event are sufficient to make this payment to the holders of the common units.

  Merger or Sale of Assets

If we merge with another entity or sell all or substantially all of our assets, the liquidity event payment will be equal to 15% of the net proceeds of the transaction, less the payment of the common unit holders’ investments and the required return. The liquidity event payment would be calculated using the following formula:

(A − B) ×  0.15

where

A = proceeds of the merger or assets sale

B = total expenses associated with the transaction, and common unit holders’ aggregate capital contribution plus a 10% cumulative non-compounded annual pre-tax return

  Listing of Our Shares

If we list our shares on a national securities exchange or automated quotation system, we will issue shares to our Advisor to satisfy the liquidity event payment. The number of shares we will issue to our Advisor will be equal to (i) 15% of the net proceeds that would have been received if our operating partnership had sold all of its assets at a price equal to the market value of all of our shares outstanding during the 30-day period beginning 90 days after the listing, calculated based on the average closing price (or, if no closing price is available, the average last quoted bid and ask price) during the same 30-day period, divided by (ii) the price per share equal to the average closing price (or, if no closing price is available, the average last quoted bid and ask price) during the same 30-day period. The liquidity event payment would be calculated using the following formula:

{[(A × B) − C] × 0.15} / B

where

A = average number of shares outstanding during the applicable 30-day period

B = average price per share during the applicable 30-day period

C = total expenses associated with the transaction, and common unit holders’ aggregate capital contribution plus a 10% cumulative non-compounded annual pre-tax return

Termination of Our Advisory Agreement

If we terminate our advisory agreement, other than for cause, instead of making the liquidity event payment, we will issue to our Advisor a promissory note in an amount equal to the proceeds that our operating partnership would have received had it sold all of its assets at a price equal to our NAV on the date of termination. The amount of the promissory note would be calculated using the following formula:

(A − B) × 0.15

where

A = our NAV on the date of termination of our advisory agreement

B = total expenses associated with the transaction, and common unit holders’ aggregate capital contribution plus a 10% cumulative non-compounded annual pre-tax return

The promissory note will be repaid in full with the proceeds of any subsequent merger with another entity or sale of all of our assets, or will be cancelled in exchange for a number of shares, calculated as set forth above under “— Listing of Our Shares,” upon a subsequent listing of our shares.

If we terminate our advisory agreement for cause, or if our Advisor terminates our advisory agreement, then we will redeem the special units held by our Advisor for $1.00, and our Advisor will not be entitled to any fees or payments.

Redemption Discount

If, within the first 270 days of an investor’s purchase of our shares, that investor elects to have any of the purchased shares redeemed or an investor’s shares are subject to automatic redemption, then the redemption price will equal our NAV per share less a discount equal to 2.0% of the price at which the redeemed shares were purchased. See “Pricing and Liquidity — Redemption Discount” for a further discussion of the circumstances in which redemption fees will be incurred.

Ability to Change These Fees and Expenses

Our board of directors has the authority to increase or decrease the fees and expenses that we are obligated to pay at any time, but any increases in fees and expenses must be approved by the conflicts committee, which consists solely of our independent directors.

USE OF PROCEEDS

We have established a minimum offering size of $2,000,000 of our shares, and a maximum offering size of $2,250,000,000 of our shares. Our maximum offering size is comprised of a primary offering of $2,000,000,000 of shares and our offering of an additional $250,000,000 of shares in our distribution reinvestment plan.

We have determined that we will offer the first $2,000,000 of our shares at a price of $10.00 per share. After we have sold $2,000,000 of our shares, we will sell our shares at a price that will vary from day to day, and on any given day will be equal to our NAV per share. See “Pricing and Liquidity” for a more detailed description of how the purchase price per share is determined after the minimum number of shares has been sold. The following table sets forth the proceeds that we would receive from the primary offering, assuming that we sell (i) $2,000,000 of our shares, which represents the minimum size of this offering; (2) $1,000,000,000 of our shares, which represents the mid-point between the minimum size of this offering and the maximum size of this offering, and (iii) $2,000,000,000 of our shares, which represents the maximum size of this offering. For purposes of the table, we have assumed the following:

•	all of our shares will be sold at a price equal to $10.00 per share, notwithstanding that, after we sell the first $2,000,000 of our shares, all other shares will be sold at a price that varies day to day, and is equal to our NAV per share;

•	no shares will be sold pursuant to our distribution reinvestment plan; and

•	we will not redeem, under our proposed share redemption program, any of our shares that we sell, notwithstanding that we expect to regularly repurchase our shares from our stockholders, and that such repurchases will reduce the amount of proceeds available to us for investment.

	Minimum		Maximum
	Offering Size	Midpoint	Offering Size
	$2,000,000 of	$1,000,000,000 of	$2,000,000,000 of
	Shares	Shares	Shares

Gross Proceeds from the Offering	$2,000,000	$1,000,000,000	$2,000,000,000
Commissions and Expenses(1)	$0	$0	$0
Net Proceeds from the Offering(1)	$2,000,000	$1,000,000,000	$2,000,000,000

(1)	No fees or expenses will be payable upon the sale of any of our shares. Rather, we will pay annual direct fees and expenses not to exceed 1.75% of our average NAV. Included within these direct fees and expenses are (i) an annual asset based distribution charge equal to 0.25% of our average NAV, payable to our Distributor on a monthly basis, and (ii) annual general and administrative expenses, including expenses associated with this offering, which we expect to be approximately 0.85% of our average NAV for our first full calendar year of operations, but which we expect to decrease as a percentage of our average NAV as our assets increase and expenses either stabilize or decrease. See “Fees and Expenses — Direct Fees and Expenses” for a discussion of our annual fees and expenses.

Until we sell $2,000,000 of our shares, all of the funds that we receive from investors will be placed in an interest-bearing escrow account. Thereafter, we intend to contribute all of the proceeds of this offering to Total Return OP, which will use the proceeds to invest in real estate, mortgage instruments, CMBS and other real estate related securities, and to pay associated transaction fees and expenses. During our initial operating stages, we may not have sufficient proceeds to purchase any real properties, and as a result, we may initially invest substantially all of the proceeds of this offering in a portfolio of mortgage instruments, CMBS and other real estate related securities. Generally, in accordance with our investment objectives and policies, we will seek, in the long-term, to invest approximately 70% to 90% of our assets in real property and 10% to 30% of our assets in mortgage instruments, CMBS and other real estate related securities.

We also may use a portion of the proceeds from this offering to establish working capital reserves, and to have cash available to satisfy any required redemptions of shares pursuant to our share redemption program.

PRICING AND LIQUIDITY

Share Redemption Program

Redemption Requests

Our redemption program provides for redemptions at a price equal to our NAV per share on a daily basis, subject to specified limitations. Under our program, on each day the New York Stock Exchange is open for trading (a business day), stockholders may request that we redeem all or any portion of their shares. Redemption requests received by our transfer agent before 4:00 p.m. Eastern Time will be effected at a redemption price equal to the NAV per share calculated after the close of business on that day. Redemption requests received by our transfer agent after 4:00 p.m. Eastern time on any business day, or received on a day other than a business day, will be effected at the NAV per share calculated after the close of business on the next business day. The redemption price per share on any business day will be our NAV per share, without to giving effect to any share purchases or redemptions to be effected on such day. For a description of the redemption procedures, see “Purchase and Redemption.” For a discussion of the tax treatment of such redemptions, see “Federal Income Tax Considerations.”

Automatic Redemptions

In the event that any stockholder fails to maintain the minimum balance of $5,000 of our shares, we may redeem all of the shares held by that stockholder at the redemption price for the date we determine that the stockholder has failed to meet the minimum balance. The automatic redemption will not apply in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.

Funding Redemptions

We may, in our Advisor’s discretion after taking our interests and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, including, but not limited to, available cash, proceeds from sales of additional shares, cash flow from operations, sales of our liquid investments, incurrence of indebtedness and divestitures of our assets. We will not maintain a cash reserve for purposes of satisfying redemption requests.

Payment of Redemption Proceeds

Generally, we will pay redemption proceeds, less any applicable redemption discount and any applicable tax or other withholding required by law, within 30 days following a redemption request. Once a stockholder makes a redemption request, the redemption price that they will receive will be equal to the NAV per share as of the date our transfer agent receives the redemption request from the stockholder’s investment professional — not on the day the redemption proceeds are paid — less any applicable redemption discount. See ‘‘—Redemption Discount and Limitations.” Because the NAV per share will be calculated at the close of each business day, the redemption price may fluctuate between the date our transfer agent receives the redemption request and the date on which redemption proceeds are paid. The redemption price that a stockholder will receive may be different than the redemption price on the day the redemption proceeds are paid. See “Risk Factors — Risks Related to Our Business — The redemption price may increase between the date you elect to redeem your shares and the date that we pay the redemption price, and you will not benefit from such an increase.”

Redemption Limitations

We do not intend to maintain any pre-set limitations on the number of shares that may be redeemed at any particular time. We may not, however, have a sufficient amount of liquid assets to satisfy all redemption requests. The board of directors has the discretion to delay, suspend or modify, without limitation, share redemptions or the redemption program if it determines that such action is in our and our remaining stockholders’ best interests, or is necessary or advisable to protect non-redeeming stockholders, to ensure our continued qualification as a REIT for federal income tax purposes, to avoid any change in our tax or regulatory status or to avoid any violation of applicable law, rules or regulations. This may include modification of the redemption program from a queue to a pro-rata distribution or from a daily to a non-daily redemption program.

Our board of directors, in its sole discretion, may delay, modify, suspend, or terminate the redemption program at any time. Certain events that the board of directors may consider in deciding whether to delay, suspend or modify the redemption program include, but are not limited to (1) a significant and material national or international event that threatens the viability of the financial markets, (2) a significant pricing movement in the markets for mortgage instruments, CMBS or other real estate related securities that we hold within a short-term period, and (3) requests for redemption representing a significant portion of the total portfolio value in a short period of time. Upon such event, the board of directors will convene in special session as soon as reasonably possible to determine the course of action most beneficial to the remaining stockholders.

In the event that we announce that we have entered into a definitive agreement to merge with another entity or sell all or substantially all of our assets, filed an application to list our shares on a national securities exchange or automated quotation service or terminated the advisory agreement with our Advisor, our board of directors may suspend or terminate the redemption program. Property acquisitions and dispositions will be part of our day-to-day operations and are not likely to cause our board of directors to suspend or terminate any redemptions or the redemption program.

We may defer redemption requests in process where the redemption proceeds have not been paid during the relevant period of one of the above described events until such time as the board convenes its special session and renders its decision. Accordingly, stockholders cannot be assured that all of the shares in their redemption request will be redeemed. If we cannot satisfy a stockholder’s redemption request because of a delay, suspension or modification of the share redemption program, we will treat the redemption request as a request for redemption on the first day that redemptions resume unless the stockholder withdraws its request before the next date for redemptions. Each such redemption will be effected at a redemption price that is equal to the NAV per share calculated after the close of business on the day that we resume redemptions.

Redemption Discount

There is no minimum holding period for our shares and stockholders can redeem their shares at any time. Subject to limited exceptions discussed below, however, shares redeemed within 270 days of the date of purchase will be redeemed at NAV per share less a discount equal to 2% of the price at which such shares were purchased. This redemption discount will also apply to automatic redemptions that occur during the 270-day period following the purchase of the shares. The redemption discount will not apply to redemptions of shares issued under our distribution reinvestment plan or redemptions in the event of death or disability. Shares will be redeemed, and a redemption discount, if any, will be applied, on a first in-first out basis unless otherwise specified by the stockholder or the stockholder’s representative. See “Purchase and Redemption.”

For this purpose, shares held for the longest period of time will be treated as being redeemed first and shares held for the shortest period of time as being redeemed last.

Most of our shares will be sold through intermediaries. In most of these cases, our shares will be held in omnibus accounts at our Distributor. As a result, we will not always be able to track purchases and redemptions of our shares by individual stockholders. Accordingly, we will rely on the intermediaries to enforce our share redemption program, including the imposition of any redemption discount. Although we intend to contractually obligate the intermediaries to enforce our any share redemption program, we cannot guarantee that they will do so, and therefore cannot guarantee that the redemption discount will be imposed in all situations where such a discount is appropriate.

The Daily NAV Per Share Calculation

Subsequent to breaking escrow, our Advisor will calculate our NAV, after the end of each business day, by determining the value of our assets less our liabilities, including the fees and expenses attributable to our operations according to our valuation guidelines approved by our board of directors. Our Advisor’s calculation of the NAV per share will be based, in part, upon the estimated value of our real estate property portfolio provided by our valuation professional and the daily NAV provided by our portfolio accountant. Our Advisor will calculate our NAV per share for each day by dividing our NAV for that day, as finally determined by our Advisor, by the number of shares outstanding at the close of business on that day. In calculating our NAV and NAV per share, our Advisor will round to the nearest cent. Each business day, we will post the NAV per share for the preceding business day on the public website maintained by an affiliate of our Advisor at www.wellsref.com, and will file daily with the SEC a prospectus supplement setting forth the NAV per share for the preceding business day. The website will also contain this prospectus, including any amendments or supplements. The NAV per share calculated at the end of each business day is the purchase price and the redemption price for that day. This means that, for those purchase orders and redemption requests that our transfer agent receives prior to 4:00 p.m. Eastern time on any given day, we will honor those orders and requests at a price equal to our NAV per share, as calculated after the close of business on that day. For those purchase orders and redemption requests that our transfer agent receives after 4:00 p.m. Eastern time, we will honor those orders and requests at a price equal to our NAV per share, as calculated after the close of business on the next business day.

Our assets will consist almost entirely of the value of our interest in our operating partnership and any real estate we directly own. The value of our interest in our operating partnership will be equal to our percentage interest as the sole General Partner, and any percentage interest that we might hold as a limited partner, of our operating partnership, multiplied by the difference between (i) our operating partnership’s assets (including its real estate, mortgage instruments, CMBS and other real estate related securities) and (ii) its liabilities (including its debt and the expenses attributable to its operations). Our percentage interest in our operating partnership will fluctuate over time depending on: (1) the amount of proceeds raised from this offering that are contributed to our operating partnership; (2) the amount of capital that we may withdraw from our operating partnership to fund redemptions of our shares by existing stockholders, pursuant to our share redemption program, or to pay liabilities or expenses; (3) the amount of capital contributed to or withdrawn from our operating partnership our operating partnership by the limited partners; and (4) the number of partnership interests that our operating partnership may from time to time issue to third parties to acquire properties and for other purposes. Our NAV per share as of the end of any business day will be determined by dividing our NAV for that day by the number of our shares outstanding as of the close of business (5:00 p.m. Eastern Time) on such day, prior to giving effect to any share purchases or redemptions to be effected on such day.

Selection and Function of the Valuation Professional and Portfolio Accountant

Valuation Professional

We will engage an independent valuation advisory firm to serve as our independent valuation professional. The independent valuation professional will oversee the appraisal process with respect to our investments in real estate properties and the valuation process with respect to our real estate property portfolio. We or the investment professional may cancel, on 30 days’ notice, any agreement pursuant to which such services are provided. The employees of any independent valuation advisory firm performing such services will be required to hold the MAI Designation and be appropriately certified in all areas of the country in which they do business. The independent valuation professional will be selected on the basis of firm, reputation, knowledge and experience in the valuation of real estate property portfolios consisting of the type of property in which we intend to invest.

The independent valuation professional’s tasks will include: (1) obtaining annual appraisals of individual assets by independent appraisers; (2) reviewing existing appraisals on a monthly basis, (3) monitoring the schedule of annual appraisals and monthly reviews to ensure that our assets are appraised, and the appraisals reviewed, on a rolling basis throughout the year; (4) monitoring the portfolio on a daily basis to determine whether asset or market characteristics indicate that a material change with respect to any asset warrants a re-appraisal, and if such a determination is made, obtaining and overseeing the requisite re-appraisal of the asset; (5) periodically reviewing and approving our valuation guidelines applicable to commercial real estate properties, including recommending any necessary changes to our board of directors; (6) requesting appraisals of any commercial real estate property by an independent appraiser if the valuation expert believes that the most recent appraisal of the commercial real estate property is materially incorrect; (7) making appropriate recommendations to our Advisor if a new appraisal or any other action is necessary, and (8) after the close of business on each business day, providing to our Advisor an estimate of the value of our real estate property portfolio. In the event that the independent valuation professional at any time concludes that an appraisal is materially incorrect, then the independent valuation professional will, with the permission of our Advisor, coordinate a re-appraisal of the property in question. The independent valuation professional will include the results of any such re-appraisal in the next estimate of the value of our real estate property portfolio that it provides to our Advisor. The independent valuation professional, with the permission of our Advisor, may terminate the engagement of an appraiser with or without cause with 30 days written notice.

Portfolio Accountant

We will, from time to time, engage an independent third party to serve as our portfolio accountant. We or the portfolio accountant may cancel, on 30 days’ notice, any agreement pursuant to which such services are provided. The portfolio accountant will be selected on the basis of firm, reputation, knowledge and experience in the valuation of investment portfolios for mutual funds.

The portfolio accountant’s tasks will include:  (1) retaining third party pricing services to provide information with respect to our securities portfolios; (2) calculating the value of our CMBS and other real estate based securities portfolios based upon information provided by our sub-advisors regarding our securities holdings and information obtained from third party pricing services regarding the most recent trading prices of our securities holdings; (3) receiving from our Advisor a recommendation of the value of our real estate property portfolio; (4) receiving from our Advisor a recommendation of the value of our other assets and liabilities; (5) calculating our daily NAV based upon the information received from various sources, after deducting applicable fees; and (6) providing our Advisor with its calculation of our daily NAV.

Valuation Guidelines

The valuation guidelines adopted by our board of directors provide a detailed description of the methods and procedures employed in the valuation of our assets, and are designed to create replicable and verifiable values. The valuation guidelines are consistent with those currently utilized by major open-ended real estate fund advisors, guidelines or procedures published by industry associations, and industry best practices. The provisions of the valuation guidelines described below regarding the valuation of commercial real estate properties will be reviewed periodically by the valuation professional to assure their compliance with industry standards. Our Advisor will provide our board of directors with periodic valuation reports on a quarterly basis in connection with regularly scheduled board meetings. Specifically, our Advisor is required to present to our board of directors, on a quarterly basis, each instance in which it determines that the value of our real estate property portfolio is different from the estimated value provided by our valuation professional, including the specific real estate assets on which its determination was based, and each instance in which it determines that our daily NAV is different from the daily NAV calculation provided by our portfolio accountant, including the specific item or items (real estate, CMBS, other securities or non-investment assets and liabilities) on which its determination is based. In its discretion, our board of directors will have the right to engage additional independent professionals to assist our Advisor and its affiliates with the valuations of our investments.

Our goal is to establish accurate, reliable, and verifiable estimates of the fair value of our investments, which is the price that would be received in an arm’s-length transaction between unrelated market participants. Under some unanticipated circumstances or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), it is possible that a more accurate valuation could be obtained by using different assumptions. In these unusual circumstances, our Advisor, in consultation with our valuation professional, may propose that a different methodology will be used if approved by our board of directors and conflicts committee.

Our Advisor will be responsible for valuing our real estate property portfolio, and our Advisor and Wells Capital will be responsible for valuing certain of our securities holdings, such as illiquid securities and mortgage instruments, and Wells Capital will be responsible for valuing our non-investment assets. The valuation professional and our Advisor will review the valuation guidelines and methodologies applicable to commercial real estate with our board of directors on an annual basis or as often as deemed necessary. Our Advisor will review our valuation guidelines and methodologies applicable to mortgage instruments, CMBS and other real estate related securities with our board of directors on an annual basis or as often as necessary. Any changes to the valuation guidelines proposed by our Advisor must be approved by our board of directors, including a majority of our conflicts committee.

Valuation of Commercial Real Estate Assets

Commercial real estate properties initially will be valued at cost, meaning that each property will be valued at its purchase price of such properties, plus all related acquisition costs and expenses, such as legal fees and closing costs. At the beginning of each calendar year, our Advisor and the valuation professional will jointly develop a staggered appraisal plan with the objective of having approximately one-twelfth of our commercial real estate assets, by value, appraised each month on a rolling basis. In the event that disproportionate numbers of appraisals are occurring on particular dates, or during particular periods of time, our valuation professional will adjust the schedule of annual appraisals to minimize the potential impact of the appraisal schedule on our NAV. The appraisal plan will be updated quarterly as we deem necessary or appropriate. Each appraisal will be performed by an independent appraiser in accordance with the Uniform Standards of Professional Appraisal Practice. Each of our commercial real estate assets will be covered by this plan beginning with the one year anniversary of its acquisition.

Every month, our valuation professional will review the established values of all of our commercial real estate properties that are not being appraised during such month. The reviews will occur throughout each month on a rolling basis. If the valuation professional determines, upon review, that it intends to adjust the estimate of the value of our real estate property portfolio due to inaccuracies in the most recent appraisal by an independent appraiser, then the independent valuation professional will obtain a second independent appraisal. The valuation professional will include the amount of the second independent appraisal in the estimate of the value of our real estate property portfolio that it provides to our Advisor.

Properties that are being developed will be valued at cost until we have received a certificate of occupancy on the property. At such time, our independent valuation professional will obtain an independent appraisal of the property, and include that value in the next estimate of the value of our real estate property portfolio that it provides to our Advisor. In connection with the monthly review of a property’s value, our independent valuation professional will analyze any development projects occurring on the property. Should a material change in the development occur — including, for example, substantial pre-leasing, rental rate achievement significantly above pro forma amounts, construction delays or cost overruns — then the independent valuation professional may obtain an off cycle appraisal and may adjust the estimate of the value or our real estate property portfolio that it provides to our Advisor to reflect the impact of such changes. In addition, the independent valuation professional will review any material changes at any property reported to it by our Advisor, determine whether an appraisal by an independent appraiser is warranted and adjust the next estimate of the value of our real estate property portfolio that is provides to our Advisor to reflect such changes.

The methodology or combination of methodologies utilized to estimate the value of our real estate property portfolio will be selected by our independent valuation professional based on a determination of which approach or approaches best meets the valuation assignment and provides the strongest evidence and support for the fair market value of the property. The estimate of the value of our real estate property portfolio that our independent valuation professional provides, and the final determination of our Advisor, including adjustments based on its assessment of the value of any particular property, involve subjective judgments by our independent valuation professional and by our Advisor with respect to a number of factors, including but not limited to comparable rental and operating expense data, the applicable capitalization or discount rate, projecting future rent, projecting future operating and capital expenses, creating financial and other models, monitoring development projects and determining the materiality of various events affecting a property, such as the departure of a key tenant or damage to the property.

Valuation of Mortgage Instruments and Securities

Illiquid securities, such as private direct mortgages, mezzanine loans and interests in private real estate funds, fixed rate mortgages, and other mortgage instruments will initially be valued at their acquisition cost. Following their acquisition, the values of these securities will be marked-to-market on a daily basis by Wells Capital using a discounted cash flow or other appropriate methodology and the then-current discount rate as determined by Wells Capital. In certain cases, particularly with respect to interests in commingled investment vehicles such as private real estate funds, Wells Capital will rely entirely on the share prices established by the issuers of the securities. The daily valuations of participating mortgage instruments will reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates. Wells Capital will make daily recommendations to our Advisor regarding the value of the Company’s holdings in illiquid securities and mortgage instruments. Our Advisor may adjust these values if it determines that such an adjustment is appropriate.

Publicly traded debt and real estate related equity securities (such as commercial mortgage-backed securities and shares in public REITs) that are not restricted as to salability or transferability will generally be initially valued at their cost at the time of their acquisition. After acquisition, such securities will valued daily by our portfolio accountant based upon information provided by the Company’s sub-advisors with respect to the nature of the Company’s securities holdings and information obtained from third-party pricing services with respect to the price of those securities. In connection with its calculation of our NAV, our Advisor may adjust the value of publicly traded equity and debt real estate related securities that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, our Advisor will give consideration to the nature and length of such restriction and the relative volatility of the market price of the security.

Our Advisor or our board of directors may, from time to time, retain independent third parties to assist with the valuation process with respect to publicly traded real estate related securities, private and illiquid real estate related securities and mortgage instruments.

Although our valuation guidelines are designed to determine the accurate market value of direct real estate assets, our Advisor’s valuation of mortgage instruments and real estate related securities will only be an estimate of market value and therefore may not correspond to realizable value upon a sale of those assets. See “Risk Factors — Risks Related to our Business — Our Share redemption program requires daily appraisals of the value of our portfolio, which are estimates of market value and may not necessarily correspond to realizable value.”

Valuation of Non-Investment Assets

Wells Capital will, on a daily basis, value the Company’s non-investment assets, such as accounts receivable and prepaid expenses. Non-investment assets generally will be settled within one year and, as such, will be valued at cost, which approximates fair value.

Valuation of Our Liabilities

As part of our NAV calculation, an affiliate of our Advisor will estimate the value of our liabilities on a fair market value basis using widely accepted methodologies specific to each type of liability. We expect that our liabilities will include debt, accounts payable, accrued distributions, accrued fund expenses, as well as other liabilities. For each liability type, we will determine the methodology to use to estimate fair value based on, among other things, anticipated settlement date and the difference between contractual and current-market terms.

We will assume that cost is an appropriate estimate of fair value for the following types of liabilities when anticipated to be settled within one year: short-term third-party borrowings bearing interest at variable-rates, payables and other accrued items. We believe that the substantial remainder of our liabilities will be comprised of all other third-party borrowings, and we intend to use an income-based approach to estimate the fair value of such liabilities. Specifically, we will estimate the fair value of all other third-party borrowings based on estimated future cash flows discounted over the remaining term to maturity. The respective discount rates will be estimated based on current market rates of interest for loans, mortgage instrument or CMBS with similar characteristics.

PLAN OF OPERATION

General

As of the date of this prospectus, we have not commenced operations. We are a newly organized Maryland corporation that intends to qualify as a REIT beginning with our first taxable year of operations. After we sell the minimum offering amount of $2,000,000 of our shares, we will receive from our escrow agent, The Bank of New York Mellon, the proceeds from such sales. We intend to use the proceeds that we receive from this offering to invest in direct real estate and real estate related securities, with the goal of producing a total return on our investment portfolio through both the long-term appreciation in the NAV of our investments and a stable current return through distributions to our stockholders.

We intend to acquire and manage a diverse portfolio of real estate assets, comprised primarily of high quality, income-generating commercial properties leased to creditworthy companies, governmental entities and individuals. We also intend to invest in real estate related securities, including, but not limited to, equity securities of real estate companies, CMBS, and other types of mortgage and real estate-related securities. We plan to diversify our portfolio by investment type, property type, tenant type and geographic location. As of the date of this prospectus, we have not identified any specific properties or other investments to acquire or entered into any arrangements to acquire any specific properties or other investments.

We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or in equity securities, or a combination thereof. Alternatively, we may acquire properties subject to, or with the proceeds from, mortgage indebtedness, subject to our leverage policy. See “Investment Objectives and Policies — Borrowing Policies.” We may selectively encumber some or all properties after we acquire them if favorable financing terms are available to us. We expect to use the proceeds from any such loans to acquire additional properties or increase cash flow. We intend to acquire our other real estate investments primarily by paying the purchase price solely in cash. However, we also may utilize funds generated by leverage against the securities portion of our investment portfolio.

The number of properties and other investments that we ultimately acquire will depend, in large part, upon the amount of proceeds that we receive from this offering. Accordingly, if we are unable to raise the proceeds from this offering that we anticipate, then we may be unable to acquire the investments that we desire, and to diversify our investment portfolio. In addition, if we sell only a small percentage of our maximum offering amount, then we may utilize a higher degree of leverage to generate additional funds, which would increase the risk of an investment in our common stock. As a result, our inability to raise the proceeds that we expect from this offering may ultimately result in a lower NAV of our investment portfolio and less distributions to stockholders.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code for the taxable year ended December 31, 2007. If we qualify as a REIT for federal income tax purposes, then we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, then we will be subject to federal income tax on our taxable income at regular corporate rates and may not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our after-tax net income, our NAV and the amount of our distributions to stockholders. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during our first year of operations, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. For example, we will monitor the ownership of our shares in an effort to prevent five or fewer individuals from directly or indirectly owning 50% or more of the value of our outstanding shares of common stock at any time after the first taxable year for which we make an election to be taxed as a REIT. We also will regularly monitor our compliance, on a quarterly basis, with the REIT gross income, asset and distribution tests described herein under the caption “Federal Income Tax Considerations — Requirements for Qualification.”

Competition

We believe that the current market for those types of real properties and real estate related securities that meet our investment objectives is highly competitive. While we are in a period of rising interest rates, the prevailing interest rates remain low by historical standards. These relatively low interest rates, and the resulting competition to originate loans, have given potential buyers increased access to financing on favorable terms. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do.

We may at times compete with other Wells-sponsored programs that are advised by affiliates of our Advisor, including our real estate sub-advisor, for direct real estate investment opportunities, especially those Wells-sponsored programs that are then raising (and investing) offering proceeds. You should refer to the information contained under the caption entitled “Conflicts of Interest—Certain Conflict Resolution Procedures” for a more detailed discussion of how our real estate sub-advisor will allocate investment opportunities to us and other Wells-sponsored programs.

The current leasing market also is highly competitive. The high acquisition prices of real properties, coupled with the competitive leasing market, means that buyers are generally paying a relatively high price for a relatively low stream of rental revenue, when such amounts are compared to similar information for prior years. To attract desirable tenants to our properties, we may have to offer inducements, such as free rent and tenant improvements, which would decrease the return that we will realize from those properties. Currently, we believe that market conditions are improving in most markets across the country, resulting in rising rental rates and falling vacancy levels in many property types. These positive trends could be impacted by significant new construction activity if it is not met by similar tenant demand in the future.

We and other Wells-sponsored programs may rely on many of the same real estate professionals to supervise the leasing of our properties, particularly if we determine to retain Wells Management to manage a portion of our real properties. If the Wells Management team of real estate professionals direct more creditworthy prospective tenants to a property of another Wells-sponsored program when they could instead direct such tenants to our properties, then our tenant base may have more inherent risk than might otherwise be the case.

Liquidity and Capital Resources

Our principal sources of funds will be the proceeds that we receive from the sale of shares of common stock in this offering. In addition, we will receive funds from our operations, including, but not limited to, cash flows generated by the assets held in our investment portfolio, as well as net sale proceeds from the sale of any of our investments. We also may borrow funds from one or more third parties, in connection with the acquisition of investments, or otherwise.

Our principal use of funds will be to effect acquisitions of real property and other real estate related securities. In addition, we will use our funds to pay our fees and expenses, to make any distributions to stockholders, to repay any outstanding indebtedness, to redeem shares of our common stock under our share redemption program and to make loans to third parties. Generally, we expect that cash needs for items other than our acquisitions of investments will be satisfied with funds generated by our operations, and that cash needs for investments will be satisfied by the proceeds that we receive from the sale of our common stock in this offering, and, to a lesser extent, debt.

In addition, our Advisor may, but is not required to, establish capital reserves for a variety of purposes, including, for example, to pay for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures, or to satisfy the escrow requirements of a future lender to us. Any such reserves would be established from the proceeds that we receive from this offering, from cash flows generated by our investments, or from the net sale proceeds from the sale of any of our investments. We presently do not have any plans to designate any portion of the proceeds that we receive from this offering as working capital reserves.

We will experience a relative increase in liquidity as we receive proceeds from the sales of additional shares and a relative decrease in liquidity as we use the offering proceeds that we receive to acquire, develop and operate real properties, to acquire and manage real estate related securities, to pay our fees and expenses and to redeem shares pursuant to our share redemption program. To the extent that there is any delay between our receipt of the proceeds for the sale of our shares in this offering, on the one hand, and our use of those proceeds to acquire investments, on the other hand, we may determine to temporarily invest any such proceeds in real estate-related or cash instrument investments that could yield lower returns than the real properties and other assets in which we ultimately expect to invest. Any such delay would cause our stockholders to experience a corresponding delay in their realization of the anticipated benefits of their investment, as we would be forced to pay lower than expected distributions and we would not enjoy the anticipated increase in the NAV of our investment portfolio. In an attempt to avoid this delay, we intend to commence discussions with lenders to establish sources of available credit, the borrowings from which we could use to accelerate our acquisitions of investments. However, we presently have no credit facilities or sources of other borrowings available to us.

Results of Operations

As of the date of this prospectus, we had not commenced any meaningful operations, and will not commence operations until we satisfy the minimum offering amount and receive from the escrow agent the proceeds from the underlying sales of our shares.

We are not aware of any known trends or uncertainties material to our operations, other than national economic conditions affecting real estate and real estate related securities, generally, such as current purchase prices for office properties being near historical highs relative to the current annual income to be generated by the properties — resulting in capitalization rates that are low relative to historical levels. The “capitalization rate” for a particular property is the relationship between the current income expected from a property and the purchase price of that property. We do not expect significant short-term changes in capitalization rates on real estate investments. We believe that, if capitalization rates remain at current levels and we purchase properties with long-term leases (as expected), then our income and distributions are likely to be lower than they would be in an environment of higher capitalization rates.

Changes in interest rates also may impact our operations. To the extent that we finance property acquisitions with debt, higher interest rates may result in cash flows and distributions that are lower than they otherwise would be in a low interest rate environment. Higher interest rates also tend to put downward pressure on the prices and values of properties, because purchasers using debt to finance their property acquisitions will have higher debt service costs and will not be able to pay as high of a price as a competing purchaser purchasing the property without the use of debt. Therefore, higher interest rates could benefit us during our investment stage by helping to reduce property prices. After we buy a property, however, higher interest rates could adversely affect us if we financed the property with variable-rate debt or if we have to refinance the property. Additionally, an increase in interest rates after we terminate this offering and have fully invested the proceeds from this offering could cause the value of our properties to decline, thus reducing the overall return that you may earn on your investment in our shares. Higher interest rates also could negatively impact the value of any CMBS and other mortgage instruments, or other real estate related securities that have fixed interest rates. We may utilize hedging strategies within our investment portfolio to offset a portion of our expected exposure to interest rate movements. We presently do not expect to use hedges or other derivative instruments for speculative purposes.

Inflation

Over the past two to three years, the real estate market has been affected by a steady trend of slowly rising inflation. We expect that there will be provisions in the majority of our tenant leases which would protect us from the impact of inflation. These provisions include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot basis, or, in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. However, due to the long-term nature of the leases, the terms of the leases may not adequately change enough to cover the costs associated with rising inflation. In general, modest inflation has a positive effect on direct real estate assets, as rental rates tend to rise faster than overall expenses. This, in turn, creates the opportunity for greater net operating income, and, therefore, greater distributions and capital appreciation.

Critical Accounting Policies

We discuss below the accounting policies we believe will be critical once we commence operations. We consider these policies to be critical because they require our management to make and apply subjective judgments in the application of accounting policies, including making estimates and assumptions. These judgments are inherently uncertain and subject to changes and will affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Different management judgments or interpretations of facts and circumstances could result in materially different amounts reported in the financial statements and could impact the choice of accounting policies. Additionally, other companies may utilize different estimates and policies that may impact comparability of our results of operations to those of companies in similar businesses.

Investment in Real Estate Assets

We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. We anticipate the estimated useful lives of our assets by class to be as follows:

Building	40 years
Building improvements	5-25 years
Tenant improvements	Shorter of economic life or lease term
Intangible lease assets	Lease term

If we use inappropriate useful lives or methods for depreciation, our net income will be misstated.

Valuation of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures, may not be recoverable. Circumstances may indicate that the carrying amounts of real estate assets may not be recoverable. If so, we will assess the recoverability of the real estate assets by comparing the asset’s carrying value to the undiscounted future operating and disposition cash flows we expect from the asset. If such expected undiscounted future cash flows do not exceed the carrying value, then we will adjust the real estate assets to the fair value and recognize an impairment loss.

Projecting expected future cash flows requires us to estimate a number of factors, including the following, among others: future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. If we use inappropriate assumptions in the future cash flows analysis, our assessment of the property’s future cash flows and fair value would be incorrect. This could result in the overstatement of the carrying value of our real estate assets and net income.

Allocation of Purchase Price of Real Estate Assets

When we acquire real properties, we will allocate the purchase price of properties to acquired tangible assets and identified intangible assets and liabilities based on their fair values. Tangible assets generally consist of land and building. Identified intangible assets and liabilities generally consist of the value of above-market and below-market leases and the value of in-place leases.

We will determine the fair values of land and buildings by valuing the property as if it were vacant. We will then allocate the “as-if-vacant” value to land and building based on our determination of the relative fair value of these assets. We will determine the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors we consider in performing these analyses will include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, we will include real estate taxes, insurance and other operating expenses during the expected lease-up periods based on current market demand. We will estimate costs to execute similar leases, including leasing commissions and other related costs.

We will record the fair values of above-market and below-market in-place leases based on the present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. We will amortize the capitalized above-market and below-market lease values as an adjustment to rental income over the remaining terms of the respective leases. The fair values of in-place leases will include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals, which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant will include commissions, tenant improvements and other direct costs and will be estimated based on our consideration of current market costs to execute a similar lease. We will include these direct costs in deferred leasing costs in our consolidated balance sheet and will amortize such costs to expense over the remaining terms of the respective leases. We will calculate the value of opportunity costs using the contractual amounts to be paid pursuant to the in-place leases over market absorption periods for similar leases. We will value customer relationships based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. We will include these lease intangibles in intangible lease assets in our consolidated balance sheet and amortize these assets to rental income over the remaining terms of the respective leases.

Estimating the fair values of the tangible and intangible assets will require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods and the number of years the property is held for investment, among other factors. Using inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Valuation of Mortgage Instruments, CMBS and Other Securities

Our publicly traded portfolio securities, including CMBS, that are not restricted as to salability or transferability will be valued daily as of the close of each regular session of trading on the New York Stock Exchange, normally 4:00 p.m. New York City time. Securities traded on stock exchanges are valued at their last sales price on the principal exchange where the security is traded or, if not traded on a particular day, at the closing bid price. Securities which are quoted by NASDAQ are valued at the NASDAQ Official Closing Price. Securities traded in the over-the-counter market are valued at their last sale price or, if not available, at their last bid price as quoted by brokers that make markets in the securities. The value of publicly traded securities that are restricted as to salability or transferability may be adjusted for a liquidity discount. In determining the amount of such discount our Advisor will give consideration to the nature and length of such restriction and the relative volatility of the market price of the security.

Securities and other assets for which market quotations are not readily available are valued at their fair value as determined in good faith in accordance with consistently applied procedures established by and under the supervision of our board of directors. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), our Advisor will generally rely on the values periodically assigned to such interests by the respective issuers.

Conventional mezzanine, participating and other mortgage instruments will initially be valued at our acquisition cost and will be marked-to-market monthly thereafter. The monthly valuations of participating mortgage instruments will reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates.

Dividend income is recorded on the ex-dividend date. Interest income is accrued as earned. Security transactions are accounted for on the trade date. Gains and losses on securities sold are determined on a specific identification basis.

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code and intend to operate as such beginning with our taxable year ending December 31, 2007. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders as discussed elsewhere in this prospectus. As a REIT, we generally will not be subject to federal income tax on income that we distribute to stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders and the value of our shares.

Distributions

We intend to make distributions each taxable year equal to at least 90% of our REIT taxable income (which is determined, for tax purposes, without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States). We expect to authorize, declare and pay distributions on a quarterly basis based upon daily record dates so that investors may be entitled to distributions immediately upon purchasing our shares.

Our board of directors will determine the amount of distributions we distribute to you based on a number of factors, including the following, among others: funds available from our operations, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

In some circumstances, we may be required to pay distributions in excess of our cash available for distribution in order to meet these distribution requirements, and we may need to use proceeds from this offering, borrow funds, issue new securities or sell assets to make these required distributions. We intend to establish an annual distribution rate that approximates our estimate of cash available for distribution; however, we cannot assure you that our estimate will prove to be accurate, and actual distributions may therefore be significantly different from the expected distributions. Distributions to our stockholders generally will be taxable to our stockholders as ordinary income to the extent of our current or accumulated earnings and profits, although a portion of these distributions may be designated by us as long-term capital gains to the extent they are attributable to net capital gain income recognized by us, and may constitute a return of capital to the extent they exceed our earnings and profits as determined for tax purposes. Dividends received from REITs are generally not eligible to be treated at the preferential qualified income tax rates, which have a maximum 15% tax rate to non-corporate investors. See “Federal Income Tax Considerations.”

Quantitative and Qualitative Disclosure About Market Risk

Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. We may be exposed to market risk primarily as a result of the anticipated incurrence of long-term debt that may be used to fund our investments, to redeem shares, to pay our offering and operating expenses and fees and to make distributions to our stockholders. We have risk management practices and programs designed to manage the interest rate risks associated with our business. Our Advisor will maintain risk management control systems and will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. To limit the impact of market risk on our business and to lower our overall borrowing costs, we may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets, to the extent consistent with the requirement for qualification as a REIT. All of our derivative financial instruments are entered into with a view towards reducing the potential for economic losses that we could incur. The decision of whether or not to mitigate interest rate risks, or a portion thereof, is determined by our Advisor and is based on the risks involved and other factors, including the financial effect on income, asset valuation and compliance with the REIT income tests. In determining whether to mitigate a risk, we may consider whether other assets, liabilities, firm commitments and anticipated transactions already offset or reduce the risk. See “Risk Factors — Risks Associated with Debt Financings — We may be unable to effectively mitigate the risk of changes in interest rates.”

Also, derivative contracts we may enter into will expose us to credit risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. We will adopt a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained our Advisor to manage our day to day affairs and the allocation of our portfolio of investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our Advisor and its affiliates, many of the responsibilities of the board will be delegated to the conflicts committee, which is comprised of all of our independent directors. See “— Committees of the Board of Directors — Conflicts Committee.” Our directors have a fiduciary duty to us and our stockholders, including a duty to supervise our relationship with our Advisor.

Prior to effectiveness of the registration statement of which this prospectus forms a part, we will have a five-member board. Our board may change the size of the board, but not to fewer than three board seats. Our charter provides that a majority of our directors must be “independent directors,” which is defined in our charter pursuant to the requirements of the NASAA REIT Guidelines as a person who is not one of our officers or employees or an officer or employee of our sponsor, Advisor or their affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another Wells-sponsored program will not, by itself, preclude independent director status.

Each director will serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our directors and officers are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. In addition to meetings of the various committees of the board, which committees we describe below, we expect to hold four regular board meetings each year. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our board may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our directors.

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

Our audit committee charter will require that the audit committee of the board of directors consist solely of independent directors. The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our audit committee will include at least one person who is a “financial expert” as such term is defined by the applicable rules of the SEC. In addition, our audit committee will operate pursuant to a written charter to be adopted by the board of directors which will be posted on the website of an affiliate of our Advisor and can be found at www.wellsref.com.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our board has a conflicts committee comprised of all of our independent directors. The conflicts committee is authorized to retain its own legal Advisor and its own financial Advisor. The committee is empowered to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by our Advisor or its affiliates could reasonably be compromised. Those conflict of interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and the conflicts committee. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Our conflicts committee will also discharge the board’s responsibilities relating to compensation of our executives. The conflicts committee will administer the granting of stock options to selected employees of our Advisor, our real estate sub-advisor and, if retained, Wells Management, based upon recommendations from our Advisor, our real estate sub-advisor and Wells Management, and set the terms and conditions of such options in accordance with our long-term incentive plan. The conflicts committee will also have authority to amend our long-term incentive plan after its approval and create other incentive compensation and equity-based plans.

Nominating and Corporate Governance Committee

Our board of directors has a nominating and corporate governance committee, the primary functions of which will be:

•	identifying individuals qualified to serve on the board of directors and recommending that the board of directors select a slate of director nominees for election by the stockholders at the annual meeting;

•	developing and recommending to the board of directors a set of corporate governance policies and principles and periodically reevaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate; and

•	overseeing an annual evaluation of the board of directors and each of the committees of the board of directors.

All of the members of the nominating and corporate governance committee will be independent directors. The nominating and corporate governance committee will consider nominees submitted by stockholders. Our nominating and corporate governance committee will operate pursuant to a written charter to be adopted by the board of directors. This charter will be posted on a website maintained by an affiliate of our Advisor, which can be found at www.wellsref.com.

Executive Officers and Directors

We have provided below certain information about our executive officers and non-independent directors.

Name	Age	Positions

Leo F. Wells, III	63	President and non-executive Chairman of the Board
Douglas P. Williams	56	Executive Vice President, Secretary and Treasurer and Director
Randall D. Fretz	54	Senior Vice President

Leo F. Wells, III is our President and non-executive Chairman of the Board. He is also the President and a director of Wells REIT II and Institutional REIT and the President of Wells Timberland REIT. Mr. Wells is a director of Wells REIT, and he served as the President of Wells REIT from 1997 to 2007. He is the sole stockholder, sole director, President and Treasurer of Wells Real Estate Funds, which directly or indirectly owns our Advisor, our sponsor, our real estate sub-advisor our Distributor, Wells Management Company, Inc., Wells Development Corporation, a company organized in 1997 to develop real estate properties, and Wells Real Estate Advisory Services, Inc. He is also the President, Treasurer and sole director of our real estate sub-advisor, Wells Management Company, Inc. and Wells Development Corporation, and is the sole director of our Advisor and our sponsor. Mr. Wells is a trustee of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust, which includes as one of its series the Wells S&P REIT Index Fund. He is President and sole director of Wells Real Estate Advisory Services, Inc. He is the President, Treasurer and a director of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which Mr. Wells serves as the principal broker.

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the Financial Planning Association (FPA).

On August 26, 2003, Mr. Wells and our Distributor entered into a Letter of Acceptance, Waiver and Consent (AWC) with the NASD relating to alleged rule violations. The AWC set forth the NASD’s findings that our Distributor and Mr. Wells had violated conduct rules relating to the provision of non-cash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by our Distributor in 2001 and 2002. Without admitting or denying the allegations and findings against them, our Distributor and Mr. Wells consented in the AWC to various findings by the NASD that are summarized in the following paragraph:

In 2001 and 2002, our Distributor sponsored conferences attended by registered representatives who sold its real estate investment products. Our Distributor also paid for certain expenses of guests of the registered representatives who attended the conferences. In 2001, our Distributor paid the costs of travel to the conference and meals for many of the guests and paid the costs of playing golf for some of the registered representatives and their guests. Our Distributor later invoiced registered representatives for the cost of golf and for travel expenses of guests, but was not fully reimbursed for such. In 2002, our Distributor paid for meals for the guests. Our Distributor also conditioned most of the 2001 conference invitations on attainment by the registered representatives of a predetermined sales goal for our Distributor’s products. This conduct violated the prohibitions against payment and receipt of non-cash compensation in connection with the sales of these products contained in NASD’s Conduct Rules 2710, 2810 and 3060. In addition, our Distributor and Mr. Wells failed to adhere to all of the terms of their written undertaking made in March 2001 not to engage in the conduct described above, and thereby failing to observe high standards of commercial honor and just and equitable principles of trade in violation of NASD Conduct Rule 2110.

Our Distributor consented to a censure, and Mr. Wells consented to suspension from acting in a principal capacity with an NASD member firm for one year. Our Distributor and Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. Mr. Wells’ one-year suspension from acting in a principal capacity with our Distributor ended on October 6, 2004.

Douglas P. Williams is our Executive Vice President, Secretary and Treasurer and one of our directors. Since 1999, he has also served as Executive Vice President, Secretary and Treasurer and currently serves in those capacities for Wells REIT II, Wells Timberland REIT and Institutional REIT and as a director of Wells REIT II and Institutional REIT. From 1999 to 2007, Mr. Williams served as Executive Vice President, Secretary and Treasurer for Wells REIT. Mr. Williams has served as a director of Wells REIT since 1999. He is also a Senior Vice President of Wells Capital and a Vice President, Chief Financial Officer, Treasurer and a director of our Distributor. Mr. Williams is also a Vice President of Wells Real Estate Funds.

From 1996 to 1999, Mr. Williams served as Vice President and Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc., a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for a predecessor firm of KPMG LLP. Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with the NASD as a financial and operations principal. Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration degree from Amos Tuck School of Graduate Business Administration at Dartmouth College.

Randall D. Fretz is our Senior Vice President and is a Senior Vice President of Wells Capital since 2002. He is also the Chief of Staff and a Vice President of Wells Real Estate Funds, a Senior Vice President of Wells REIT II, Wells Timberland REIT and Institutional REIT, and a director of our Distributor. From 2002 to 2007, Mr. Fretz served as a Senior Vice President of Wells REIT. Mr. Fretz is primarily responsible for corporate strategy and planning and advising and coordinating the executive officers of our Advisor on corporate matters and special projects. Prior to joining our Advisor in 2002, Mr. Fretz served for seven years as President of U.S. and Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home décor. Mr. Fretz was previously a Division Director at Bausch & Lomb, a manufacturer of optical equipment and products, and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a bachelor degree in each of Sociology and Physical Education from McMaster University in Hamilton, Ontario. He also earned a Masters of Business Administration degree from the Ivey School of Business in London, Ontario.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which we refer to as our “Ethics Code.” Our Ethics Code will apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or other persons performing similar functions. Our Ethics Code will also apply to our directors, other executive officers and certain key officers of our Advisor and Distributor. We will post our Ethics Code on the website maintained by an affiliate of our Advisor, which can be found at www.wellsref.com. Our Ethics Code will comport with the principles specified by SEC regulation including, among others:

•	honest and ethical conduct, including the ethical handling of actual and apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal notification of violations of the Ethics Code; and

•	accountability for adherence to the Ethics Code.

Our Ethics Code will also set forth our policies and procedures with respect to the review, approval and ratification of related party transactions, which policies and procedures are described in the “Conflicts of Interest” section of this prospectus.

Waivers of and material amendments to our Ethics Code will be granted only by our nominating and corporate governance committee. In the event our nominating and corporate governance committee waives any element of our Ethics Code for our principal executive officer, principal financial officer, principal accounting officer or controller or other persons performing similar functions, we will announce any such waivers within four business days following the date of the amendment or waiver by posting such announcement on the website maintained be an affiliate of our Advisor, which can be found at www.wellsref.com.

Compensation of Directors

We will pay each of our independent directors an annual retainer of $18,000. In addition, we will pay directors for attending board and committee meetings as follows:

•	$2,500 per regular board meeting — we expect seven regular board meetings per year;

•	$2,500 per audit committee meeting to review our periodic reports — we expect four such meetings per year;

•	$250 per special board meeting attended, whether in-person or by telephone — we expect one such meeting for every property acquisition;

•	$1,500 for each other committee meeting; and

•	an additional $500 to a committee chair for each committee meeting attended in-person.

When a committee meeting follows a board meeting, an additional fee will not always be paid for attending the committee meeting.

In addition, our independent directors will receive stock options granted under an independent director stock option plan, as described below. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay separate compensation for services rendered as a director.

2007 Long-Term Incentive Plan

We plan to adopt a long-term incentive plan, which we will use to attract and retain qualified independent directors, employees and consultants providing services to us who are considered essential to our long-term success. We expect to authorize and reserve a total of 750,000 shares for issuance under the plan. Awards may consist of nonqualified stock options, incentive stock options, restricted and unrestricted shares of stock, stock appreciation rights, stock unit awards and other stock-based awards. All awards must be approved by our conflicts committee.

The maximum number of shares of common stock with respect to awards made under the plan when added to the number of shares of common stock subject to other awards outstanding and the number of shares of common stock previously issued with respect to awards granted under the plan shall not exceed 10% of our outstanding common stock on a fully diluted basis as of such date. We have no timetable for the grant of any awards under the plan. The exercise price of any stock option granted under the plan shall be the greater of (1) $10.00 per share, or (2) the fair market value per share on the date the option is granted.

Independent Director Stock Option Plan

We plan to adopt an independent director stock option plan. All options granted to our independent directors will be granted pursuant to this plan, which will be a sub-plan of our 2007 long-term incentive plan described above, and will be governed by the terms of such plan. As of the date of this prospectus, we have issued no options; however, we expect to issue options to purchase 2,500 shares of common stock to each of our independent directors pursuant to this plan in connection with our initial public offering upon effectiveness of the registration statement of which this prospectus is a part (the “Initial Options”). The Initial Options will be anti-dilutive with an exercise price of the greater of (1) $10.00 per share, or (2) the fair market value per share on the date the Initial Options are granted. We expect to issue options to purchase 1,000 shares to each independent director then in office on the date of each annual stockholders’ meeting (the “Subsequent Options”). The exercise price for the Subsequent Options will be the greater of (1) $10.00 per share, or (2) the fair market value per share on the date the Subsequent Options are granted. We may not grant Initial Options or Subsequent Options at any time when the issuance of the shares underlying the grants, when combined with those issuable upon exercise of outstanding options or warrants granted to our Advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares.

Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. We also maintain a directors and officers liability insurance policy. The Maryland General Corporation Law also allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors, our Advisor and its affiliates will be indemnified by us for any loss or liability suffered by them, and will be held harmless for any loss or liability suffered by us, only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, our Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

We have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement. Notwithstanding the forgoing, any provision of the Maryland law or our organizational documents, we may not indemnify or hold harmless our directors and officers or the Advisor, its affiliates or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the NASAA REIT Guidelines.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, these provisions do not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor do they limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC and some state securities regulators take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, our Advisor or its affiliates, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Our operating partnership must also indemnify us and our directors, officers and other persons we may designate against damages and other liabilities in our capacity as general partner. See “The Operating Partnership Agreement.”

Our Advisor

Our Advisor is Wells Asset Management Advisors. Our Advisor has contractual and fiduciary responsibilities to us and our stockholders. Our sponsor is the sole and managing member of our Advisor. Some of our officers and directors are also officers and directors of our Advisor.

The directors and executive officers of our Advisor follow:

Name	Age	Positions

David H. Steinwedell	47	President
John Kleinsteuber	42	Vice President, Chief Compliance Officer and Anti-Money Laundering Compliance Officer
Leo F. Wells, III	63	Sole Director

The background of Mr. Wells is described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of our Advisor.

David H. Steinwedell is the President of our Advisor and our sponsor. Prior to his current position, he was Chief Investment Officer at Wells for five years, leading a team of professionals responsible for Wells’ real estate investment strategy that accomplished over $8.7 billion in acquisitions, $300 million in development and $4 billion in finance since 2001. Mr. Steinwedell has more than 22 years of experience in investment management, transaction negotiation, asset management, debt, property rehabilitation, real estate investment banking and brokerage. Further, he has experience with debt and equity transactions in multiple real estate sectors, including suburban and CBD office, bulk and flex industrial, multi-family, strip and neighborhood retail, malls, limited and full service hotel and land. In 2000, Mr. Steinwedell founded Steinwedell & Associates LLC, a capital markets advisory firm. From 1998 to 2000, he served as Executive Vice President in Investment Banking at Jones Lang LaSalle and was Managing Director at Cushman Realty Corporation from 1994 to 1998. During that time, Mr. Steinwedell directed and grew operations of investment banking and brokerage units in the Southern United States, resulting in $2.2 billion in transactions. Mr. Steinwedell began his career at Aetna Life & Casualty, leaving as Managing Director in 1994. While at Aetna, he was responsible for asset management, mortgage loan, workout, disposition and acquisition activities for pension funds and the general account. During his career, Mr. Steinwedell has managed 3.2 million square feet of office, industrial, and retail property; directly leased 1.1 million square feet; and negotiated over 4 million square feet of leases. Mr. Steinwedell earned a bachelor’s degree in economics from Hamilton College in Clinton, New York.

John Kleinsteuber serves as the Vice President, Chief Compliance Officer and AML Compliance Officer of our Advisor. He is also the Chief Compliance Officer for Wells Investment Securities, Inc., our Distributor, and Director of Compliance for Wells Capital, Inc., our real estate sub-advisor. In these roles Mr. Kleinsteuber directs the efforts of Wells’ Compliance team to develop, implement, monitor, and test policies and procedures in line with regulatory and corporate guidelines. Prior to joining our real estate sub-advisor, Wells Capital, in 2003, Mr. Kleinsteuber worked in compliance at one of the largest independent broker-dealers with responsibility for reviewing sales practice complaints, regulatory reporting, and business trades. Mr. Kleinsteuber began his professional career in 2000 as a registered representative with Morgan Stanley Dean Witter, Inc. Mr. Kleinsteuber received a Bachelors of Science degree in Applied Mathematics from Georgia State University and holds NASD Series 24, 7, 51 and NASAA Series 63 securities licenses.

Our Advisor has entered into an agreement with Wells Capital, pursuant to which Wells Capital will serve as a sub-advisor to our Advisor with respect to our real estate property portfolio. Wells Capital employs personnel who have experience in selecting commercial properties similar to the properties we seek to acquire.

The Advisory Agreement

Under the terms of the advisory agreement, which will become effective on the date this registration statement is declared effective, our Advisor will (1) serve as the investment and financial advisor to us and our operating partnership with respect to the allocation of assets among real property and various types of real estate related securities, (2) present to us investment opportunities and to provide us with a continuing and suitable investment program consistent with our investment policies and objectives as adopted by our board of directors and (3) provide for our day-to-day management. Our Advisor may retain sub-advisors and property managers. In satisfaction of its obligations, our Advisor will perform the following duties, among others:

•	manage the allocation of our investments among real estate, mortgage instruments, CMBS and other real estate related securities;

•	at the direction of our management, prepare filings made under the Securities Act of 1933 and periodic reports and other filings made under the Securities Exchange Act of 1934;

•	review and analyze the properties’ operating and capital budgets and our overall budget;

•	generate an annual budget for us;

•	maintain and preserve our books and records;

•	review and analyze financial information for each property and the overall portfolio; and

•	select, engage, negotiate agreements with, manage and oversee sub-advisors with suitable experience.

Our Advisor is entitled to receive an advisory fee equal to 1.1% of our average NAV. Our Advisor has agreed to defer portions of the advisory fee for periods in which our total annual operating expenses exceed 1.75% of our average NAV in exchange for the right to recoup, during the first five years of our operations, deferred advisory fees in later periods where our total annual operating expenses are less than 1.75% of our average NAV. Because the advisory fee is based upon our average NAV, the amount of compensation and other fees payable to the Advisor may increase or decrease in future periods. In addition to the advisory fee, we will reimburse our Advisor for certain expenses, including personnel costs and the expenses of our real estate sub-advisor that are reimbursed by our Advisor pursuant to the terms of the real estate sub-advisory agreement, incurred in connection with the provision of advisory services pursuant to the advisory agreement. See “Fees and Expenses” for a more detailed description of the advisory fee we will pay to our Advisor and the related arrangements with our Advisor.

Our Advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” However, pursuant to the advisory agreement, our Advisor must devote sufficient resources to our business to discharge its obligations. Neither we nor our Advisor may assign the Advisory Agreement without the prior written consent of the other party.

The advisory agreement has a term of one year, and may be extended for additional one-year terms with the approval of our board of directors. Our Board of Directors will review the performance of our Advisor prior to approving any renewal of the advisory agreement. The advisory agreement may be terminated without cause by us, with the approval of a majority of our conflicts committee, or by our Advisor upon 60 days’ written notice. In the event that the advisory agreement between us and our Advisor is terminated, our Advisor will be required to cooperate with us and take all reasonable steps requested by our board of directors to provide for the orderly transition of advisory services to a successor Advisor. Upon a termination of the advisory agreement with our Advisor, our board of directors will select a successor Advisor that the board of directors has determined possesses sufficient qualifications to perform the advisory services and will be required to determine that the compensation that we will pay the successor Advisor is reasonable in relation to the nature and quality of the services to be performed for us and within the limits prescribed in our charter.

Our Advisor may engage and supervise one or more qualified third party sub-advisors to manage our investments in mortgage instruments, CMBS and other real estate related securities. The fees paid to any such sub-advisor would not be paid by us, but would instead be paid by our Advisor out of the advisory fee that we pay to our Advisor. Our Advisor intents to enter into a real estate sub-advisory agreement with Wells Capital pursuant to which Wells Capital will provide real estate advisory services to our Advisor on our behalf. Our Advisor will not pay Wells Capital any fee for such services, but will reimburse Wells Capital for expenses incurred in connection with these services. Under the terms of the advisory agreement, we will reimburse our Advisor for the expenses of our real estate sub-advisor.

The Real Estate Sub-Advisory Agreement

Under the terms of the sub-advisory agreement with our real estate sub-advisor, which will become effective on the date that this registration statement is declared effective, Wells Capital, our real estate sub-advisor, will provide advisory and management services to us and our operating partnership with respect to our real estate portfolio. Specifically, our real estate sub-advisor will perform the following duties, among others:

•	identify, evaluate and, if appropriate, recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties;

•	negotiate and enter into leases and service contracts for our properties;

•	oversee the performance of our property managers; and

•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of properties.

We will not pay any fees to Wells Capital for the real estate advisory services it provides pursuant to this agreement. Instead, our Advisor will reimburse Wells Capital, and we will reimburse our Advisor, for any expenses incurred in connection with the provision of real estate advisory services pursuant to this agreement.

Our real estate sub-advisor currently advises other Wells-sponsored programs and, as a result, its resources will not be dedicated exclusively to our business. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” Pursuant to the real estate sub-advisory agreement, however, our real estate sub-advisor must devote sufficient resources to our business to discharge its obligations. Neither our Advisor nor our real estate sub-advisor may assign the real estate sub-advisory agreement without the prior written consent of the other party.

The real estate sub-advisory agreement has a term of one year, and may be extended for additional one-year terms. The real estate sub-advisory agreement may be terminated without cause by our Advisor or by our real estate sub-advisor upon 60 days’ written notice. In the event that the real estate sub-advisory agreement is terminated, our Advisor may assume the obligations of the real estate sub-advisor or engage a successor that possesses sufficient qualifications to perform the real estate advisory services. In either case, Wells Capital will be required to cooperate with us and take all reasonable steps requested by our board of directors to provide for the orderly transition of real estate advisory services to our Advisor or the successor sub-advisor. The assumption by our Advisor of real estate advisory obligations or the selection of a successor real estate sub-advisor will be subject to the approval of our board of directors.

Ownership Interest of Our Advisor and its Affiliates

Wells Fund Management, our sponsor, owns 20,000 of our shares, constituting 100% of our outstanding capital stock. Wells Fund Management may not sell any of these shares during the period it serves as our sponsor. Although Wells Fund Management and its affiliates are not prohibited from acquiring additional shares, Wells Fund Management currently has no options or warrants to acquire any of our shares. Wells Asset Management Advisors owns 200 common units and 100 special units in our operating partnership. Wells Fund Management may not vote any shares it owns in any vote for the removal of Wells Asset Management Advisors as our Advisor or any vote regarding the approval or termination of any contract with Wells Asset Management Advisors or any of its affiliates, and any such shares will not be included in determining the requisite percentage in interest of shares necessary to approve such matters.

Other Affiliated Companies

Our Real Estate Sub-Advisor

Wells Capital will serve as a sub-advisor to our Advisor with respect to our real estate portfolio. Since its incorporation in Georgia on April 20, 1984, Wells Capital has sponsored or advised public real estate programs on an unspecified property, or “blind pool” basis, that have raised approximately $8.5 billion of equity from approximately 242,000 investors as of December 31, 2006. Wells Capital is a wholly owned subsidiary of Wells Real Estate Funds, and some of our officers and directors are also officers and directors of Wells Capital.

The directors and executive officers of Wells Capital are as follows:

Name	Age	Positions

Leo F. Wells, III	63	President, Treasurer and sole Director
Douglas P. Williams	56	Senior Vice President and Assistant Secretary
Stephen G. Franklin	60	Senior Vice President
Randall D. Fretz	54	Senior Vice President
Jess E. Jarratt	50	Senior Vice President
Donald R. Henry	46	Senior Vice President

The backgrounds of Messrs. Wells, Williams and Fretz are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

Stephen G. Franklin, Ph.D. has served as a Senior Vice President of Wells Capital since 1999. Mr. Franklin is responsible for marketing, sales and coordination of broker/dealer relations. Mr. Franklin also serves as Vice President of Wells Real Estate Funds, Inc. Prior to joining Wells Capital, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, publicly traded provider of international post-secondary education that owns American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Master and Bachelor of Information Technology International M.B.A. and Adult Evening B.B.A. programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive M.B.A. faculty and has taught graduate, undergraduate and executive courses in management and organizational behavior, human resources management and entrepreneurship. He also is co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. From 1984 to 1986, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal stockholder of Financial Service Corporation (“FSC”), an independent financial planning broker/dealer. Mr. Franklin and the other stockholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

Jess E. Jarratt has served as Senior Vice President of Wells Capital and President of Wells Timberland Management Organization, LLC since March 2007. Mr. Jarratt is also a director of Wells Timberland REIT. Mr. Jarratt is responsible for directing and managing all aspects of timberland operations for Wells including timberland acquisitions and dispositions, portfolio and property management and timberland financing. From February 2006 through February 2007, Mr. Jarratt served as Managing Director of SunTrust Robinson Humphrey’s Structured Real Estate Group where he was responsible for structuring and purchasing net leased real estate for SunTrust’s dedicated equity account and originating financing vehicles for agricultural and timberland properties. From July 2001 through January 2006, Mr. Jarratt was Managing Director for SunTrust Robinson Humphrey’s Capital Markets Origination group where he originated and structured large, multi-capital transactions across SunTrust’s Corporate Banking unit. From July 1995 through July 2001, Mr. Jarratt was Group Vice President of SunTrust’s AgriFood Group which he founded and grew into a group of 20 professionals and over $1 billion in assets. From 1988 through July 1995, Mr. Jarratt was Vice President of Rabobank International, a multinational Dutch bank where he led corporate lending activities to U.S. agribusiness companies and timberland and forest products companies. From April 1985 through May 1988, Mr. Jarratt served as one of the original foresters for a predecessor entity to Hancock Timber Resource Group, one of the largest institutional managers of timber in the world. In his role as Timberland Investment Officer, Mr. Jarratt purchased and managed one of the fund’s first investments in timberland, including the merchandising of the property’s timber. Mr. Jarratt was also instrumental in the development of the financial analysis used to analyze the purchase of timberland by the company. From April 1983 through April 1985, Mr. Jarratt served as a Procurement Forester with the Kirby Lumber Company. His responsibilities in this role included the purchase of enough raw timber to fully supply a plywood mill, management of various relationships with dealers and suppliers, cruising prospective timber acquisitions and negotiating purchase prices with landowners. Prior to joining Kirby Lumber Company, Mr. Jarratt worked as a Timberland Purchase Forester responsible for building a land base for Nekoosa’s Ashdown Arkansas paper mill by originating, cruising, negotiating and closing on timberland purchases. Mr. Jarratt began his career as a Forester with the Texas Forest Service in August 1979 where he worked with private landowners to develop and implement forest management plans. Mr. Jarratt received a Bachelor of Science degree in Forestry from Texas A&M University and a Master of Business Administration degree from the University of North Texas. In addition, Mr. Jarratt is a Certified Management Accountant (CMA) and has completed the Harvard Business School Executive Agribusiness Program. Mr. Jarratt is a member of the Institute of Management Accounting.

Donald R. Henry is a Senior Vice President of Wells Capital where he oversees a team whose responsibilities include performing due diligence on acquisition targets, developing and implementing long-term investment strategies for each property, executing value-add strategies and positioning properties for sale. Prior to joining Wells in 2002, Mr. Henry was a Principal, Portfolio Management with Lend Lease Real Estate Investments Inc., where he was responsible for public and corporate pension funds with $800 million in managed assets. In this capacity, he designed and implemented investment and leverage strategies based on client investment objectives and capital/real estate market fundamentals. From 1995 to 1999, he was the Vice President, Asset Management/Retail Group for Lend Lease, where he asset-managed seven regional malls with a combined value of $430 million. Mr. Henry began his career with Deloitte & Touche LLP, where he was a senior manager in the firm’s emerging business services group. He received his Bachelor of Arts from Oglethorpe University and is a CFA charter holder.

In addition to the directors and executive officers listed above, Wells Capital employs personnel who have extensive experience in the types of services that our Advisor will be providing to us, including arranging financing for the acquisition of properties, negotiating contracts, and preparing and overseeing budgets. Our Advisor will rely on employees of Wells Capital, its manager, to perform services on its behalf for us to the extent that our Advisor does not employ personnel with the relevant experience necessary for such services.

On March 12, 2007, a stockholder of Wells REIT, a program sponsored by Wells Capital, filed a purported class action and derivative complaint against, among others, Wells REIT, the officers and directors of Wells REIT, Wells Real Estate Funds, Inc., which we refer to as Wells Real Estate Funds, and certain affiliates of Wells Real Estate Funds.

The complaint attempts to assert class action claims on behalf of those persons who receive and are entitled to vote on a proxy statement for Wells REIT that was filed with the SEC on February 26, 2007, as amended (the “proxy statement”). The complaint alleges, among other things, that (i) the consideration to be paid as part of a proposed merger agreement to acquire certain affiliates of Wells Real Estate Funds is excessive; and (ii) the proxy statement contains false and misleading statements or omits to state material facts. Additionally, the complaint seeks to, among other things, obtain (a) certification of the class action; (b) a judgment declaring the proxy statement false and misleading; (c) unspecified monetary damages; (d) nullification of any stockholder approvals obtained during the proxy process; (e) nullification of the merger proposal and the merger agreement; (f) restitution for disgorgement of profits, benefits and other compensation for wrongful conduct and fiduciary breaches; (g) the nomination and election of new independent directors, and the retention of a new financial Advisor to assess the advisability of Wells REIT’s strategic alternatives; and (h) the payment of reasonable attorneys’ fees and experts’ fees.

Wells REIT and Wells Real Estate Funds believe that the allegations contained in the complaint are without merit and intends to vigorously defend this action. Due to the uncertainties inherent in the litigation process, it is not possible to predict the ultimate outcome of this matter at this time; however, as with any litigation, the risk of financial loss does exist. Any financial loss incurred by Wells Real Estate Funds, which adversely affects the financial health of Wells Capital or its affiliates, could hinder their ability to successfully manage our operations and assets.

Our Sponsor

Our sponsor is Wells Fund Management. Wells Real Estate Funds is the sole and managing member of our sponsor. As the sole and managing member of our Advisor, our sponsor exercises control over our Advisor, including with respect to our Advisor’s determination of our NAV, selection of sub-advisors, selection of the valuation professional and our portfolio accountant, determinations as to whether to accept or reject estimates of the value of our real estate portfolio provided by our valuation professional, determination of the value of portions of our securities portfolio, and the final calculation of our daily NAV. In addition, certain officers and directors of our sponsor, including Mr. Steinwedell and Mr. Wells, also serve as officers and directors of us and our Advisor. Finally, our sponsor currently owns 100% of our shares, and will therefore exercise control of our operations prior to this offering and during the time prior to our sale of the minimum of $200,000,000 of our shares. Our sponsor will hold these shares at all times during which it serves as our sponsor.

The directors and executive officers of Wells Fund Management are as follows:

Name	Age	Positions

David H. Steinwedell	47	President
Robert McCullough	35	Vice President
Leo F. Wells, III	63	sole Director

The background of Mr. Wells is described in the “Management — Executive Officers and Directors” section of this prospectus and the background of Mr. Steinwedell is described in the “Management — Our Advisor” section of this prospectus. Below is a brief description of the other executive officer of Wells Fund Management.

Robert McCullough is the Vice President of our Sponsor. Currently, he is also the Vice President of Finance, Planning and Administration and Corporate Controller for our real estate sub-advisor, Wells Capital, Inc. Prior to joining Wells Capital in 2002, Mr. McCullough was an auditor with the accounting firm Arthur Andersen LLP. Mr. McCullough holds memberships with the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants. Mr. McCullough also holds NASD Series 7, 63 and 27 licenses, and serves as the Assistant Treasurer and the Financial and Operations Principal for Wells Investment Securities, Inc., our Distributor. Mr. McCullough received a Bachelor of Arts degree in Psychology from Vanderbilt University and a Masters of Business Administration degree from the J. Mack Robinson College of Business at Georgia State University.

Our Distributor

Pursuant to a distribution agreement, Wells Investment Securities will serve as our Distributor and will provide sales promotion and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells-sponsored programs. Wells Investment Securities is a wholly owned subsidiary of Wells Real Estate Funds, and is a member firm of the NASD.

We will pay our Distributor an annual distribution charge equal to 0.25% of our average NAV, calculated on the last day of each month and payable in arrears. Our Distributor may reallow up to 100% of this distribution charge to registered broker-dealers and other third parties with which it enters into selling agreements. Our Distributor will use a portion of this distribution charge to compensate its employees engaged in wholesale activities in connection with this offering and to pay certain organizational and offering expenses, including the legal, accounting, filing, printing and postage expenses related to this offering. We will monitor the asset-based distribution charges that we pay, and calculate the aggregate distribution charges on a monthly basis. We intend to cease paying distribution charges at the earlier of (1) 30 years from the effective date of the registration statement of which this prospectus forms a part or (2) the date at which the aggregate asset-based distribution charges that we have paid equal or exceed 10% of the total offering proceeds, calculated as of the same date that we calculate the aggregate distribution charges. See “Fees and Expenses” for a more detailed description of the distribution charge.

In addition, our Distributor may enter into service agreements with broker-dealers who are also parties to selling agreements and with unaffiliated registered investment advisers. Pursuant to these service agreements, we may pay service fees, based upon our average NAV, in exchange for the performance of ministerial, record-keeping, sub-accounting, stockholder services, other administrative services, and, in the case of registered investment advisers, services related to the allocation of investments that such entities advise. Please see “Fees and Expenses” for a more detailed discussion of the fees we will pay our Distributor and third party broker dealers and investment advisers.

The current directors and executive officers of our Distributor are:

Name	Age	Positions

Thomas E. Larkin	49	President
Douglas P. Williams	56	Vice President, CFO, Treasurer and Director
Randall D. Fretz	54	Director
Stephen G. Franklin	58	Senior Vice President

The backgrounds of Messrs. Williams and Fretz are described in the “Management — Executive Officers and Directors” section of this prospectus and the background of Mr. Franklin is described in the “Management — Other Affiliated Companies — Our Real Estate Sub-Advisor” section of this prospectus.

Thomas E. Larkin is President of our Distributor. Mr. Larkin joined Wells in 2003 and directs the national sales effort. Prior to joining Wells, Mr. Larkin was an Executive Vice President of Ronald Blue & Co., where he was responsible for supervising approximately 80 financial professionals. Mr. Larkin began his career at Ronald Blue in 1994 as a Branch Manager and Recruiter and progressively held positions of greater responsibility in sales management during his tenure with the company. From 1986 to 1994, Mr. Larkin was with Advanced Cardiovascular Systems Inc., where he served as Sales Representative, Southeastern Sales Manager, and eventually Director of Sales. Mr. Larkin received his Bachelor of Science degree in biology from Valparaiso University. He holds the Series 2, 7, 24, 63, and 65 securities licenses.

Property Manager

We may retain Wells Management to manage properties we acquire, to oversee development of properties, or to assume responsibility for leasing activities for properties we may acquire. In addition, our real estate sub-advisor may retain Wells Management to provide certain regional asset management services. Wells Management is a wholly owned subsidiary of Wells Real Estate Funds, and Mr. Wells is the sole director of Wells Management. The directors and executive officers of Wells Management are:

Name	Age	Positions

Leo F. Wells, III	63	President, Treasurer and Sole Director
M. Scott Meadows	42	Senior Vice President, Secretary

The background of Mr. Wells is described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officer of Wells Management.

M. Scott Meadows is a Senior Vice President and Secretary of Wells Management. He also serves as Managing Director, Property Services for Wells Real Estate Funds. He directs and develops property management, leasing and construction teams that are responsible for the operation of Wells’ real estate investments. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a 500,000 square foot office and retail portfolio. Mr. Meadows previously managed real estate as a Property Manager for Sea Pines Plantation Company. He graduated from the University of Georgia with a B.B.A. in management. Mr. Meadows is a Georgia real estate broker, a Certified Commercial Investment Member (CCIM) and holds a Real Property Administrator designation from the Building Owners and Managers Institute International and a Certified Property Manager designation from the Institute of Real Estate Management. He is also a member of the National Association of Industrial and Office Properties (NAIOP), Institute of Real Estate Management (IREM) and Building Owners & Managers Association (BOMA).

In consideration for supervising the management, leasing, and construction of certain of our properties, we may pay the following fees to Wells Management:

•	For each property for which Wells Management provides property management services, we would pay Wells Management a market-based property management fee based on the gross monthly income of the property.

•	For each property for which Wells Management provides leasing agent services, Wells Management would be entitled to: (1) a one-time fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly-constructed building; (2) a market-based commission based on the net rent payable during the term of a new lease; (3) a market-based commission based on the net rent payable during the term of any renewal or extension of any tenant lease; and (4) a market-based commission based on the net rent payable with respect to expansion space for the remaining portion of the initial lease term.

•	For each property for which Wells Management provides construction management services, Wells Management would be entitled to receive from us that portion of lease concessions for tenant-directed improvements that are specified in the lease or lease renewal, subject to a limit of 5% of such lease concessions and a management fee to be determined for other construction management activities.

Wells Management will not receive a fee for regional asset management services, but will be reimbursed by our real estate sub-advisor for expenses incurred in connection with the provision of such services, which expenses will in turn be reimbursed by our Advisor as an expense of our real estate sub-advisor, pursuant to the real estate sub-advisory agreement, and by us as an expense of our Advisor, pursuant to the Advisory Agreement.

Wells Management will hire, direct and establish policies for employees who will have direct responsibility for a property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of its or our Advisor’s affiliates.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising from our relationships with our Advisor and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to ameliorate some of the risks posed by these conflicts.

Interests of Affiliates of Our Advisor in Other Wells-Sponsored Programs

General

Upon commencement of this offering, all of our executive officers and our non-independent directors will also be executive officers or directors of our Advisor, our real estate sub-advisor, our Distributor or other affiliates. These affiliates serve as general partners and advisors of other Wells-sponsored programs, including programs that have investment objectives similar to ours, and we expect that they will also organize other real estate partnerships and programs in the future. Our Advisor’s affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

Affiliates of our Advisor have sponsored the following 19 public real estate programs, all of which have substantially similar investment objectives to ours.

Currently
Raising
Name of Program	Capital	Current Stage

Wells Real Estate Fund I	No	Disposition and liquidation
Wells Real Estate Fund II	No	Disposition and liquidation
Wells Real Estate Fund II-OW	No	Disposition and liquidation
Wells Real Estate Fund III, L.P.	No	Disposition and liquidation
Wells Real Estate Fund IV, L.P.	No	Dissolved
Wells Real Estate Fund V, L.P.	No	Dissolved
Wells Real Estate Fund VI, L.P.	No	Disposition and liquidation
Wells Real Estate Fund VII, L.P.	No	Operating
Wells Real Estate Fund VIII, L.P.	No	Operating
Wells Real Estate Fund IX, L.P.	No	Operating
Wells Real Estate Fund X, L.P.	No	Operating
Wells Real Estate Fund XI, L.P.	No	Operating
Wells Real Estate Fund XII, L.P.	No	Operating
Wells Real Estate Fund XIII, L.P.	No	Operating
Wells Real Estate Fund XIV, L.P.	No	Operating
Wells Real Estate Investment Trust, Inc.	No	Operating
Wells Real Estate Investment Trust II, Inc.	Yes	Operating
Wells Timberland REIT, Inc.	Yes	Operating
Institutional REIT, Inc.	Yes	Operating

Wells Real Estate Funds also has sponsored two public mutual funds registered under the Investment Company Act of 1940, as amended, the Wells S&P REIT Index Fund, which began its offering on January 12, 1998, and the Wells Dow Jones RESI Global Index Fund, which began its offering on December 29, 2006. These mutual funds own equity interests in real estate companies rather than owning real estate directly, making them dissimilar to public real estate programs, like ours. Wells Real Estate Funds also sponsors private real estate programs.

Of the 19 Wells-sponsored programs listed above, (1) only Wells REIT II and Institutional REIT are actively raising capital and acquiring assets similar to those we seek to acquire, (2) eight real estate programs are in their liquidation stage or are actively disposing of assets and (3) all but Wells Timberland REIT seek creditworthy tenants of the type we will target to lease our properties.

Allocation of Investment Opportunities

We will rely on our Advisor to maintain a strategy for the allocation of our assets among real estate and real estate related securities, and will rely on our real estate sub-advisor to identify suitable real estate investment opportunities. Other Wells-sponsored programs, especially Wells REIT II and Institutional REIT, which are currently raising offering proceeds, rely on our real estate sub-advisor for real estate investment opportunities. Many of the same investment opportunities would be suitable for us as well as for other Wells-sponsored programs. As a result, Wells Capital could direct attractive investment opportunities to other entities. In the event that we and any other Wells-sponsored program are in the market for similar real estate, Wells Capital and its affiliates will attempt to reduce the conflict of interest by following the conflict resolution procedures described below in making a decision as to which real estate program will make such investments. Pursuant to our charter, we disclaim any interest in an investment opportunity known to our Advisor or an affiliate of our Advisor which our Advisor has not recommended to us. Therefore, our Advisor and its affiliates cannot be liable to us for usurping a corporate opportunity unless our Advisor has first recommended the opportunity to us.

Ventures with Affiliates of Our Advisor

We have no plans to enter into joint venture agreements with other Wells-sponsored programs for the acquisition, development or improvement of properties; however, our governing documents do not prohibit us from entering into such joint venture agreements. Our charter, however, requires that all of our transactions with our Advisor, our sponsor, our directors or our officers, or any of their affiliates be approved by a majority of our board of directors and a majority of our conflicts committee excluding the vote of any director having an interest in the proposed joint venture, which must conclude that the transactions are fair and reasonable to us and are on substantially the same terms and conditions as those available to the other joint venturers. See “Certain Conflict Resolution Procedures — Conflicts Committee.”

Competition for Tenants and Others

Conflicts of interest may exist when we own properties in the same geographic areas as those owned by other Wells-sponsored programs. In those cases, a conflict could arise in the leasing of properties if we and another Wells-sponsored program were to compete for the same tenants in negotiating leases. A conflict also could arise in connection with the resale of properties if we and another Wells-sponsored program were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Our Relationship with Our Advisor and its Affiliates.” Conflicts of interest may also exist at such time as we or any affiliate of our Advisor managing property on our behalf seek to employ developers, contractors, building managers or other third parties. Our Advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our Advisor will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all properties in need of their services. However, our Advisor and its affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for employees at different properties.

Allocation of Advisor’s Time

We will rely on our Advisor and its affiliates, particularly our real estate sub-advisor, for the day-to-day operation of our business. As a result of their interests in other Wells-sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, our Advisor and its affiliates, including our real estate sub-advisor, will have conflicts of interest in allocating their time between us and other Wells-sponsored programs and activities in which they are involved. However, our Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells-sponsored programs and ventures in which they are involved.

Fees and Other Compensation to Our Advisor and Its Affiliates

Certain affiliates of our Advisor will receive substantial fees from us. These compensation arrangements could influence our Advisor’s advice to us, as well as the judgment of the affiliates of our Advisor who serve as our officers or directors. Specifically, our Advisor is responsible for the calculation of our NAV, and the advisory fees we pay our Advisor are based on our NAV. Our Advisor may have a conflict of interest regarding the valuation of assets and other factors contributing to the calculation of our NAV. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the advisory agreement, the real estate sub-advisory agreement and the distribution agreement;

•	the decision to adjust the value of our real estate portfolio or the value of certain portions of our securities portfolio, or the calculation of our NAV as prepared by our portfolio accountant;

•	public offerings of equity by us, which entitle our Advisor to increased advisory fees;

•	property acquisitions from other Wells-sponsored programs, which might entitle affiliates of our Advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for our Distributor and our Advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our Advisor to a success-based listing fee, but could also hinder its sales efforts for other programs if the price at which our shares trade is lower than the price at which we offered shares to the public; and

•	whether and when we seek to sell our assets or our entire company or merge with another entity, which sale or merger could entitle our Advisor to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for our company or our assets.

We will pay the advisory fees to our Advisor regardless of the quality of the services it provides during the term of the advisory agreement. Wells Asset Management Advisors, however, has a fiduciary duty to us. If Wells Asset Management Advisors fails to act in our best interests, then it will have violated this duty. The advisory agreement may be terminated by us or our Advisor on 60 days’ notice.

Conflicting Fiduciary Duties

Our executive officers and two of our non-independent directors, Leo F. Wells, III and Douglas P. Williams, are also officers and/or directors of:

•	Wells REIT, Wells REIT II, Wells Timberland REIT, and Institutional REIT;

•	our real estate sub-advisor, which serves as the advisor or manager to the various Wells-sponsored programs (described above);

•	Wells Management, one of our potential property managers and provider of certain regional asset management services to our real estate sub-advisor; and

•	Wells Investment Securities, our Distributor.

As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties they owe to us.

Affiliated Real Estate Sub-Advisor

Our Advisor intends to enter into a real estate sub-advisory agreement with Wells Capital, an affiliate of our Advisor, pursuant to which Wells Capital will provide real estate advisory services to our Advisor on our behalf. You will not have the benefit of independent real estate advisory services. Because Wells Capital also serves as advisor to the various Wells-sponsored programs, our real estate sub-advisor will not be entirely devoted to performing advisory services to us and may face conflicts of interest with respect to the allocation of investment opportunities. In addition, because Wells Capital will also be responsible for determining the value of portions of our securities portfolio, you will not have the benefit of an independent third party valuation of those assets.

Affiliated Distributor

Since our Distributor is an affiliate of our Advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter, placement agent or broker-dealer in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

We may enter into a property management, construction, and leasing agreement with Wells Management, an affiliate of our Advisor. Under such an agreement, we could engage Wells Management to provide property-management services to some of the properties we acquire with the proceeds of this offering. In addition, our real estate sub-advisor may retain Wells Management to provide certain regional asset management services. To the extent our real estate sub-advisor retains Wells Management, we will not have the benefit of independent property management or regional asset management. See “Management — Other Affiliated Companies.”

Lack of Separate Representation

Alston & Bird LLP is counsel to us, our Advisor and certain of its affiliates in connection with this offering and other matters and may in the future act as counsel to us, our Advisor and certain of its affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between us and our Advisor or any of its affiliates, we will retain separate counsel for such matters as and when appropriate.

Certain Conflict Resolution Procedures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our board of directors has created a conflicts committee of our board of directors comprised of all of our independent directors. Serving on the board of, or owning an interest in, another Wells-sponsored program will not, by itself, preclude a director from serving on the conflicts committee. The conflicts committee is authorized to retain its own legal and financial advisors. It is empowered to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by non-independent directors could reasonably be compromised. Those conflict of interest matters that the board cannot delegate to a committee under Maryland law must be acted upon by both the board of directors and the conflicts committee. It is our policy that the conflicts committee will act upon the following:

•	the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the advisory agreement and the distribution agreement;

•	public offerings of securities (except as otherwise provided under Maryland law);

•	property sales;

•	transactions with other Wells-sponsored programs

•	property acquisitions;

•	transactions with our Advisor, our sponsor, or any director or entity in which a director has an interest;

•	compensation of our officers and directors who are affiliated with our Advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange; and

•	whether and when we seek to sell our company or our assets.

This policy will be set forth in our Ethics Code, as described under “Management — Code of Business Conduct and Ethics.”

Allocation of Investment Opportunities

When Wells Capital, our real estate sub-advisor, presents a real estate investment opportunity to a Wells-sponsored program, including to us through a recommendation to our Advisor, it will offer the opportunity to the program for which it believes the investment opportunity is most suitable. In determining the Wells-sponsored program for which a real estate investment opportunity would be most suitable, Wells Capital will consider the following factors:

•	the size of the acquisition — acquisitions greater than $30 million are generally appropriate only for the public REITs;

•	the investment objectives and strategy of each program;

•	the effect of the acquisition on diversification of each program’s investments, including diversification by location, tenant, industry and lease expiration;

•	the quality of the property’s tenants — the public REITs will focus on investment grade quality tenants while the other Wells-sponsored programs may consider sub-investment grade tenants; and

•	any other facts or circumstances deemed relevant by Wells Capital; for example, if a Wells-sponsored program already owns a neighboring property, Wells Capital will likely decide to offer the investment to that other Wells-sponsored program, rather than to us.

In the event that an investment opportunity becomes available that is equally suitable for us and one or more other Wells-sponsored programs, Wells Capital will offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of Wells Capital, to be more appropriate for another Wells-sponsored program, Wells Capital may offer the investment to another Wells-sponsored program. If a Wells-sponsored program rejects a proposed acquisition, the entity will disclose that it has rejected the acquisition and the proposed acquisition will be offered to another Wells-sponsored program.

Our conflicts committee has a duty to ensure that Wells Capital fairly applies its method for allocating investment opportunities among the Wells-sponsored programs. The sub-advisory agreement between our Advisor and Wells Capital, our real estate sub-advisor, requires that Wells Capital periodically inform our Advisor and our conflicts committee of the investment opportunities it has offered to other Wells-sponsored programs so that our Advisor and the conflicts committee can evaluate whether we are receiving an appropriate number of attractive opportunities. Wells Capital is required to inform our Advisor and the conflicts committee of such investment opportunities on a quarterly basis. Wells Capital’s success in generating investment opportunities for us, including its allocation of opportunities among the Wells-sponsored programs, and our Advisor’s selection of investment opportunities, are important criteria in the conflict committee’s determination to continue or renew our advisory agreement with our Advisor and the sub-advisory agreement between our Advisor and Wells Capital.

Our Charter Provisions Relating to Conflicts of Interest

In addition to providing for our independent directors to act together to resolve potential conflicts through the conflicts committee, our charter contains many other restrictions relating to conflicts of interest, including those listed below.

Advisor Compensation.  The conflicts committee evaluates at least annually whether the compensation that we contract to pay to Wells Asset Management Advisors and its affiliates is reasonable in relation to the nature and quality of services performed and whether that such compensation is within the limits prescribed by our charter. The conflicts committee supervises the performance of Wells Asset Management Advisors and its affiliates to determine that the provisions of our compensation arrangements are being carried out, and whether or not to increase or decrease the amount of compensation payable to Wells Asset Management Advisors. The conflicts committee bases its evaluation of Wells Asset Management Advisors on the factors set forth below as well as any other factors that it deems relevant:

•	the amount of the fees paid to Wells Asset Management Advisors and its affiliates in relation to the size, composition and performance of our investments;

•	the success of Wells Asset Management Advisors in selecting investment opportunities from those presented to it by Wells Capital and other sub-advisors;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by Wells Asset Management Advisors and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by Wells Asset Management Advisors and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by Wells Capital and our other sub-advisors for their own account and for their other clients.

Term of Advisory Agreement.  Our advisory agreement with Wells Asset Management Advisors may be terminated on 60 days’ written notice. In the event our advisory agreement with Wells Asset Management Advisors is terminated and a successor advisor is appointed, our board of directors must determine that the successor advisor possesses sufficient qualifications to perform the services described in the advisory agreement and that the compensation we will pay to the successor advisor will be reasonable in relation to the services provided.

Our Acquisitions, Dispositions and Leases.  We will not purchase or lease properties in which Wells Asset Management Advisors, our directors or our officers, or any of their affiliates have an interest without a determination by the conflicts committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent appraiser selected by the conflict committee not otherwise interested in the transaction. In addition, we will not sell or lease properties to our sponsor, Wells Asset Management Advisors, our directors or our officers, or any of their affiliates unless the conflicts committee determines that the transaction is fair and reasonable to us.

No Limitation on Other Business Activities.  Our charter does not prohibit Wells Asset Management Advisors, our directors or our officers, or any of their affiliates from engaging, directly or indirectly, in any other business or from owning interests in any other business ventures, including business ventures involved in the acquisition, ownership, management or sale of the types of investments that we will invest in.

Limitation on Operating Expenses.  Wells Asset Management Advisors must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless the conflicts committee have determined that such excess expenses were justified based on unusual and nonrecurring factors. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceeded the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors the conflicts committee considered in arriving at the conclusion that the excess expenses were justified. “Average invested assets” means the average monthly book value of our assets for a specified period before deducting depreciation, and debts or other noncash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) noncash expenditures such as depreciation, amortization and bad debt reserves: (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses, real estate disposition fees on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates.  Our charter prohibits the issuance of options or warrants to purchase our capital stock to Wells Asset Management Advisors, our directors or officers or any of their affiliates (a) on terms more favorable than we offer such options or warrants to the general public or (b) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares.  Our charter prohibits us from paying a fee to Wells Asset Management Advisors or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Loans.  We will not make any loans to Wells Asset Management Advisors or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless the conflicts committee approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will apply only to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or Wells Asset Management Advisors or its affiliates.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year commencing with the fiscal year ended December 31, 2007. Among the matters that must be included in the annual report are:

•	financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to Wells Asset Management Advisors and any affiliate of Wells Asset Management Advisors by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our Advisor, a director or any affiliate thereof during the year, including commentary by our conflicts committee following the conflict committee’s examination of these matters regarding the fairness of the transactions.

Voting of Shares Owned by Affiliates.  Wells Asset Management Advisors, our directors, our officers or any of their affiliates who acquire our shares may not vote their shares regarding (i) the removal of any of Wells Asset Management Advisor’s affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions.  Our board of directors, including the conflicts committee, will review and ratify our charter, as required by our charter, prior to the commencement of this offering.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for (1) each person or group that holds more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers and (4) all of our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares. As of the date of this prospectus, we had one stockholder of record, owning all 20,000 of our shares then outstanding.

Shares Beneficially Owned
Number of
Shares
	Beneficially	Percentage
Name of Beneficial Owner(1)	Owned	of All Shares (%)

Wells Fund Management, LLC(2)	20,000	100
Leo F. Wells, III, President and non-executive Chairman of the Board(3)	—	—
Douglas P. Williams, Executive Vice President, Secretary, Treasurer and Director	—	—
Randall D. Fretz, Senior Vice President	—	—
All directors and executive officers as a group	20,000	100

(1)	The address of each beneficial owner is 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

(2)	Wells Real Estate Funds, Inc. is the sole and managing member of Wells Fund Management, LLC and Wells Fund Management, LLC is the sole and managing member of Wells Asset Management Advisors, LLC. Wells Asset Management Advisors, LLC owns 100 special units and 200 common limited partnership units in our operating partnership. We are the sole General Partner of the operating partnership.

(3)	Mr. Wells, as sole stockholder of Wells Real Estate Funds, Inc., indirectly owns all of the limited liability company interests of Wells Fund Management, LLC and Wells Asset Management Advisors, LLC.

DESCRIPTION OF OUR CAPITAL STOCK

Our charter authorizes the issuance of 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share, and 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue. As of the date of this prospectus, we had 20,000 shares of common stock outstanding held by a total of one stockholder, and no shares of preferred stock were issued and outstanding. See “Stock Ownership.”

Common Stock

Under our articles of incorporation, our stockholders are entitled to vote only on the following matters: (i) the election or removal of directors; (iii) amendment of the articles of incorporation, (iv) our dissolution; (v) our merger or consolidation, or the sale or other disposition of all or substantially all of our assets; (vi) such other matters with respect to which our board of directors has adopted a resolution directing a matter to the stockholders for approval or ratification; and (vi) all matters as to which the vote of stockholders is mandated by applicable law.

Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange or automated quotation system, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to our stockholders upon request and without charge. We maintain a stock ledger that contains the name and address of each stockholder of record and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. This often is referred to as “blank check” preferred stock. Our board of directors may determine the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemptions of each class or series of preferred stock so issued, which may be more beneficial than the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemptions attributable to the common stock or other then existing series of preferred stock. Our ability to issue blank check preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Power to Increase or Decrease Authorized Shares and Issue Additional Common Stock and Preferred Stock

Our board of directors has the power to increase or decrease the number of authorized shares or the number of shares of any class or series that we have authority to issue, to classify or reclassify unissued common stock or preferred stock, and to issue additional shares of common stock or preferred stock without a vote of our stockholders, unless such action is required by applicable law or the rules, if applicable, of any stock exchange or automated quotation system on which our securities may be listed or traded. We believe that these powers provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other potential capital needs.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called by our board of directors, a majority of the independent directors, our president or chief executive officer, or by our secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Our advisor is selected and approved as our advisor by our directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nomination of Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal at least 120 days but not more than 150 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. In addition, our outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences do not apply until after the first taxable year for which we have made an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective. We may also engage in certain transactions in order to comply with the 100 stockholder requirement.

Our charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of our outstanding shares or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock unless exempted by our board of directors. Since our stock may be held of record by bank trust departments and other similar institutions on behalf of beneficiaries, for purposes of REIT qualification requirements, we will require certain of these record holders to provide us with information concerning beneficial owners, including confirmation that no single stockholder beneficially owns in excess of 9.8% in value of our outstanding shares or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. Our charter provides that any transfer of shares that would violate our share ownership limitations will be transferred to a trust, as described below, and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

Shares that, if transferred, would be in excess of the 9.8% ownership limit (without an exemption from our board of directors) will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are held in trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee may vote any shares held in trust.

At our direction, the trustee will transfer the shares held in trust to a person whose ownership will not violate the ownership limit. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (1) the price per share in the transaction that caused the ownership limit violation or (2) the market price per share on the date of the transfer or redemption.

Any person who acquires shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event. Any person who transfers or receives shares subject to such limitations is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interests to continue to qualify as a REIT. The ownership limit also does not apply to the underwriter in an offering of shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

As required under Treasury Regulations, if, as of any dividend record date, we have (1) 2,000 or more stockholders of record, we will demand a written statement of actual beneficial stock ownership of any owner of record of 5% or more of our stock, (2) more than 200 but fewer than 2,000 stockholders of record, we will demand such a statement of any owner of record of 1% or more of our stock, or (3) fewer than 200 stockholders of record, we will demand such a statement of any owner of record of 0.5% or more of our stock. Any such demand for written statements of beneficial ownership will take place within 30 days of the end of our taxable year. In addition to maintaining a record of those stockholders responding to such demands as required under Treasury Regulations, we will maintain a record of the persons failing or refusing to comply with our demand for a statement of actual beneficial stock ownership and notify such person of their duty to submit such information directly to the IRS at the time they file their income tax return.

Restrictions on Transferability of Shares

As noted above under “Restriction on Ownership of Shares,” our charter provides that any transfer of shares that would violate our share ownership limitations will be transferred automatically to a trust unless the transfer is approved by our board of directors.

Distributions to Stockholders

We anticipate that distributions will be paid on a monthly basis regardless of the frequency with which such distributions are declared. Distributions will be paid to our investors who are stockholders as of the record dates selected by our board of directors. In turn, our stockholders of record will effectuate any appropriate distributions to beneficiaries of any trust on whose behalf the stockholder has invested in our shares. We expect to calculate our monthly distributions based upon daily record dates so that our investors will be entitled to be paid distributions immediately upon purchasing our shares. We expect to make monthly distributions payments following such calculation.

If a stockholder submits a redemption request for a specific date, and we set a record date for a distribution that is subsequent to the date our transfer agent receives the redemption request, that stockholder will not be entitled to receive the distribution, even though the stockholder may not have received the redemption price by the date on which the distribution is paid to other stockholders. If our transfer agent receives a redemption request subsequent to the record date for a distribution but prior to the payment of the distribution, that stockholder will be entitled to receive the distribution, even if the distribution is paid after the stockholder receives the redemption price. If the stockholder has elected to participate in the distribution reinvestment plan, the redemption will be deemed to include the shares issued with respect to such distribution only if the redemption request applies to all of the stockholder’s shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as distributions will not be taxable to us under the Internal Revenue Code. See “Federal Income Tax Considerations — Requirements for Qualification — Annual Distribution Requirements.”

Distributions will be authorized at the discretion of our board of directors. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may borrow money, issue securities or sell assets in order to make distributions. To the extent we pay distributions from sources other than cash from operations, such distributions will constitute a return of capital and will have the effect of reducing a stockholder’s basis in our stock.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows you to have distributions automatically invested on your behalf in additional shares. The following discussion summarizes the principal terms of this plan. The full text of our distribution reinvestment plan is included as Appendix B to this prospectus. We have registered $250,000,000 in shares in this offering in connection with our distribution reinvestment plan. We reserve the right to reallocate shares of common stock being offered between the primary offering and the distribution reinvestment plan.

Eligibility

All of our stockholders are eligible to participate in our distribution reinvestment plan except in cases where we impose restrictions in order to comply with the securities laws of various jurisdictions and to maintain our status as a REIT. We may elect to deny your participation in this plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

You may elect to participate in our distribution reinvestment plan by filling out an application that our plan administrator will provide to you at your request or selecting this option upon your initial application for shares. Our plan administrator is Wells Capital, which we refer to in that capacity as the “Administrator.” Your participation in the plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may generally continue to reinvest the dividends and distributions with respect to your shares in additional shares of our stock under our distribution reinvestment plan until we have terminated the plan. You may choose to enroll all or any portion of your shares in our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by contacting the Administrator and requesting copies of the appropriate forms and properly completing and returning such forms to the Administrator.

Stock Purchases

Shares will be purchased under our distribution reinvestment plan on the quarterly distribution payment dates. The Administrator may purchase, and a Participant may hold in their Plan account, fractional shares, so that 100% of the dividend or distribution will be used to acquire shares. The purchase price for each of our shares issued pursuant to our distribution reinvestment plan will be equal to our NAV per share on that date. See “Pricing and Liquidity” for a more detailed discussion of how our daily purchase price will be calculated.

Account Statements

You should receive a confirmation of your quarterly purchases under the distribution reinvestment plan from the investment professional through which you purchase and hold your shares, which should include the following information:

•	the distribution reinvested for your account during the quarter;

•	the date of the reinvestment;

•	the number and price of our shares purchased by you; and

•	the total number of our shares held in your plan account.

In addition, within 90 days after the end of each calendar year, your investment professional should provide you with an individualized report on your investment, including the purchase dates, purchase price, and number of shares of common stock owned through the Plan and the amount of distributions made in the prior year. If, for any reason, you do not receive any such report, you should immediately contact the Administrator and request that one be delivered to you at no cost.

Fees and Commissions

We will not pay a distribution charge to our Distributor or any third party broker-dealer with respect to shares issued under our distribution reinvestment plan. We or our Distributor may pay certain service fees to third party broker-dealers and registered investment advisers with respect to shares purchased under our distribution reinvestment plan. See “Fees and Expenses.”

Voting

You may vote all whole shares acquired through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. See “Federal Income Tax Considerations — Requirements for Qualification — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to backup withholding.

Termination of Participation

You may terminate your participation in our distribution reinvestment plan at any time, in respect of all or any portion of your shares of common stock held in your plan account, by (i) contacting the Administrator and requesting copies of the appropriate forms, and (ii) properly completing and delivering such forms to the Administrator. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares held in the distribution reinvestment plan will constitute an immediate termination of the participation of those shares in the distribution reinvestment plan.

We will terminate your participation in our distribution reinvestment plan to the extent that a reinvestment of your dividends or distributions in to additional shares would cause you to exceed the ownership limitations contained in our charter unless such participation has been expressly exempted from such limitations by our board of directors.

Amendment or Termination of Plan

Our board of directors may amend or terminate our distribution reinvestment plan at any time and for any reason. Any amendment that, in the sole discretion of our board of directors, adversely affects the rights or obligations of a participant will only take effect upon 10 days’ prior written notice to participants, which may be effected via press release or Form 8-K filing.

Registrar and Transfer Agent

               , will serve as the registrar and transfer agent for our common stock.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed for at least 12 months on a national securities exchange or automated quotation system; or

•	a transaction involving the conversion to corporate, trust, or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Wells Asset Management Advisors or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(A) remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ rights of access to records of the Roll-up Entity will be less than those provided in our charter and described in the section of this prospectus entitled “Description of Our Capital Stock — Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of provisions of Maryland law and our governing documents is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations

Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any investor who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

An investor is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the investor otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. We have not exempted any business combinations from the provisions of the business-combination statute.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from the vote on whether to accord voting rights to control shares. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation. Although our bylaws exempt all share acquisitions from the effect of the control share acquisition statute, our board has the power to amend the bylaws at any time so that the statute would apply to acquisitions after the bylaw amendment.

Takeovers/Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination statute, the control share acquisition statute (if the exemption in our bylaws were amended), the provisions of Subtitle 8 and our advance notice requirements with respect to stockholder nomination of directors and stockholder proposals could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interests. For a discussion of our advance notice requirements, see “Description of Our Capital Stock — Advance Notice for Stockholder Nomination of Directors and Proposals of New Business.”

Approval of Our Charter

Our charter has been reviewed by our board of directors and ratified by a majority of our directors, including a majority of our conflicts committee.

Amendment to Our Charter and Bylaws

Our charter may be amended if such amendment is declared advisable by our board of directors and approved by an affirmative vote of holders representing a majority of our outstanding stock entitled to vote thereon. Our board of directors can only amend our charter without a stockholder vote (1) to increase the authorized but unissued common and preferred stock or the aggregate number of shares that we may issue, (2) to change our corporate name, (3) to change the designation or par value of any class or series of shares and (4) to effect certain reverse stock splits. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Voting with Respect to Certain Matters

None of our Advisor, our sponsor, our directors, nor any of their respective affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our Advisor, directors or any of their respective affiliates or any transaction between us and any of them, which requires us to exclude any shares owned by any of them in determining the requisite percentage in interest of shares necessary to approve a matter on which our Advisor, our sponsor, directors or any affiliate may not vote or consent.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to a both annual and special meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made at a special meeting of stockholders at which directors are to be elected only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting are to be held in March of 2008 and July of 2009 and each year thereafter at a date and time as determined by our board of directors. Special meetings of stockholders may be called by our president, chief executive officer, a majority of our directors or independent directors. In addition, special meetings must be called by our Secretary upon the written request of the holders of not less than 10% of our shares entitled to vote at a meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we will provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after distribution of the notice, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. Only matters set forth in the notice of the meeting may be considered and acted upon at a special meeting.

At any meeting of stockholders, each stockholder is entitled to one vote per common share owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the common stock then outstanding will constitute a quorum, and the election of directors requires a majority of the votes represented in person or by proxy at a meeting. Except as otherwise provided by the Maryland General Corporation Law or in our charter, the affirmative vote of a majority of all votes cast will be binding on all our stockholders.

Inspection of Books and Records

Our Advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account and our other records will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names, addresses and phone numbers of stockholders. Such list will be updated at least quarterly and will be available for inspection at our principal office by a stockholder or his or her agent upon such stockholder’s request or will be mailed to any stockholder requesting the list within 10 days of a request. We may impose a reasonable charge for expenses incurred in reproducing and mailing such list. The list may not be sold or used for commercial purposes and we may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in the trust.

THE OPERATING PARTNERSHIP AGREEMENT

General

Wells Total Return Operating Partnership, L.P., which we refer to as “Total Return OP,” was formed on March 29, 2007 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or “UPREIT.” An UPREIT is a structure that REITs often use to acquire real property from owners on a tax-deferred basis. Sellers generally can accept partnership units and defer taxable gain they otherwise must recognize when they sell their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of Total Return OP are deemed to be assets and income of the REIT.

We expect that substantially all of our assets will be held by Total Return OP. We are the sole General Partner of Total Return OP and, as of May 8, 2007, owned 99% of its limited partner units. As the sole General Partner, we have the exclusive power to manage and conduct the business of Total Return OP. Our Advisor is the only other owner of limited partnership interests in Total Return OP. Our Advisor owns 200 limited partnership units and 100 special limited partnership units of Total Return OP.

The following is a summary of material provisions of Total Return OP’s limited partnership agreement. This summary is qualified in its entirety by reference the specific language in the limited partnership agreement. You should refer to the actual limited partnership agreement for more detail. You may request a copy of the partnership agreement, at no cost, by writing or telephoning us as set forth below at “Where You Can Find More Information.”

Capital Contributions

As we accept purchase orders for shares, we will transfer substantially all of the net proceeds of the offering to Total Return OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Total Return OP will be deemed to have simultaneously paid the costs associated with the offering. If Total Return OP requires additional funds at any time in excess of capital contributions made by us and our Advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Total Return OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Total Return OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Total Return OP and us.

Operations

The limited partnership agreement of Total Return OP provides that, so long as we remain qualified as a REIT, we must operate Total Return OP to enable us to satisfy the requirements for being classified as a REIT for tax purposes. As the sole general partner of Total Return OP, we are also empowered to do anything to ensure that Total Return OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in Total Return OP being taxed as a corporation rather than as a partnership.

Distributions and Allocations of Profits and Losses

The limited partnership agreement provides that Total Return OP will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts that we, as the sole general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in Total Return OP will receive the same amount of annual cash flow distributions as the amount of annual dividends paid to the holder of one of our shares. Holders of one limited partnership interest, other than us, will incur the same fees and expenses as the holder of one of our shares. See “Fees and Expenses.”

Similarly, the limited partnership agreement provides that taxable income is allocated to the partners of Total Return OP in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in Total Return OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Total Return OP. Losses cannot be passed through to our stockholders.

If Total Return OP liquidates, all of its debts and other obligations must be satisfied before the general or limited partners may receive any distributions.

In the event of our merger with another entity (other than an affiliate of our Advisor), the sale or liquidation of our portfolio, the listing of our shares on a national securities exchange or automated quotation system, or the termination of the Advisory Agreement for cause, the holders of the special units will be entitled to require the operating partnership to redeem the special units for an amount equal to 15.0% of the net proceeds received (or deemed to be received) by our operating partnership as a result of such event, after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 10.0% cumulative non-compounded annual pre-tax return thereon. In the event of a listing of our shares, we will, instead of making a cash payment, issue to our advisor shares of our common stock. In the event of a termination (other than for cause) of the advisory agreement, we will issue a non-interest bearing promissory note for the amount of such payment. The promissory note will be paid out of the proceeds of any subsequent merger, sale or liquidation of our portfolio, or listing of our shares. See “Fees and Expenses — Payments Related to Extraordinary Events.” There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of the operating partnership made to the owner of the special units in connection with the amounts payable with respect to the special units, including amounts payable upon redemption of the special units, and those amounts will be payable only our of realized (or, in the case of redemption, unrealized) profits of the operating partnership. Depending on various factors, including the date on which shares are purchased and the price paid for such shares, a stockholder may receive more or less than the 10.0% cumulative non-compounded annual pre-tax return on his net contributions described above prior to the commencement of distributions to the owner of the special units.

Rights, Obligations and Powers of the General Partner

As Total Return OP’s sole General Partner, we generally have complete and exclusive discretion to manage and control Total Return OP’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types we deem necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine Total Return OP with another entity.

Total Return OP pays all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Total Return OP also pays all of our administrative costs and expenses and such expenses are treated as expenses of Total Return OP. Such expenses include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we would incur for which Total Return OP would not reimburse us are costs and expenses relating to properties we may own outside of Total Return OP. We would pay the expenses relating to such properties directly.

Redemption Right

The limited partners of Total Return OP have the right to cause Total Return OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares. In addition, at our option, we may purchase their limited partnership units for cash or by issuing one share of our common stock for each limited partnership unit redeemed. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners may exercise their redemption rights only after their limited partnership units have been outstanding for one year. A limited partner may not deliver more than two exchange notices each calendar year and may not exercise a redemption right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units. In that case, he must exercise his exchange right for all of his units.

Change in General Partner

We are generally not allowed to withdraw as the General Partner of Total Return OP or transfer our general partnership interest in Total Return OP (except to a wholly owned subsidiary). The principal exception to this is if we merge with another entity and:

•	the holders of a majority of partnership units (including those we hold) approve the transaction;

•	the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction;

•	we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or

•	the successor entity contributes substantially all of its assets to Total Return OP in return for an interest in Total Return OP and agrees to assume all obligations of the general partner of Total Return OP.

If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as General Partner.

Transferability of Interests

With certain exceptions, the limited partners may not transfer their interests in Total Return OP, in whole or in part, without our written consent as the sole General Partner.

Amendment of Limited Partnership Agreement

An amendment to the limited partnership agreement requires the consent of the holders of a majority of the partnership units, including the partnership units we hold. Additionally, we, as General Partner, must approve any amendment. However, certain amendments require the consent of the holders of a majority of the partnership units, excluding the partnership units we, our Advisor or one of its affiliates holds. Such amendments include:

•	any amendment affecting the redemption right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave Total Return OP in existence to hold all the assets of the surviving entity);

•	any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units; and

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions.

PRIOR PERFORMANCE SUMMARY

The information presented in this section presents the historical experience of real estate programs managed by affiliates of our Advisor in the last 10 years. Our structure and investment strategy are different from the structure and strategy of other Wells-sponsored programs and our performance will depend on factors that may not be applicable to or affect the performance of other Wells-sponsored programs. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in such prior Wells-sponsored programs. The Prior Performance Tables included in this prospectus, beginning on page A-1, include information regarding certain public Wells-sponsored programs.

Prior Public Programs

Wells Capital has served as a general partner of a total of 15 completed publicly offered real estate limited partnerships, five of which completed their public offerings in the last 10 years. These five limited partnerships and the year in which each of their offerings was completed are:

1. Wells Real Estate Fund X, L.P. (1997)

2. Wells Real Estate Fund XI, L.P. (1998)

3. Wells Real Estate Fund XII, L.P. (2001)

4. Wells Real Estate Fund XIII, L.P. (2003)

5. Wells Real Estate Fund XIV, L.P. (2005)

Since 1984, our Advisor’s affiliates, including our real estate sub-advisor, have sponsored 15 publicly offered real estate limited partnerships on an unspecified property, or “blind pool,” basis and four publicly offered REITs, including Wells REIT, Wells REIT II, Wells Timberland REIT and Institutional REIT. As of December 31, 2006, these programs had raised in excess of $8.3 billion from approximately 242,000 investors. In addition to the real estate programs it advises, our real estate sub-advisor Wells Capital also is sponsoring the Wells S&P REIT Index Fund, an index mutual fund that invests in various REIT stocks. The Wells S&P REIT Index Fund began its offering on January 12, 1998, and, as of December 31, 2006, had raised approximately $562.7 million in offering proceeds from approximately 19,000 investors. Wells Capital also is the sponsor of the Wells Dow Jones Wilshire Global RESI Index Fund, which began its offering on December 29, 2006.

Our real estate advisor and its affiliates have completed over $9 billion of real estate acquisitions, including office and industrial properties as well as a limited number of retail and hotel properties. As part of the portfolio management process, these programs have also sold properties valued at over $1 billion in an effort to close out certain programs and position the remaining portfolios for improved growth. As of December 31, 2006, our real estate advisor and its affiliates had also negotiated and placed over $3.5 billion of financing with a multitude of lenders and in various forms including fixed and floating rate short — term financing, fixed rate permanent bank financing and CMBS, among others. Our real estate advisor and its affiliates have also developed real estate valued at over $260 million and structured joint ventures valued at almost $1 billion.

For more information regarding the operating results of Wells-sponsored public programs, see Table III beginning on page A-6 of this prospectus.

As of December 31, 2006, the five limited partnerships and the two active REITs described above had acquired 175 properties. The table below gives further information about these properties by region.

	Properties Purchased
		As a Percentage
		of Aggregate
Location	Number	Purchase Price

Southeast	27	9.4%
Mideast	28	18.2
Northeast	26	21.1

	Properties Purchased
		As a Percentage
		of Aggregate
Location	Number	Purchase Price

Mountain	16	3.9
Southwest	23	10.1
West North Central	6	3.5
East North Central	29	22.6
Pacific	20	11.2

Total	175	100.0%

As of December 31, 2006, the aggregate dollar amount of the acquisition and development costs of the 175 properties purchased by these seven Wells-sponsored public programs was approximately $8.4 billion. Of the aggregate amount, 100% was spent on commercial property, with 99.5% spent on acquiring or developing office or industrial buildings and 0.5% spent on acquiring or developing hotels. Of the aggregate amount, 97.3% was spent on acquired properties and 2.7% on properties under construction or constructed by the programs. Of the aggregate amount, 49.5% were single-tenant office or industrial buildings and 50.5% were multi-tenant office or industrial buildings.

Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these seven Wells-sponsored public programs as of December 31, 2006:

Type of Property	Existing	Construction

Office Buildings	94.6%	2.7%
Industrial Buildings	2.2	0.0
Hotels	0.5	0.0

From the inception of the first Wells-sponsored public program through December 31, 2006, the Wells-sponsored public programs had sold 41 properties and one outparcel of land.

All of the properties purchased in which a Wells-sponsored public partnership owned any interest were purchased without borrowing any additional funds. However, certain properties acquired by Wells REIT and Wells REIT II were subject to existing mortgages, and in connection with each of these acquisitions Wells REIT and Wells REIT II, respectively, assumed its share of the debt. Table VI contained in Part II of the registration statement, of which this prospectus is a part, gives additional information relating to certain properties acquired within the last three years ended December 31, 2006 by certain Wells-sponsored public programs, including applicable mortgage financing on properties purchased.

In addition to the real estate programs sponsored by our real estate sub-advisor and its affiliates discussed above, affiliates of our Advisor are also sponsoring two index mutual funds. The Wells S&P REIT Index Fund is a mutual fund that seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the stocks of the REITs included in the S&P REIT Index. The Wells S&P REIT Index Fund began its offering on January 12, 1998, and as of December 31, 2006, the fund had raised approximately $631.3 million in offering proceeds from approximately 20,000 investors. The Wells Dow Jones Wilshire Global RESI Index Fund is a mutual fund that seeks to provide investment results corresponding to the performance of the Dow Jones Wilshire Global Real Estate Securities Index by investing in stocks included in the Dow Jones Wilshire Global Real Estate Securities Index. The Wells Dow Jones Wilshire Global RESI Index Fund began its offering on December 29, 2006, and as of December 31, 2006, had raised approximately $2.0 million in offering proceeds from approximately 5 investors.

Prior Private Programs

In addition to the public real estate programs sponsored by our real estate sub-advisor and its affiliates described above, Wells Capital has sponsored a total of 13 private real estate programs.

Wells Management Company, Inc., which we refer to as “Wells Management,” an affiliate of our Advisor, sponsors private placements for a series of limited liability companies pursuant to a Section 1031 exchange program. As of December 31, 2006, there have been 12 such offerings, which raised a total of $163.0 million from 232 investors. The investment objectives of each of these Wells-sponsored Section 1031 exchange programs are substantially identical to our investment objectives, although no portion of our investments will be operated through a Section 1031 exchange program.

Wells Management is also sponsoring a private placement of limited liability company interests in Wells Mid-Horizon Value-Added Fund I, LLC, which we refer to as “Wells Mid-Horizon Fund.” On September 15, 2005, an offering of up to 150,000 shares of investor member interests in Wells Mid-Horizon Fund commenced under a private placement to accredited investors. Wells Mid-Horizon Fund was formed to invest primarily in commercial office and industrial real estate properties that provide opportunities to enhance their value through development, operations, re-leasing, property improvements or other means. As of December 31, 2006, Wells Mid-Horizon Fund had received approximately $23.5 million in proceeds from 298 investors. As of December 31, 2006, Wells Mid-Horizon Fund had acquired one property.

As of December 31, 2006, these 13 Wells-sponsored private programs had acquired an aggregate of 13 properties. The table below gives further information about these properties.

	Properties Purchased
		As a Percentage
		of Aggregate
Location	Number	Purchase Price

Southeast	3	21.2%
Mideast	0	0.0
Northeast	0	0.0
Mountain	1	9.6
Southwest	2	16.9
West North Central	1	9.5
East North Central	5	34.2
Pacific	1	8.6

Total	13	100.0%

As of December 31, 2006, the aggregate dollar amount of the acquisition and development costs of the 13 properties purchased by these Wells-sponsored private programs was $48.0 million. Of the aggregate amount, 100% was spent on commercial property, all of which was spent on acquiring or developing office or industrial buildings. Of the aggregate amount, 100% was spent on acquired properties. Of the aggregate amount, approximately 73.7% were single-tenant office or industrial buildings and 26.3% were multi-tenant office or industrial buildings.

From the inception of the first Wells-sponsored private program through December 31, 2006, none of the Wells-sponsored private programs has sold any properties. We cannot assure you that any of the Wells-sponsored private programs will ultimately be successful in meeting their investment objectives.

Adverse Business Developments or Conditions

Wells-sponsored programs have occasionally been adversely affected by the cyclical nature of the real estate market. Some Wells-sponsored programs invested funds in properties at the high end of a real estate cycle, resulting in sales of such properties for less than their purchase price. In the past, Wells-sponsored programs have only sold properties for less than their purchase price in order to produce a better return for the overall portfolio. However, sales of properties at less than the purchase price could adversely affect the value of an investment in a Wells program. In addition, some Wells-sponsored public programs have owned properties that have experienced long periods of time when no tenants were paying rent. This reduction in revenues resulted in less cash from operations available for distribution to investors. Although such events affected individual properties, we are not aware of any adverse business developments having a materially adverse impact on any Wells-sponsored program in the past ten years. For more information regarding the operating results of Wells-sponsored public programs, see Table III beginning on page A-6 of this prospectus.

Summary of Recent Acquisitions by Wells Prior Programs

During 2004, 2005 and 2006, all of the collective Wells-sponsored programs acquired 73 properties, for which the property type, location and method of financing are summarized below. Table VI contained in Part II of the registration statement, of which this prospectus is a part, provides additional information relating to these acquisitions.

Property Type

Office	66
Distribution	0
Warehouse	4
Hotel	1
Mixed use	2

Total	73

Method of Financing

All cash	50
All debt	0
Combination of cash and debt	23

Total	73

Location

Southeast	10
Mideast	10
Northeast	13
Mountain	3
Southwest	8
West North Central	4
East North Central	18
Pacific	7

Total	73

Additional Information

Potential investors are encouraged to examine the Prior Performance Tables in this prospectus beginning on page A-1 for more detailed information regarding the prior experience of our real estate sub-advisor and its affiliates. In addition, upon request, prospective investors may obtain from our Advisor without charge copies of offering materials and any reports prepared in connection with any of the Wells public programs, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our Advisor. Additionally, Table VI contained in Part II of our registration statement, of which this prospectus is a part, gives certain additional information relating to properties acquired by certain Wells-sponsored public programs. We will furnish, without charge, copies of such table upon request.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes some of the most material federal income tax considerations relating to our qualification and taxation as a REIT and the ownership and disposition of our common stock that the owners of our shares may consider relevant. The summary is not intended as a detailed description of the federal income tax consequences applicable to any particular stockholder in view of such stockholder’s particular circumstances, nor is it intended as a detailed description of all of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers and, except to the extent discussed below, tax-exempt organizations and non-U.S. persons). This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

We base the information in this section on the Code, Treasury regulations, the legislative history of the Code and current administrative interpretations of the Internal Revenue Service, or the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and court decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

Each investor is advised to consult with its own tax, financial, legal and other professional advisors regarding the tax and other consequences to it of the purchase, ownership and sale of the offered stock, including the federal, state, local, non-U.S. and other tax consequences of such purchase, ownership or sale and of potential changes in applicable tax laws.

Federal Income Taxation of the Company

General

We intend to elect to be taxed as a REIT under the Code effective for the taxable year ending December 31, 2007. We believe that we are organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such manner. We can provide no assurance, however, that we will operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

In connection with this offering, Alston & Bird LLP is expected to render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our first taxable year of operations and our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with such taxable year. In providing its opinion, Alston & Bird LLP will rely, as to certain factual matters, upon the statements and representations contained in certificates provided by us. These certificates will include representations regarding the manner in which we are and will be owned, the nature of our assets and the future conduct of our operations. Alston & Bird LLP will not independently verify these facts. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal income tax laws and described below. Alston & Bird LLP will not review our continuing compliance with those tests. The opinion of Alston & Bird LLP will be based upon existing law and Treasury regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions that our counsel will express in its opinion. Moreover, an opinion of counsel is not binding on the IRS.

Our qualification as a REIT depends, among other things, upon our meeting the various qualification tests imposed by the Code discussed below, including through annual operating results, asset diversification, distribution levels and diversity of stock ownership each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of our financial and operational results, we can give you no assurance that we will satisfy the REIT requirements during our first taxable year of operations or in any future year.

REIT Taxation

If we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To the extent that we are not subject to income tax on the income we distribute, we will avoid “double taxation,” or taxation at both the corporate and stockholder levels, which generally results from owning stock in a corporation. However, we will be subject to tax in the following circumstances:

First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

Second, we may be subject to the “alternative minimum tax.”

Third, we will be subject to tax at the highest corporate income tax rate on net income from “foreclosure property” (generally property we acquire through foreclosure or after default on a loan secured by the property or a lease of the property) held primarily for sale to customers in the ordinary course of business and other non-qualifying income from foreclosure property.

Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, that is held primarily for sale to customers in the ordinary course of business), we will be subject to a 100% tax on such income.

Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because we have met certain other requirements, we will be subject to a 100% tax on the net income attributable to the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Sixth, if we (1) fail to satisfy the REIT asset tests (discussed below) and continue to qualify as a REIT because we meet certain other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time we failed to satisfy the asset tests or (2) if we fail to satisfy REIT requirements other than the gross income tests and the asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

Seventh, if we fail to distribute each year at least the sum of:

(1) 85% of our REIT ordinary income for such year;

(2) 95% of our REIT capital gain net income for such year; and

(3) any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level.

Eighth, if we acquire assets from a corporation generally subject to full corporate-level tax in a merger or other transaction in which our initial basis in the assets is determined by reference to the transferor corporation’s basis in the assets, the fair market value of the assets acquired in any such transaction exceeds the aggregate basis of such assets, and we subsequently recognize gain on the disposition of any such asset during the 10-year period beginning on the date on which we acquired the asset, then we generally will be subject to tax at the highest regular corporate income tax rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, pursuant to guidelines issued by the IRS (the “Built-In Gain Rules”).

Ninth, subject to certain exceptions, we will be subject to a 100% tax on transactions with our “taxable REIT subsidiaries” if such transactions are not at arm’s length.

Tenth, we may be subject to state and local income taxes.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, income, assets and distributions.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association that:

(1) is managed by one or more trustees or directors;

(2) has transferable shares or transferable certificates of beneficial ownership;

(3) would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4) is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Code;

(5) has at least 100 persons as beneficial owners;

(6) during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities;

(7) files an election or continues such election to be taxed as a REIT on its return for each taxable year;

(8) uses the calendar year as its taxable year; and

(9) meets other tests described below, including with respect to the nature of its assets and income and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply during the first taxable year for which we make an election to be taxed as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust. We believe that we will issue sufficient stock in this offering to satisfy conditions (5) and (6). Our charter currently includes certain restrictions regarding the transfer of our common stock which are intended to assist us in continuing to satisfy conditions (5) and (6). If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we have violated condition (6), we will be deemed to have satisfied condition (6) for that taxable year.

REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit, although the subsidiary may be subject to state and local income tax in some states. Unincorporated domestic entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.

A REIT is also permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of the parent REIT. A taxable REIT subsidiary is subject to federal, state and local income tax (where applicable) as a regular “C” corporation.

Generally, a taxable REIT subsidiary may earn income that would not be qualifying income under the REIT gross income tests if earned directly by the parent REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiary ensure that the taxable REIT subsidiary will be subject to an appropriate level of federal income tax. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to its parent REIT. In addition, the Code imposes a 100% tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Moreover, the value of securities of taxable REIT subsidiaries held by the REIT cannot comprise more than 20% of the REIT’s total asset value. We currently do not have any taxable REIT subsidiaries. Should we form a taxable REIT subsidiary in the future we can give you no assurance that our taxable REIT subsidiary will not be limited in its ability to deduct interest payments (if any) made to us. We also cannot assure you that the IRS would not seek to impose a 100% tax on services performed by our taxable REIT subsidiary for our tenants, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiary.

In the case of a REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is classified as a partnership for federal income tax purposes), the REIT will be deemed to own its proportionate share (based on its capital interest in the partnership and any debt securities issued by such partnership held by the REIT) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of Total Return OP will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, Total Return OP’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of Total Return OP for purposes of applying and meeting the various REIT requirements.

Income Tests

To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property or mortgages on real property, including “rents from real property,” gains from sales of real estate assets, dividends from REITs and gains from sales of REIT shares, interest income from mortgage loans secured by real property (and certain types of mortgage-backed securities) and income from certain temporary investments. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from dividends, interest and gain from the sale or disposition of stock or securities.

Prior to investing amounts received from the issuance of our stock and certain securities in real property assets, we may invest in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds. Accordingly, to the extent that we have not invested the offering proceeds in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in investments approved by our board of directors such as certain mortgage-backed securities or shares in other REITs. We intend to trace offering proceeds received for purposes of determining the one-year period for such investments, although as the IRS has not issued any rulings or regulations governing these transactions, there can be no assurance that the IRS will agree with our methodology of tracing investments.

Rents that we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, rent received from a tenant will not qualify as “rents from real property” if we own, or are treated as owning, 10% or more of (i) the total combined voting power of all classes of voting stock of a corporate tenant, (ii) the total value of shares of all classes of stock of a corporate tenant or (iii) the interests in total assets or net profits in any tenant which is an entity that is not a corporation. Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Customary services that are not provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances and the collection of trash) can be provided directly by the REIT. Where, however, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor or a taxable REIT subsidiary. In the event that an independent contractor provides such services, the REIT must adequately compensate such independent contractor, the REIT must not derive any income from the independent contractor and neither the independent contractor nor certain of its stockholders may, directly or indirectly, own more than 35% of the REIT, taking into consideration the applicable attributed ownership. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of services for tenants of a property that are not usually and customarily provided and are considered rendered to the occupant. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property. Such de minimis services income will not be treated as rents from real property.

We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related-party tenants, although we can make no assurance in this regard.

Total Return OP may provide certain services with respect to our properties. We believe that these services will only be of the type that are usually or customarily rendered in connection with the rental of space for occupancy and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience that would cause us to violate the “de minimis” services threshold described above will generally be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

Interest income qualifies for purposes of the 75% gross income test to the extent that it is paid on an obligation that is secured by a mortgage on real property. If a mortgage loan is secured by real and personal property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date we acquired or originated the loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. All interest generally qualifies for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests. The REIT requirements make it difficult for us to invest in mezzanine loans secured by a pledge of equity in an entity holding real estate and in certain mortgage-backed securities.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

If we fail one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if (1) our failure to meet such gross income tests is due to reasonable cause and not to willful neglect; and (2) we properly disclose the failure to the IRS. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed on the greater of the amount by which we fail the 75% gross income test or the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities. Second, not more than 25% of the value of our total assets may consist of securities (other than those securities qualifying under the 75% asset test). Third, except for stock or securities of REITs, qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in partnerships and other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer. Fourth, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. The 10% value limitation will not apply, however, to (i) any security qualifying for a “straight debt exception,” (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a “related person”; (iv) any obligation to pay qualifying rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. For purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test, and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

The straight debt exception will not apply to any securities issued by a corporation or partnership if the REIT and any controlled taxable REIT subsidiaries also own securities of such issuer that would not qualify for the straight debt exception and that are worth more than 1% of the issuer’s outstanding securities.

With respect to each issuer in which we acquire an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we will seek to structure our acquisition to ensure that our interest in the securities, including debt, of any such issuer will not exceed 5% of the total value of our assets and so that we will comply with the 10% voting securities limitation and the 10% value limitation. We, however, cannot provide any assurance that the IRS will agree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. Even after the 30-day cure period, if we fail the 5% securities limitation or either of the 10% securities limitations, we may avoid disqualification as a REIT by disposing of a sufficient amount of non-qualifying assets to cure the violation if the assets causing the violation do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, provided that, in either case, the disposition occurs within six months following the last day of the quarter in which we first identified the violation. For other violations of any of the REIT asset tests due to reasonable cause, we may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient non-qualifying assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the IRS that describes the non-qualifying assets. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Annual Distribution Requirements

To qualify for taxation as a REIT, we must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

(1) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain) and (b) 90% of the our income, if any, from foreclosure property in excess of the tax on income from foreclosure property

(2) minus the sum of certain items of non-cash income.

We must pay these distributions in the taxable year to which they relate. Dividends distributed in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually distributed during January of the subsequent year; or (2) the dividends were declared before we timely filed our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if distributed in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted.

To avoid an excise tax, we must distribute during each calendar year at least the sum of:

(1) 85% of our ordinary income for that year;

(2) 95% of our capital gain net income for that year; and

(3) any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. For these purposes, dividends that are declared in October, November or December of the relevant taxable year, are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid the 4% excise tax. In this regard, Total Return OP’s partnership agreement will authorize us, as the sole general partner of Total Return OP, to take such steps as may be necessary to cause Total Return OP to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

In order for us to deduct dividends we distribute to our stockholders, such distributions must not be “preferential” within the meaning of Section 562(c) of the Code. Every holder of a particular class of stock must be treated the same as every other holder of shares of such class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. We do not intend to make any preferential dividends.

If certain conditions are satisfied, the Code allows a dividends paid deduction upon a redemption of shares, in the amount of earnings and profits allocable to the redeemed shares. We currently intend to claim a dividends paid deduction with respect to redemptions of our shares and to allocate earnings and profits to the redeemed shares in a manner that we believe is fair to all of our stockholders. It is unclear under current law, however, whether we will satisfy all of the conditions for claiming such a deduction, and whether our proposed allocation methodology is a permissible methodology for computing the amount of earnings and profits allocable to a redemption of shares by a REIT. As a result, the IRS could disallow some or all of the dividends paid deduction claimed by us with respect to redemptions, and a court could sustain the IRS’s position. The disallowance of dividends paid deductions claimed by us on redemptions of shares in a taxable year for which we had reported “return of capital” distributions in excess of earnings and profits would result in a reallocation of additional earnings and profits to our regular distributions paid in the applicable year. Such a reallocation would result in a retroactive increase in the taxable portion of distributions previously made by us and a decrease in the return of capital portion of prior distributions. To the extent the disallowance exceeded the return of capital distributions (if any) previously reported for the year in question, we could be required to pay corporate income tax, as well as a 4% excise tax, on the amount of the dividends paid deduction that was disallowed. If the disallowance resulted in excessive undistributed income for the year in question, we could also fail to satisfy the REIT distribution requirements for such year, in which case we would be required to distribute deficiency dividends (and pay an interest charge) to maintain our REIT status.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise tax. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

In the event that we are subject to an adjustment to our REIT taxable income resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, an agreement as to tax liability between us and an IRS district director or a statement by us attached to an amendment or supplement to our federal income tax return, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders (and an interest charge to the IRS) that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements.

Statutory Relief

If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect and we pay a penalty of $50,000 for each such failure.

Failure to Qualify

If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, but we also will not be required to make distributions during those years. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Taxation of U.S. Stockholders

When we use the term “U.S. Stockholder,” we mean a holder of common stock that for federal income tax purposes:

(1) is a citizen or resident of the United States;

(2) is a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

(3) is an estate the income of which is subject to federal income taxation regardless of its source;

(4) is a trust, provided that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

(5) is an eligible trust that elects to be taxed as a U.S. person under applicable Treasury Regulations.

If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our stock should consult their tax advisors.

Distributions Generally

Distributions to U.S. Stockholders, other than capital gain dividends (which are discussed below), will constitute taxable dividends up to the amount of our positive current or accumulated earnings and profits.

Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals (generally a maximum rate of 15% through 2010). However, there are exceptions: individual stockholders are taxed at such rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income that the REIT previously retained in a prior year and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable corporations (including taxable REIT subsidiaries) or (iii) income from sales of appreciated property subject to the Built-in Gain Rules. Distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital (reducing the tax basis in the U.S. Stockholder’s shares). Any portion of the distribution in excess of the tax basis will be taxable as gain realized from the sale of the shares. Dividends we declare in October, November or December of any year payable to stockholders of record on a specified date in any such month are treated as both paid by us and received by the stockholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

Capital Gain Distributions

Distributions to U.S. Stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Stockholder has held the stock. However, corporate U.S. Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. In the case of individuals, long-term capital gains are generally taxable at maximum federal rates of 15% through 2010, except that capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions.

We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in his or her income over the amount of tax he or she is deemed to have paid.

Certain Dispositions of Shares

In general, U.S. Stockholders will realize capital gain or loss on the sale of our common stock equal to the difference between (1) the amount of cash and the fair market value of any property received by the U.S. Stockholder on such disposition and (2) the U.S. Stockholder’s adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that a U.S. Stockholder holds for less than six months (after applying certain holding period rules) will be treated as long-term capital loss to the extent of any capital gain dividend the stockholder has received with respect to those shares.

The applicable tax rate will depend on the U.S. Stockholder’s holding period in the asset and the U.S. Stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of the capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” U.S. Stockholders should consult with their own tax advisors with respect to their capital gain tax liability.

If a U.S. Stockholder has shares redeemed by us, such U.S. Stockholder will be treated as if such U.S. Stockholder sold the redeemed shares if all of such U.S. Stockholder’s shares are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or is substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Passive Activity Loss and Investment Interest Limitations

U.S. Stockholders may not treat distributions we make to them or any gain from disposing of our common stock as passive activity income. Therefore, U.S. Stockholders will not be able to apply any “passive losses” against such income. Dividends we pay (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless the stockholder elects to have such gain taxed at ordinary income rates.

Treatment of Tax-Exempt Stockholders

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute unrelated business taxable income (“UBTI”), unless the tax-exempt stockholder has borrowed to acquire or carry our shares. Qualified trusts that hold more than 10% (by value) of the shares of pension-held REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. We expect that our ownership limitations will prevent us from becoming a pension-held REIT, unless our board of directors grants qualified plans waivers from our ownership limitations.

In the case of social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from federal income taxation under Sections 501(c)(7), 501(c)(9), 501(c)(17), and 501(c)(20) of the Code, income from an investment in us will constitute UBTI unless the organization sets aside or reserves such amounts for purposes specified in the Code.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States income taxation of non-U.S. Stockholders (beneficial owners of our shares who are not U.S. Stockholders) are complex. We intend the following discussion to be only a summary of these rules. Prospective non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and non-U.S. tax laws on an investment in our common stock, including any reporting requirements.

In general, non-U.S. Stockholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income must meet various certification requirements to be exempt from withholding. The following discussion will apply to non-U.S. Stockholders whose income from their investments in us is not effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).

A distribution payable out of our current or accumulated earnings and profits that is not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be subject to federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Stockholder’s basis in his or her common stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of common stock.

As long as our stock is not regularly traded on an established securities market in the United States, distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” and must be reported on a U.S. federal income tax return. Such distributions are taxed to a non-U.S. Stockholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident-alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty. If our shares of common stock are ever “regularly traded” on an established securities market in the United States, then, with respect to distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, a non-U.S. Stockholder who does not own more than 5% of our common stock at any time during the one-year period preceding the distribution: (i) will be taxed on such capital gain dividend as if the distribution was an ordinary dividend, (ii) will generally not be required to report distributions received from us on U.S. federal income tax returns and (iii) will not be subject to a branch profits tax with respect to such distribution. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to non-U.S. Stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. Stockholder would be able to offset as a credit against his or her resulting federal income tax liability an amount equal to his or her proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent his or her proportionate share of this tax paid by us was to exceed his or her actual federal income tax liability.

We generally will be required to withhold tax from distributions to non-U.S. Stockholders, and remit to the IRS, 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends), and 30% (as reduced or eliminated by tax treaties or otherwise) of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions that we designated as capital gain dividends, will be treated as capital gain dividends for purposes of withholding. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Stockholder exceeds the stockholder’s United States tax liability, the non-U.S. Stockholder may file for a refund of such excess from the IRS.

We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Stockholder, unless:

•	a lower treaty rate applies and the non-U.S. Stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•	the non-U.S. Stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Stockholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

Unless our common stock constitutes a “U.S. real property interest” within the meaning of FIRPTA, a sale of common stock by a non-U.S. Stockholder generally will not be subject to federal income taxation. Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity under these rules if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. persons. We currently anticipate that we will be a domestically controlled qualified investment entity and, therefore, that the sale of our common stock will not be subject to taxation under FIRPTA. We cannot assure non-U.S. Stockholders, however, that we will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Stockholder’s sale of common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest, unless the common stock were “regularly traded” on an established securities market and the selling stockholder owned no more than 5% of the common stock throughout the applicable testing period. If the gain on the sale of common stock were subject to taxation under FIRPTA, the non-U.S. Stockholder would be required to report such gain on a U.S. federal income tax return and would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident-alien individuals). However, even if our common stock is not a U.S. real property interest, a nonresident-alien individual’s gains from the sale of our common stock will be taxable if the nonresident-alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident-alien individual will be subject to a 30% tax on his or her U.S.-source capital gains.

A purchaser of common stock from a non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased common stock is “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of common stock from a non-U.S. Stockholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will be a domestically controlled qualified investment entity.

If a non-U.S. Stockholder has shares redeemed by us, such non-U.S. Stockholder will be treated as if such non-U.S. Stockholder sold the redeemed shares if all of such non-U.S. Stockholder’s shares are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is treated as a sale, we would be required to withhold tax from amounts we pay if we are not a domestically controlled qualified investment entity. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution and, possibly, as a capital gain dividend that is taxable under FIRPTA. Non-U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Upon the death of a nonresident-alien individual, that individual’s common stock will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding at a current rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1) the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

(2) the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect;

(3) the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4) the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding.

In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Non-U.S. Stockholders

Generally information reporting will apply to payments of distributions on our common stock and backup withholding at a current rate of 28% may apply, unless the payee certifies that he or she is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding, unless the non-U.S. Stockholder certifies as to his or her non-U.S. status or otherwise establishes an exemption and provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition of our common stock by a non-U.S. Stockholder to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply, unless the broker has documentary evidence as to the non-U.S. Stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payor. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, non-U.S. Stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Any income from such instruments, or gain from the disposition of such instruments, would not be qualifying income for purposes of the 75% gross income test discussed above.

Income arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes or currency fluctuations with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, are not treated as gross income for purposes of the 95% gross income test, and, are therefore exempt from such test. In general, for a hedging transaction to be “clearly identified,” (a) it must be identified as a hedging transaction before the end of the day on which it is acquired or entered into and (b) the items or risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally, not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 75% or 95% gross income tests unless certain technical requirements are met.

We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax. No assurance can be given, however, that our hedging activities will not give rise to income that would adversely affect our ability to satisfy the REIT qualification requirements.

Tax Aspects of Total Return OP

General

We expect that substantially all of our investments will be held through Total Return OP. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive distributions from the partnership. We will include in our income our proportionate share of Total Return OP’s income, gain, loss, deduction and credit.

Tax Allocations with Respect to Our Properties

When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes. That carryover basis is equal to the contributing partner’s adjusted basis in the property rather than the fair market value of the property at the time of contribution. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “Book-Tax Difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Future contributions to Total Return OP may take the form of appreciated property. Consequently, Total Return OP’s partnership agreement requires tax allocations be made in a manner consistent with Section 704(c) of the Code.

In general, partners who contribute their interests in properties to Total Return OP (the “Contributing Partners”) will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that have a Book-Tax Difference, all taxable income attributable to such Book-Tax Difference generally will be allocated to the Contributing Partners and we generally will be allocated only our share of capital gains attributable to appreciation, if any, occurring after the closing of the acquisition of such properties. This will tend to eliminate the Book-Tax Difference over the life of Total Return OP. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of Total Return OP may cause us to be allocated lower depreciation and other deductions and cause Contributing Partners to be allocated less taxable income. As a result, we could recognize taxable income in excess of distributed amounts, which might adversely affect our ability to comply with the REIT distribution requirements, and Contributing Partners may realize income on the distribution of cash because their basis has not been increased sufficiently from income allocations. See “Requirements for Qualification — Annual Distribution Requirements.”

With respect to any property purchased by Total Return OP, such property initially will have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

Basis in Total Return OP Interest

Our adjusted tax basis in our interest in Total Return OP generally:

(1) will be equal to the amount of cash and the basis of any other property that we contribute to Total Return OP;

(2) will be increased by (a) our allocable share of Total Return OP’s income and (b) our allocable share of indebtedness of Total Return OP; and

(3) will be reduced, but not below zero, by our allocable share of (a) losses suffered by Total Return OP, (b) the amount of cash distributed to us, and (c) constructive distributions resulting from a reduction in our share of indebtedness of Total Return OP.

If the allocation of our distributive share of Total Return OP’s loss exceeds the adjusted tax basis of our partnership interest in Total Return OP, the recognition of such excess loss will be deferred until such time and to the extent that we have an adjusted tax basis in our partnership interest. To the extent that Total Return OP’s distributions, or any decrease in our share of the indebtedness of Total Return OP (such decreases being considered a cash distribution to the partners), exceed our adjusted tax basis, such excess distributions (including such constructive distributions) will constitute taxable income to us. Such taxable income normally will be characterized as a capital gain if the interest in Total Return OP has been held for longer than one year, subject to reduced tax rates described above (See “— Taxation of U.S. Stockholders — Capital Gain Distributions”). Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Sale of the Properties

Our share of the gain realized by Total Return OP on the sale of any property held by Total Return OP as inventory or other property held primarily for sale to customers in the ordinary course of Total Return OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “— Requirements for Qualification — Income Tests.” Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of Total Return OP’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We, however, do not presently intend to acquire or hold or allow Total Return OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Total Return OP’s trade or business.

Other Tax Considerations

The rules of U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, or in what form, any proposals affecting REITs or their stockholders will be enacted. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Tax

We may be subject to state and local tax in various states and localities. Our stockholders may also be subject to state and local tax in various states and localities. State and local tax rules affecting taxation of REITs and REIT shareholders are also subject to changes that could increase the tax burdens or REITs or REIT shareholders. In fact, various states are considering changes to their rules regarding taxation of REITs and availability of the dividends paid deduction for state income tax purposes. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax Advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (“IRA”). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (“Benefit Plan”), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

In addition, under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan that are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to (or use by or for the benefit of) a party in interest or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan in connection with a transaction involving the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Code provides a comprehensive definition of the term “plan assets.” However, ERISA and regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (we will refer to ERISA and such regulations collectively as the “Plan Assets Regulation”). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our Advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our Advisor of the fiduciary duties mandated under ERISA

If our Advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to transactions involving our assets. These restrictions could, for example, require that we avoid transactions with persons who are affiliated with or related to us or our Advisor or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Code would impose an excise tax equal to 15% of the amount involved and would authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our Advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

Exception for “Publicly-Offered Securities.” The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and will be part of a class registered under the Securities Exchange Act of 1934 within the specified period.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes or which would violate any state or federal law will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is the lesser or $10,000 or 1,000 shares; thus, the restrictions imposed in order to maintain our status as a REIT should not cause our shares to be deemed not freely transferable.

In addition, pursuant to our Share Redemption Program, stockholders may request on a daily basis that we redeem all or a portion of their shares. Subject to certain limited exceptions for redemptions occurring shortly after purchase, redemption requests will generally be effected at a price equal to our NAV per share calculated as of the close of business on the date our transfer agent receives the redemption request.

Assuming that our shares will be “widely held,” that no other facts and circumstances other than those referred to in the preceding two paragraphs exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, shares of common stock should constitute “publicly-offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

We do not intend to list our shares on a national securities exchange or automated quotation system, and therefore we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities and in order to provide a daily price for the shares we sell and the shares we redeem under our share redemption plan, our Advisor will calculate our NAV per share, after the end of each business day, by determining the value of our assets less our liabilities, including the fees and expenses attributable to our operations according to our valuation guidelines approved by our board of directors. We will post our NAV per share each day on the website maintained by an affiliate of our Advisor, which can be found at www.wellsref.com, and will file a daily prospectus supplement in connection with the daily determination of our NAV per share. The NAV per share calculated at the end of each day will be the purchase price and the redemption price for such day. See “Pricing and Liquidity — The Daily NAV Per Share Calculation.”

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of $2,000,000, and a maximum of $2,250,000,000, of our shares. If we have not sold the minimum offering amount of $2,000,000 of our shares of common stock by          , 2008 (one year from the commencement of this offering), we will terminate this offering and the escrow agent will return your funds, without deduction and with interest. We may, in our sole discretion, suspend the offering of our shares at any time and for such periods as we determine are appropriate.

We are offering our shares of common stock at a price equal to $10.00 per share until we sell $2,000,000 or our shares of common stock. Thereafter, the purchase price per share for our common stock will vary from day to day, and on any given day will be equal to our NAV per share. See “Pricing and Liquidity.” Each day, we will file a prospectus supplement setting forth the NAV per share calculated after the close of business on the preceding day. Neither our Distributor, nor any broker-dealer with which our Distributor enters into a selling agreement, will be permitted to sell shares on any given day at a price higher or lower than the NAV per share price calculated at the close of business on such day.

Pursuant to the registration statement of which this prospectus is a part, we have registered $2,250,000,000 of our shares in anticipation of conducting our initial public offering as a continuous offering that will begin immediately following the initial offering date and will not have a predetermined duration, subject to continued compliance with the rules and regulations of the SEC and applicable state laws. The number of shares we have registered pursuant to the registration statement is the number we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Though we have registered a fixed total dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of our shares of common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act. In certain states, however, the offering may continue for one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

Escrow Arrangement

Until we sell $2,000,000 of our shares, we will deposit investors’ funds in a separate escrow account with an independent third-party escrow agent, The Bank of New York Mellan Global Corporate Trust, located at 101 Barclay Street, 8 West, New York, New York, 10286. These escrowed funds will be held in trust pending release to us. None of the common stock being registered in this public offering will be sold, and no fees will be paid unless the escrow agent has received and accepted at least $2,000,000 in funds from investors to purchase our shares within one year from the date of this prospectus, and has received our instruction to release such escrowed funds to us. Should we be unable to sell the minimum of $2,000,000 of our shares within one year of the date of this prospectus, the escrow agent will promptly refund your investment, together with any interest. If the escrow agent refunds your investment amount, then our Advisor will pay any escrow fees, and no such amounts will be deducted from your escrowed funds. After the minimum offering amount of $2,000,000 of our shares has been sold, the purchase proceeds and all interest accrued thereon will be released to us. For more information on purchasing our shares, please refer to “Purchase and Redemption.”

Compensation of Our Distributor and Other Participating Broker-Dealers and Registered Investment Advisers

Asset-Based Distribution Charge

We have entered into a distribution agreement with our Distributor, Wells Investment Securities, a registered broker-dealer affiliated with us and our Advisor, pursuant to which our Distributor will distribute the shares offered by this prospectus. The distribution agreement requires our Distributor to use its best efforts to secure purchasers for the shares offered by this prospectus. Our Distributor will receive an asset-based distribution charge equal to 0.25% of our average NAV, calculated as of the last day of each month and payable in arrears. We will not begin to pay the asset-based distribution charge until the minimum of $2,000,000 of our shares has been sold. We will not pay the asset-based distribution charge with respect to any shares issued pursuant to our distribution reinvestment plan. We intend to cease paying distribution charges at the earlier of (1) 30 years from the effective date of the registration statement of which this prospectus forms a part or (2) the date at which the aggregate asset-based distribution charges that we have paid equal or exceed 10% of the total offering proceeds, calculated as of the same date that we calculate the aggregate distribution charges. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares. We may suspend our Distributor’s authority to process orders to purchase our shares at any time in our sole discretion.

Our Distributor will distribute our shares through a variety of selling networks, including but not limited to, broker-dealers and registered investment advisers. Our Distributor may, in its discretion, reallow to third parties up to 100% of the distribution charge that it receives, with the actual amount of the reallowance to be negotiated between our Distributor and such third parties. All third parties who offer and sell our shares will be required to be NASD members.

Other Compensation

In addition to the asset-based distribution charge, our Distributor may receive additional service fees based on our NAV per share for certain administrative services that it performs in connection with the sale of our shares. Our Distributor may enter into service agreements with broker-dealers or registered investment advisers pursuant to which it pays such entities a portion of the service fees it receives from us for certain services that such parties perform. These services include ministerial, record-keeping, sub-accounting, stockholder services, other administrative services, and, in the case of registered investment advisers, services related to the allocation of investments that such entities advise. See “Fees and Expenses.”

NASD Rules Limiting Underwriting Compensation

As required by the NASD’s rules, total underwriting compensation — which will include the asset-based distribution charge and also may include certain of the service fees and other compensation that we pay to our Distributor — may not exceed 10% of our offering proceeds, except for bona fide due diligence expenses, which may not exceed 0.5% of our offering proceeds. We will monitor the asset-based distribution charges that we pay, and calculate the aggregate distribution charges on a monthly basis. We intend to cease paying distribution charges at the earlier of (1) 30 years from the effective date of the registration statement of which this prospectus forms a part or (2) the date at which the aggregate asset-based distribution charges that we have paid equal or exceed 10% of the total offering proceeds, calculated as of the same date that we calculate the aggregate distribution charges. The NASD’s rules also limit our total organization and offering expenses to 15% of our offering proceeds. Our Advisor may reimburse us for certain organization and offering expenses that we incur in connection with this offering.

Indemnification Expenses

To the extent permitted by law and our articles of incorporation, we will indemnify the participating third party broker-dealers and our Distributor against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from breaches of our representations and warranties contained in the distribution agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities. See “Management — Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents.”

Stockholder Suitability

Those persons selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the prospective stockholder regarding such person’s financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” on page i of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation;

•	is in a financial position appropriate to enable the prospective stockholder to realize to a significant extent the benefits described in this prospectus of an investment in the shares; and

•	has an apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the nature of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of our Advisor and its affiliates; and

•	the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder.

PURCHASE AND REDEMPTION

You may purchase or redeem our shares only through an investment professional. Your investment professional may charge you transaction and other fees in addition to any fees that we charge. You are responsible for these fees. Please consult your investment professional regarding fees that may be imposed in connection with a purchase or redemption of our shares. Please consult your investment professional regarding the time it requires for processing purchase orders and redemption requests. We will not honor completed purchase orders and redemption requests until our transfer agent receives them from your investment professional, and will only honor them at the purchase or redemption price effective for the day that our transfer agent receives them, not the day you submit your purchase order or redemption request to your investment professional.

You must provide your investment professional with a completed purchase order or redemption request, which must include, at a minimum, the following:

•	Your name;

•	Your account number; and

•	Dollar amount or number of shares you want to purchase or redeem.

Contact Information

You may contact us for information regarding purchase and redemption of our shares by visiting the Internet website maintained by an affiliate of our Advisor at www.wellsref.com, by calling us at (800) 557-4830 or (770) 243-8282, or by writing to us at Wells Total Return REIT, Inc., c/o Wells Real Estate Funds, Inc. P.O. Box 926040, Norcross, Georgia 30010-6040. You may only purchase or redeem our shares by submitting appropriate documentation through an investment professional.

Minimum Purchase and Balance Requirements

Generally, the following minimum purchase and balance requirements will apply. The minimums for subsequent purchases will not apply to purchases pursuant to our distribution reinvestment plan. We may, in our sole discretion, waive the minimum purchase and balance amounts at any time.

•	Initial Purchase: $10,000

•	Subsequent Purchases: $1,000

•	Minimum Balance: $5,000

If at any time any of our stockholders fails to hold the minimum amount required, except when such failure is due solely to declines in our NAV, we may, in our sole discretion, cause all of his or her shares to be redeemed at the redemption price as of the date we decide to redeem your shares. If this occurs during the 270-day period following the purchase of shares, the redemption price will be our NAV per share less an amount equal to 2% of the purchase price originally paid for the redeemed shares. See “—Purchase and Redemption Policies” below for a description of the redemption discount. In any event, you will be given 30 days’ notice to reestablish the minimum balance before we redeem your shares.

Purchase and Redemption Policies

Excessive trading activity through frequent purchases and redemptions of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies, and diluting the value of the shares of long-term stockholders. Accordingly, our board of directors may adopt policies and procedures designed to discourage excessive or short-term trading of our shares. See “Pricing and Liquidity.”

We reserve the right, but do not have the obligation, to reject any purchase transaction at any time. In addition, we reserve the right to impose restrictions on purchases at any time or conditions that are more restrictive with respect to disruptive, excessive, or short-term trading than those that are otherwise stated in this prospectus. It is possible that our policies and procedures will prove ineffective in whole or in part to detect or prevent frequent trading. We may alter these policies at any time without prior notice to stockholders.

The redemption program will commence on the initial offering date and continue until delayed, modified or suspended by our board of directors. Our board of directors, in its sole discretion, may delay, modify, suspend, or terminate the redemption of shares or the redemption program at any time. In the event that we announce that we have entered into a definitive agreement to merge with another party or sell all or substantially all of our entire portfolio, filed an application to list our shares on a national securities exchange or automated quotation system or terminated our advisory agreement with our Advisor, our board of directors may suspend or terminate the redemption program. Any material modifications, delays or suspensions of the redemption program will be disclosed to stockholders in the periodic reports on Form 10-Q and Form 10-K we file with the SEC, a press release and current report on Form 8-K and on the Internet website maintained by an affiliate of our Advisor at www.wellsref.com. See “Pricing and Liquidity—Share Redemption Program” for additional information regarding our share redemption program.

We will generally adhere to the following procedures in conducting this continuous offering:

•	From the initial offering date until such time as we have sold $2,000,000 of our shares, the per-share purchase and redemption price for our shares will be $10.00. Thereafter, the per-share purchase and redemption price for our shares on a given day will be equal to our NAV per share. In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV per share will be calculated once daily using our valuation methodologies, and the price at which we sell and redeem shares on that day will not change depending on the level of demand by investors or the volume of requests for redemption. Instead, we will effect all purchase orders and redemption requests that our transfer agent receives before 4:00 p.m. Eastern time on each business day after our NAV per share for that day is calculated, and will honor such orders at our NAV per share for that day.

•	Our Advisor will calculate our NAV, after the end of each business day, by determining the value of our assets less our liabilities, including the fees and expenses attributable to our operations. Our Advisor will determine the value of our assets according to our valuation guidelines approved by our board of directors. Our assets will consist almost entirely of the value of our interest in our operating partnership, Total Return OP. The value of our interest in Total Return OP will be equal to our percentage interest as the General Partner, and any percentage interest that we might hold as a limited partner, of Total Return OP, multiplied by the difference between (i) Total Return OP’s assets (including its real estate assets, mortgage instruments, CMBS and other real estate related securities) and (ii) its liabilities (including its debt and the expenses attributable to its operations). See “Pricing and Liquidity” for a description of the valuation of Total Return OP’s assets. Our percentage interest in Total Return OP will fluctuate over time depending on: (1) the amount of proceeds raised from this offering that are contributed to Total Return OP; (2) the amount of capital that we may withdraw from Total Return OP to fund redemptions of our shares or to pay liabilities or expenses; and (3) the amount of capital contributed to or withdrawn from Total Return OP by the limited partners.

•	On each business day, we will make publicly available and file with the SEC a supplement to this prospectus setting forth the NAV per share as of the close of business on the immediately preceding business day. These prospectus supplements will set forth the price at which shares will be sold and redeemed on the preceding business day and the methodology pursuant to which our NAV is determined. Although under normal circumstances we do not anticipate that our NAV will vary significantly from one day to the next, there can be no assurance that will be the case. You will not be permitted to revoke or cancel your purchase or redemption order after the close of business on the day such price is disclosed.

•	Purchase orders or redemption requests that our transfer agent receives before 4:00 p.m., Eastern Time, will be honored at the NAV per share calculated after the close of business on that day. Investors will be allowed to cancel their orders until the close of business on the following date, but not thereafter. Purchase orders or redemption requests that our transfer agent receives after 4:00 p.m., Eastern Time, on any business day, or on a day other than a business day, will be honored at the NAV per share calculated after the close of business on the next business day.

•	Our NAV per share will be posted on the Internet website maintained by an affiliate of our Advisor at www.wellsref.com.

•	Settlement of purchases will occur after the close of business on the day on which our transfer agent receives the purchase order from your investment professional. Settlement of redemptions will occur no later than 30 days following the date on which our transfer agent receives the redemption request from your investment professional.

•	If you place an order to purchase shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

•	We will generally sell as many shares as orders are received from investors each day regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we may decline to accept orders from investors until we have disclosed publicly such information.

•	We may stop offering shares completely or may offer shares only on a limited basis for a period of time or permanently.

•	Under applicable anti-money laundering regulations and other federal regulations, purchase orders and redemption requests may be suspended, restricted, or canceled and the monies may be withheld.

Additional Policies

You may contact us in writing at Wells Total Return REIT, Inc., 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092-3365, Attn: Client Services or call us at (800) 557-4830 or (770) 243-8282 to request additional copies of financial reports or other materials. If you wish to participate in our electronic delivery program, call us at (800) 557-4830 or (770) 243-8282 for more information. Electronic copies of most financial reports and prospectuses are available on the Internet website maintained by an affiliate of our Advisor at www.wellsref.com.

Your investment professional will provide you with a confirmation statement as well as periodic account statements detailing balances and all transactions completed during the prior month or quarter. You should verify the accuracy of your statements upon receipt and notify your investment professional immediately of any discrepancies in your account activity.

You may be asked to provide additional information in order for us to verify your identity in accordance with requirements under anti-money laundering regulations. Accounts may be restricted and/or closed, and the monies withheld, pending verification of this information or as otherwise required under these and other federal regulations.

We may charge a fee for certain services, such as providing historical account documents.

Distributions

When you purchase shares, you will specify on your purchase order whether you would like your distributions to be automatically reinvested in shares or paid in cash, and if paid in cash, whether you would like your cash distributions paid by check or by wire transfer. If you do not indicate a choice on your application, your distributions will be reinvested in shares. In addition, if you elect to receive distributions paid in cash by check and the U.S. Postal Service does not deliver your checks, future distributions may be automatically reinvested in our shares. If at any time you want to change your selection, please contact your investment professional. Please see “Description of Our Capital Stock—Distribution Reinvestment Plan” for a detailed description of our distribution reinvestment plan.

Signature Guarantee

Certain redemption requests must include a signature guarantee. Your request must be made in writing and include a signature guarantee if any of the following situations apply:

•	You wish to have more than $100,000 worth of shares redeemed;

•	The address on your account (record address) has changed within the last 30 days and you wish to have $10,000 or more worth of shares redeemed;

•	You are requesting that a check be mailed to a different address than the record address; or

•	You are requesting that redemption proceeds be paid to someone other than the account owner.

You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union (if authorized under state law), securities exchange or association, clearing agency, or savings association. A notary public cannot provide a signature guarantee.

When you make a request to have shares redeemed, note the following:

•	If the redemption you request would cause your balance to fall below the minimum balance, we may, after 30 days’ notice, redeem the remainder of your shares;

•	If you are requesting that your shares be redeemed within 270 days of the date on which you purchased your shares, the redemption price will be the applicable redemption price less an amount equal to 2% of the price at which you purchased the shares you are redeeming;

•	The shares will be redeemed at a redemption price that is equal to our NAV per share calculated after the close of business on the date our transfer agent receives your redemption request from your investment professional, but you will not receive the funds until up to 30 days following your request. During this time, the redemption price for our shares may increase; however, you will not receive the difference between the redemption price as of the date our transfer agent receives your request and any subsequent redemption price;

•	You will not receive interest on amounts represented by redemption checks you do not cash; and

•	Under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted, canceled, or processed and the proceeds may be withheld.

Tax Consequences

Purchasing or redeeming our shares could have tax consequences for you. See “Federal Income Tax Considerations.” Please consult your tax advisor before purchasing or redeeming our shares.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain supplemental sales material in connection with the primary offering of shares of common stock, but only if such sales material are accompanied by or preceded by the delivery of this prospectus. Our supplemental sales material may consist of information related to this offering, pictures, summary descriptions of properties, the past performance of our Advisor and its affiliates, brochures, audiovisual materials, articles and other publications concerning real estate. We may also send certain introductory materials to NASD members and prospective investors designated by our Distributor.

We are offering shares of common stock only by means of this prospectus. Although the content of any supplemental sales material will be consistent with any information contained in this prospectus, the supplemental sales materials are not complete, will not purport to be complete and should not be considered part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

We expect that the validity of our shares being offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland. Alston & Bird LLP, Atlanta, Georgia, has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and is expected to pass upon the accuracy of those statements as well as our qualification as a REIT for federal income tax purposes.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated balance sheet at April 18, 2007, as set forth in their report. We’ve included our consolidated balance sheet in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock offered by this prospectus. This prospectus is a part of that registration statement and, as permitted by the SEC’s rules, does not include all of the information you can find in the registration statement or the exhibits that are part of the registration statement. For additional information relating to us and the common stock that we propose to sell in this offering, we refer you to the registration statement and the exhibits filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are summaries of such contract or document and are necessarily not complete, and in each instance, if the contract or document is filed as part of the registration statement, we refer you to the copy of the actual contract or document filed as part of the registration statement.

We will file with the SEC on each business day a supplement to this prospectus setting forth the NAV per share as of the preceding business day.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. We will furnish to our stockholders by mail or, where permitted, by electronic delivery and notification, with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

An affiliate of our Advisor maintains a website at www.wellsref.com where there is additional information about us. The contents of this site are not incorporated by reference in, and are not otherwise a part of, this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholder
Wells Total Return REIT, Inc.

We have audited the accompanying consolidated balance sheet of Wells Total Return REIT, Inc. (the “Company”) as of April 18, 2007. This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Wells Total Return REIT, Inc. at April 18, 2007, in conformity with U.S. generally accepted accounting principles.

Ernst & Young LLP

Atlanta, Georgia

The foregoing report is in the form that we anticipate will be signed upon the adoption of the advisory agreement and the distribution agreement described in Note 3 to the consolidated balance sheet and the adoption of the independent director stock option plan, the long-term incentive plan, the distribution reinvestment plan and the share redemption program described in Note 6 to the consolidated balance sheet.

/s/  Ernst & Young LLP

Atlanta, Georgia
May 8, 2007

WELLS TOTAL RETURN REIT, INC.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2007	April 18, 2007

Assets:
Cash and cash equivalents	$203,000	$203,000

Total assets	$203,000	$203,000

Liabilities and Stockholder’s Equity:
Liabilities	$—	$—
Commitments and Contingencies	—	—
Minority Interest of Limited Partner in Operating Partnership	3,000	3,000
Stockholder’s Equity:
Preferred stock, $0.01 par value; 50.0 million shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 1.0 billion shares authorized, 20,000 shares issued and outstanding	200	200
Additional paid-in capital	199,800	199,800

Total stockholder’s equity	200,000	200,000

Total liabilities, minority interest, and stockholder’s equity	$203,000	$203,000

See accompanying notes.

WELLS TOTAL RETURN REIT, INC.
NOTES TO CONSOLIDATED BALANCE SHEETS

JUNE 30, 2007 (UNAUDITED) AND APRIL 18, 2007

1.	Organization

Wells Total Return REIT, Inc. (“Total Return REIT”) was formed on March 29, 2007 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). Substantially all of Total Return REIT’s business is expected to be conducted through Wells Total Return Operating Partnership, L.P. (“Total Return OP”), a Delaware limited partnership formed on March 29, 2007. Total Return REIT is the sole General Partner and owns 99% of the limited partner units of Total Return OP and possesses full legal control and authority over the operations of Total Return OP. Wells Asset Management, Inc. (“Wells Asset Management”) originally contributed $2,000 to Total Return OP for 200 limited partnership units therein and $1,000 for 100 special partnership units therein. Wells Asset Management distributed the 200 limited partnership units and the 100 special units to Wells Real Estate Funds, Inc. (“Wells Real Estate Funds”) as a dividend. Wells Real Estate Funds contributed all the units to Wells Fund Management, LLC (“Wells Fund Management”) in exchange for 100% of the limited liability company interests of Wells Fund Management. Wells Fund Management subsequently contributed all the units to Wells Asset Management Advisors, LLC (the “Advisor” or “Wells Asset Management Advisors”) in exchange for 100% of the limited liability company interests of the Advisor. Neither Total Return REIT nor Total Return OP has engaged in any operations to date. References to Total Return REIT herein shall include Total Return OP unless otherwise noted.

Total Return REIT intends to execute an agreement with the Advisor (“Advisory Agreement”), under which the Advisor will perform certain key functions on behalf of Total Return REIT, including, among others, the investment of capital proceeds and management of day-to-day operations.

Total Return REIT expects to engage in the acquisition and ownership of commercial real properties throughout the United States and internationally, including properties that are under construction, are newly constructed or have operating histories. Total Return REIT also expects to invest in mortgage instruments, commercial mortgage backed securities (“CMBS”) and other real estate-related securities. All such properties and securities may be acquired directly or through joint ventures with real estate limited partnerships sponsored by the Advisor, affiliates of the Advisor, or other third parties.

As of June 30, 2007 and April 18, 2007, Total Return REIT had neither purchased nor contracted to purchase any assets, nor had the Advisor identified any assets in which there is a reasonable probability that Total Return REIT will invest.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated balance sheets of Total Return REIT have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and shall include the accounts of any variable interest entity (“VIE”) in which Total Return REIT or its subsidiaries are deemed the primary beneficiary. With respect to entities that are not VIEs, Total Return REIT’s consolidated balance sheet shall also include the accounts of any entity in which Total Return REIT or its subsidiaries own a controlling financial interest and any limited partnership in which Total Return REIT or its subsidiaries own a controlling general partnership interest. In determining whether a controlling interest exists, Total Return REIT considers, among other factors, the ownership of voting interests, protective rights and participatory rights of the investors.

Total Return REIT owns a controlling general partnership interest in Total Return OP, as the limited partners of Total Return OP may not remove the General Partner with or without cause. Accordingly, Total Return REIT’s consolidated balance sheets include the accounts of Total Return OP. The consolidated balance sheet of Total Return OP is prepared using accounting policies consistent with those used by Total Return REIT. All significant intercompany balances and transactions have been eliminated in consolidation.

WELLS TOTAL RETURN REIT, INC.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

Use of Estimates

The preparation of the accompanying consolidated balance sheets in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheets and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Total Return REIT considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There were no restrictions on the use of Total Return REIT’s cash balances as of June 30, 2007 and April 18, 2007.

Common Stock

The par value of Total Return REIT’s issued and outstanding shares of common stock is classified as common stock in the accompanying consolidated balance sheets, with the remaining net proceeds from the sale of the shares allocated to additional paid-in capital.

Independent Director Compensation

Total Return REIT will pay each of its independent directors an annual retainer of $18,000. In addition, the independent directors will be paid for attending meetings as follows: (i) $2,500 for each board meeting attended; (ii) $2,500 for each audit committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended in person); (iii) $250 for each special board meeting attended (whether held in person or by telephone conference); and (iv) $1,500 for each other committee meeting attended (except that the committee chairman will be paid $2,000 for each committee meeting attended in person). When a committee meeting follows a board meeting, an additional fee will not always be paid for attending the committee meeting. All directors will also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. As of June 30, 2007 and April 18, 2007, Total Return REIT had incurred no independent director fees.

Income Taxes

Total Return REIT intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable period ending December 31, 2007. To qualify as a REIT, Total Return REIT must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, Total Return REIT generally will not be subject to federal income tax on taxable income that it distributes to stockholders. If Total Return REIT fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants Total Return REIT relief under certain statutory provisions.

Recent Accounting Pronouncements

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) 07-1, Clarification of the Scope of the Audit and Accounting Guide “Investment Companies” and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies, which provides guidance for determining which entities fall within the scope of the AICPA Audit and Accounting Guide for Investment Companies and requires additional disclosures for certain of those entities.

WELLS TOTAL RETURN REIT, INC.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

SOP 07-1 will be effective for Total Return REIT beginning January 1, 2008. Total Return REIT is currently in the process of evaluating the provisions of SOP 07-1 and related impact on its consolidated financial statements and accompanying notes.

3.	Related Party Transactions

Advisory Agreement

Total Return REIT anticipates executing an Advisory Agreement that entitles the Advisor to specified fees for certain services, including, among other services, the investment of capital proceeds and management of day-to-day operations. The Advisory Agreement will become effective on the date the registration statement for Total Return REIT’s initial public offering is declared effective.

Under the proposed terms of the Advisory Agreement, Total Return REIT will pay an advisory fee to the Advisor for services related to managing the allocation of its investments as among real estate, CMBS, mortgage instruments and other real estate related securities, and supervising any sub-advisors with whom it enters into sub-advisory agreements. Under the proposed terms of the Advisory Agreement, Total Return REIT will pay a monthly management fee equal to one-twelfth of 1.1% of Total Return REIT’s average net asset value. Net asset value is defined as the value of Total Return REIT’s assets less its liabilities (including the fees and expenses attributable to its operations, according to its valuation guidelines). To the extent that the total annual operating expenses would otherwise exceed 1.75% of Total Return REIT’s average net asset value (the “Annual Expense Limitation”), the Advisor has agreed to defer all or any portion of the management fee for a period of up to five years from the date the registration statement for Total Return REIT’s initial public offering is declared effective. To recover any such deferred management fees, the Advisor has reserved the right to charge management fees in excess of 1.1% in future years, to the extent, if any, that its total annual operating expenses for those years do not exceed the Annual Expense Limitation. After five years from the effective date of Total Return REIT’s initial public offering, the Advisor has agreed to waive the collection of any annual management fees deferred from prior periods that it was not able to recoup during the prior periods and the right to defer advisory fees in future periods, regardless of whether Total Return REIT’s actual annual operating expenses are less than the Annual Expense Limitation. The fees paid to any sub-advisor will not be paid by Total Return REIT, but will instead be paid by the Advisor out of the management fee paid to the Advisor by Total Return REIT. As of June 30, 2007 and April 18, 2007, the Advisor has not earned any such fees with regard to Total Return REIT.

Additionally, Total Return REIT will reimburse the Advisor for all costs and expenses the latter incurs in fulfilling its duties as the asset portfolio manager. These costs and expenses may include wages and salaries and other employee-related expenses of the Advisor’s employees engaged in the management, administration, operations, and marketing functions. Employee-related expenses include taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the services they provide.

The Advisory Agreement has a term of one year that begins on the effective date of the Advisory Agreement and may be renewed for an unlimited number of successive one-year periods upon mutual consent of the Advisor and Total Return REIT. Either Total Return REIT or the Advisor may terminate the Advisory Agreement without penalty upon 60 days’ written notice. If Total Return REIT terminates the Advisory Agreement, Total Return REIT will pay the Advisor all unpaid reimbursements of expenses and all earned but unpaid fees.

Distribution Agreement

Total Return REIT intends to execute a distribution agreement, whereby Wells Investment Securities, Inc. (“WIS”), an affiliate of the Advisor, will perform the dealer-manager function for Total Return REIT. For these services, WIS shall earn an ongoing distribution charge of 0.25% of the average net asset value,

WELLS TOTAL RETURN REIT, INC.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

calculated and payable monthly. WIS may, in its discretion, reallow up to 100% of the distribution charge to third party broker-dealers. WIS intends to utilize portions of this distribution charge to compensate its employees engaged in wholesale activities in connection with Total Return REIT’s offering and to pay certain organizational and offering expenses, including the legal, accounting, filing, printing and postage expenses related to Total Return REIT’s offering. WIS intends to compensate third party broker dealers and investment advisors in exchange for the performance of certain ministerial, record-keeping, transfer agent and other administrative services. The amounts of these service fees will be negotiated between WIS and the third parties, will be paid by WIS, and will be based on the aggregate net asset value per share of the shares as to which the third parties perform services. WIS will be compensated for the amounts of such fees pursuant to the distribution agreement. Total Return REIT will not pay any distribution charge or service fee with respect to shares issued pursuant to its distribution reinvestment plan (see Note 6). As of June 30, 2007 and April 18, 2007, the Distributor had not earned any such fees with regard to Total Return REIT.

Conflicts of Interest

The Advisor is an indirect wholly owned subsidiary of Wells Real Estate Funds, other subsidiaries of which serve as sponsor or advisor for various other entities. As such, in connection with serving as sponsor or advisor for various other entities, affiliates of Wells Real Estate Funds may encounter conflicts of interests with regard to allocating human resources and making decisions related to investments, operations and disposition related activities for Total Return REIT and other entities for which they serve as sponsor or advisor.

Additionally, two members of the board of Total Return REIT also serve on the boards of one or more other REITs sponsored by Wells Real Estate Funds or one of its affiliates and, accordingly, will encounter certain conflicts of interest regarding investment and operations decisions.

4.	Minority Interest

On April 18, 2007, Total Return OP issued 20,000 common units to Total Return REIT and 200 common units to Wells Asset Management, in exchange for $200,000 and $2,000, respectively. Wells Asset Management subsequently distributed the common units to Wells Real Estate Funds as a dividend. Wells Real Estate Funds, contributed the common units, along with the special units discussed below, to Wells Fund Management in exchange for 100% of the limited liability company interests of Wells Fund Management. Wells Fund Management subsequently contributed all the common and special units to the Advisor in exchange for 100% of the limited liability company interests of the Advisor. The common units held by Total Return REIT and the Advisor represents limited partnership interests in Total Return OP of approximately 99% and 1%, respectively.

Limited partners holding common units representing limited partnership interests in Total Return OP have the option to redeem such units after the units have been held for one year. Unless Total Return REIT exercises its right to purchase common units of Total Return OP for shares of its common stock, Total Return OP would redeem such units with cash.

On April 18, 2007, Total Return OP also issued 100 special units to Wells Asset Management for $1,000. Wells Asset Management subsequently distributed the special units to Wells Real Estate Funds as a dividend. Wells Real Estate Funds contributed the special units, along with the common units, to Wells Fund Management in exchange for 100% of the limited liability company interests of Wells Fund Management. Wells Fund Management subsequently contributed all the common and special units to the Advisor in exchange for 100% of the limited liability company interests of the Advisor. The holder of special units does not participate in the profits and losses of Total Return OP. Amounts payable to the holder of the special units, if any, will depend on the amount of net sales proceeds received from asset dispositions or the net proceeds (or deemed net proceeds) received from one of the four Liquidity Events (see Notes 3 and 5).

WELLS TOTAL RETURN REIT, INC.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

5.	Special Units

The Advisor is the holder of 100 special units of Total Return OP. As described below, the Advisor will receive payments from Total Return OP in respect of the special units upon the occurrence of certain extraordinary events. Specifically, the Advisor will earn success-based fees in connection with (i) a merger of Total Return REIT with an entity other than an affiliate, (ii) the sale or liquidation of all or substantially all of Total Return REIT’s portfolio, or (iii) the listing of Total Return REIT’s common stock on a national securities exchange or automated quotation system (collectively, the “Liquidity Events”). The Advisor will be entitled to receive a distribution in an amount equal to 15% of the proceeds from such events after payment of all transaction expenses and after the holders of common units, including Total Return REIT, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions (less amounts paid to redeem common units) plus a 10.0% cumulative non-compounded annual pre-tax return on their net capital contributions. If the event is a listing of Total Return REIT’s shares, the fee will be payable in shares of Total Return REIT, based upon the average number of shares outstanding and the average closing price (or, if no closing price is available, the average last quoted bid and ask price) of the shares during the 30-day period commencing 90 days after the initial listing. In addition, if the advisory agreement is terminated by Total Return REIT other than for cause, the Advisor will be entitled to this fee as if Total Return REIT had sold all of its assets at a price equal to its NAV as of the date of termination. In such an event, Total Return REIT will issue to the Advisor a non-interest bearing promissory note in the amount of the fee, which will be payable upon, and out of the proceeds of, any subsequent Liquidity Event. If the events occur during the first five years of Total Return REIT’s operations, the Advisor will be entitled to receive the greater of (i) 15% of the proceeds from such events or (ii) the amount of organizational and offering expenses incurred by the Advisor and its affiliates in connection with Total Return REIT’s initial public offering. As of June 30, 2007 and April 18, 2007, the Advisor had not earned any such fees with regard to Total Return REIT.

6.	Stockholder’s Equity

General

Total Return REIT’s charter authorizes it to issue 1,050,000,000 shares of capital stock, consisting of 1,000,000,000 common shares and 50,000,000 preferred shares, each as defined by the charter.

The common shares have a par value of $0.01 per share and entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights. As of June 30, 2007 and April 18, 2007, Total Return REIT had issued 20,000 shares of common stock.

Total Return REIT is authorized to issue one or more series of preferred stock. Prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares constituting such series and the designation, preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such shares. As of June 30, 2007 and April 18, 2007, Total Return REIT had issued no shares of preferred stock.

Long-Term Incentive Plan

Total Return REIT anticipates adopting a long-term incentive plan, which will be used to attract and retain qualified employees, advisors and consultants, as applicable, subject to certain limitations. A total of 750,000 shares of common stock will be authorized and reserved for issuance under the long-term incentive plan. Awards may consist of nonqualified stock options, incentive stock options, restricted and unrestricted shares of stock, stock appreciation rights, phantom stock awards and other stock-based awards. The exercise

WELLS TOTAL RETURN REIT, INC.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

price for the options shall be the greater of (1) $10.00 per share or (2) the fair market value per share on the date the option is granted. The conflicts committee of the board of directors will conduct the general administration of the plan.

No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize Total Return REIT’s status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under Total Return REIT’s charter. Furthermore, Total Return REIT may not grant options at any time when the issuance of the shares underlying the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to the Advisor, its directors, officers or any affiliates, would exceed 10% of Total Return REIT’s outstanding shares, provided however, that such number of shares may not exceed 750,000 shares subject to certain provisions allowing for adjustments for changes in our capital structure. As of June 30, 2007 and April 18, 2007, Total Return REIT had not issued any options to purchase shares of common stock under this plan.

Independent Director Stock Option Plan

Total Return REIT anticipates adopting an independent director stock option plan, which will be used to attract and retain qualified independent directors, subject to certain limitations. The independent director stock option plan will be a sub-part of the long-term incentive plan.

In addition to cash compensation discussed in Note 2, upon the appointment of an independent director to Total Return REIT’s board, each director will receive a grant of options to purchase 2,500 shares of Total Return REIT’s common stock. Total Return REIT expects the initial grant of options to be anti-dilutive with an exercise price of $10.00 per share. Upon each subsequent re-election of the independent director to the board, he or she will receive a subsequent grant of options to purchase 1,000 shares of Total Return REIT’s common stock. The exercise price for the subsequent options will be the greater of (1) $10.00 per share or (2) the fair market value per share on the date of grant.

No option issued may be exercised if such exercise would jeopardize Total Return REIT’s status as a REIT under the Internal Revenue Code. Total Return REIT may not grant options at any time when the issuance of the shares underlying the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to its advisor, directors, officers or any of their affiliates, would exceed 10% of Total Return REIT’s outstanding shares. The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution. As of June 30, 2007 and April 18, 2007, Total Return REIT had not issued any options to purchase shares of common stock under this plan.

Distribution Reinvestment Plan

Total Return REIT anticipates adopting a distribution reinvestment plan (the “DRP”), through which stockholders may elect to reinvest an amount equal to the distributions declared on their shares of common stock into shares of Total Return REIT’s common stock in lieu of receiving cash distributions. The purchase price per share will be the net asset value divided by the number of shares outstanding as of the close of business on the day the distribution is declared, without giving effect to any purchases or redemptions on that date. Participants in the DRP may purchase fractional shares so that 100% of the distributions may be used to acquire additional shares of Total Return REIT’s common stock.

Proposed Share Redemption Program

The board of directors of Total Return REIT anticipates adopting a share redemption program that may enable stockholders to sell their shares back to Total Return REIT, subject to certain limitations. The proposed share redemption program provides for redemptions at a price equal to Total Return REIT’s net asset value per share on a daily basis. Under the proposed share redemption program, on each day the New York Stock Exchange is open for trading (a business day), stockholders may request that Total Return REIT redeem all or

WELLS TOTAL RETURN REIT, INC.
NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

any portion of their shares. Redemption requests received by Total Return REIT’s transfer agent before the close of business, 4:00 p.m. Eastern Time, will receive the net asset value per share calculated on that day. Redemption requests received after the close of business, 4:00 p.m. Eastern Time, on any business day, or received on a day other than a business day, will receive the net asset value per share calculated on the next business day. The redemption price per share on any business day will be Total Return REIT’s net asset value, divided by the number of shares outstanding, as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day.

Total Return REIT does not intend to maintain any pre-set limitations on the number of shares that may be redeemed at any particular time. Total Return REIT may not, however, have sufficient amount of liquid assets to satisfy all redemption requests. The board of directors has the discretion to delay, suspend or modify, without limitation, share redemptions or the redemption program if it determines that such action is in the best interest of Total Return REIT and its stockholders, or is necessary or advisable to protect non-redeeming stockholders, to ensure continued qualification as a REIT for federal income tax purposes, to avoid any change in tax or regulatory status or to avoid any violation of applicable law, rules or regulations. This may include modification of the redemption program from a queue to a pro-rata distribution or from a daily to a non-daily redemption program.

Under the terms of the proposed share redemption program, there is no minimum holding period for the shares and stockholders can redeem their shares at any time; however, shares redeemed within 270 days of the date of purchase will be redeemed at net asset value per share less a discount equal to 2% of the price at which such shares were purchased. The redemption discount will not apply to distribution reinvestment program purchases, or redemptions in the event of death or disability.

5.	Economic Dependency

Total Return REIT will be dependent on the Advisor, or its affiliates, for certain services that are essential to Total Return REIT, including the sale of Total Return REIT’s shares of common stock, asset acquisition and disposition decisions, and other general and administrative responsibilities. In the event that the Advisor is unable to provide such services, Total Return REIT would be required to find alternative service providers.

6.	Commitments and Contingencies

Total Return REIT is not subject to any material litigation nor, to management’s knowledge, is any material litigation currently threatened against Total Return REIT.

APPENDIX A

PRIOR PERFORMANCE TABLES

The information presented in this Appendix A presents the historical experience of real estate programs managed by affiliates of our Advisor in the last 10 years. Our structure and investment strategy are different from the structure and strategy of other Wells-sponsored programs and our performance will depend on factors that may not be applicable to or affect the performance of other Wells-sponsored programs. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in such prior Wells-sponsored programs.

The following Prior Performance Tables (“Tables”) provide information relating to real estate investment programs sponsored by our real estate sub-advisor, and its affiliates (“Wells Public Programs”), which have investment objectives similar to Total Return REIT, Inc., including the provision of current income to the stockholders through the payment of cash distributions, the preservation and return of capital contributions to such stockholders and the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. See “Investment Objectives.” Except for Wells Real Estate Investment Trust, Inc. (“Wells REIT I”) and Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), all of the Wells Public Programs have used capital, and no acquisition indebtedness, to acquire their properties.

The Wells Public Programs which we determined have investment objectives similar to ours were those programs that stated the following investment objectives: (i) the provision of current income to the stockholders through the payment of cash distributions, (ii) the preservation and return of capital contributions to such stockholders and (iii) the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. We consider that programs with these stated objectives had investment objectives similar to ours, although we will make investments in different types of properties from those which the Wells Public Programs acquired.

Prospective investors should read these Tables carefully, together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in Total Return REIT will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

Our real estate sub-advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties owned by Total Return REIT as well as other Wells Public Programs. The financial results of other Wells Public Programs thus may provide some indication of our advisor’s performance of its obligations during the periods covered.

The following tables are included herein:

Table I — Experience in Raising and Investing Funds

Table II — Compensation to Sponsor

Table III — Operating Results of Wells Public Programs

Table V — Sales or Disposals of Properties

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement that Total Return REIT has filed with the SEC. Copies of any or all information will be provided to prospective investors at no charge upon request.

“Acquisition Fees”, as used in the Tables, shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 2003 which have investment objectives similar to Total Return REIT. The investment objectives of each of these Wells Public Programs have included some or all of the following: (1) the provision of current income to the stockholders through the payment of cash distributions, (2) the preservation and return of capital contributions to such stockholders and (3) the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2006.

	Wells Real		Wells Real		Wells Real
	Estate		Estate		Estate
	Fund XIV,		Investment		Investment
	L.P.		Trust, Inc.		Trust II, Inc.

Dollar Amount Offered	$45,000,000	(4)	$5,991,150,000	(5)	$12,600,000,000	(6)
Dollar Amount Raised	$34,741,238	(4)	$5,227,264,630	(5)	$2,856,027,868	(6)

Percentage Amount Raised	100.0	%(4)	100.0	%(6)	100.0	%(6)
Less Offering Expenses Selling Commissions and Discounts(1)	9.5%		9.5%		9.5%
Organizational Expenses	3.0%		1.1%		1.5%
Reserves(2)	0.0%		0.0%		0.0%

Percent Available for Investment	87.5%		89.4%		89.0%
Acquisition and Development Costs Prepaid Items and Fees related to Purchase of Property	0.0%		0.0%		0.0%
Cash Down Payment	84.0%		83.1%		86.4%
Acquisition Fees(3)	3.5%		3.5%		2.0%
Development and Construction Costs	0.0%		2.8%		0.6%
Reserve for Payment of Indebtedness	0.0%		0.0%		0.0%
Total Acquisition and Development Cost	87.5%		89.4%		89.0%
Percent Leveraged	0.0%		27.0%		24.1%
Date Offering Began	05/14/03		—	(5)	—	(6)
Length of Offering	24 mo.		—	(5)	—	(6)
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	10 mo.		—	(5)	—	(6)
Approximate Number of Investors as of 12/31/06	647		109,000		91,000

(1)	Includes selling commissions, discounts and dealer-manager fees, including those reallowed to participating broker/dealers.

(2)	Does not include general partner contributions held as part of reserves.

(3)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to advisor or affiliates of the general partners.

(4)	The total dollar amount registered and available to be offered was $45.0 million. Wells Real Estate Fund XIV, L.P. closed its offering on April 30, 2005, and the total dollar amount raised was $34,741,238.

(5)	These amounts include Wells Real Estate Investment Trust, Inc.’s first, second, third and fourth offerings and dividend reinvestment plan offered under a registration statement filed on Form S-3, which became effective on April 5, 2004. Wells Real Estate Investment Trust, Inc. began its first offering on January 30,

1998 and closed its first offering on December 19, 1999. The total dollar amount registered and available to be offered in the fourth offering was $165.0 million. The total dollar amount raised in the first offering was $132,181,919. It took Wells Real Estate Investment Trust, Inc. 21 months to invest 90% of the amount available for investment in its first offering. Wells Real Estate Investment Trust, Inc. began its second offering on December 20, 1999 and closed its second offering on December 19, 2000. The total dollar amount registered and available to be offered in the second offering was $221.15 million. The total dollar amount raised in the second offering was $175,229,193. It took Wells Real Estate Investment Trust, Inc. 10 months to invest 90% of the amount available for investment in its second offering. Wells Real Estate Investment Trust, Inc. began its third offering on December 20, 2000 and closed its third offering on July 26, 2002. The total dollar amount registered and available to be offered in the third offering was $1.35 billion. It took Wells Real Estate Investment Trust, Inc. 21 months to invest 90% of the amount available for investment in its third offering. The total dollar amount raised in its third offering was $1,282,976,862. Wells Real Estate Investment Trust, Inc. began its fourth offering on July 26, 2002 and closed its fourth offering on July 7, 2004. The total dollar amount registered and available to be offered in the fourth offering was $3.3 billion. The total dollar amount raised in the fourth offering was $3,225,125,063. It took Wells Real Estate Investment Trust, Inc. 18 months to invest 90% of the amount available for investment in its fourth offering. The total dollar amount registered and available to be offered in the dividend reinvestment plan was $955.0 million. The total dollar amount raised through the dividend reinvestment plan was $411,751,593.

(6)	These amounts include Wells Real Estate Investment Trust II, Inc.’s first and second offerings. Wells Real Estate Investment Trust II, Inc. began its first offering on December 1, 2003 and closed its first offering on November 26, 2005. The total dollar amount registered and available to be offered in the first offering was $7.85 billion. The total dollar amount raised in the first offering was $1,971,312,150. It took Wells Real Estate Investment Trust II, Inc. 8 months to invest 90% of the amount available for investment in its first offering. Wells Real Estate Investment Trust II, Inc. began its second offering on November 10, 2005 and was currently offering shares under this second offering as of December 31, 2006. The total dollar amount registered and available to be offered in the second offering was $4.75 billion. The total dollar amount raised in the second offering was $884,715,718.

TABLE II
COMPENSATION TO SPONSOR
(UNAUDITED)

The following sets forth the compensation received by our real estate sub-advisor and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 2003. All figures are as of December 31, 2006.

	Wells Real
	Estate	Wells Real Estate	Wells Real Estate
	Fund XIV,	Investment	Investment
	L.P.	Trust, Inc.(1)	Trust II, Inc.

Date Offering Commenced	05/14/03	12/20/00	12/1/03
Dollar Amount Raised	$34,741,238	$5,227,264,630	$2,856,027,868

Amount paid to Sponsor from Proceeds of Offering:
Selling Commissions(2)	$459,000	$52,272,646	$28,560,279
Acquisition Fees	—	—	—
Real Estate Commissions	—	—	—
Acquisition and Advisory Fees(3)	$1,215,943	$178,983,613	$57,120,557
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$4,806,000	$1,441,074,069	$234,460,967
Amount Paid to Sponsor from Operations:
Property Management Fee and Leasing Commissions	$236,000	$49,074,253	$991,327
Asset Management Fee	—	$40,008,690	$33,401,213
Reimbursements	$188,000	$31,354,310	$9,208,397
General Partner Distributions	—	—	—
Other	—	—	—
Dollar Amount of Property Sales Payments to Sponsors:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

(1)	These amounts include Wells Real Estate Investment Trust, Inc.’s first, second, third and fourth offerings and dividend reinvestment plan offered under a registration statement filed on Form S-3, which became effective on April 5, 2004. Wells Real Estate Investment Trust, Inc. began its first offering on January 30, 1998 and closed its first offering on December 19, 1999. The total dollar amount raised in the first offering was $132,181,919. Wells Real Estate Investment Trust, Inc. began its second offering on December 20, 1999 and closed its second offering on December 19, 2000. The total dollar amount raised in the second offering was $175,229,193. Wells Real Estate Investment Trust, Inc. began its third offering on December 20, 2000 and closed its third offering on July 26, 2002. The total dollar amount raised in its third offering was $1,282,976,862. Wells Real Estate Investment Trust, Inc. began its fourth offering on July 26, 2002 and closed its fourth offering on July 7, 2004. The total dollar amount raised in the fourth offering was $3,225,125,063. The total dollar amount raised through the dividend reinvestment plan was $411,751,593.

(2)	Includes net selling commissions paid to Wells Investment Securities, Inc. in connection with the offering that were not reallowed to participating broker/dealers.

(3)	Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)

The following five tables set forth operating results of Wells Public Programs, offerings of which have been completed since December 31, 2003. The information relates only to public programs with investment objectives similar to ours. All figures are as of December 31 of the year indicated.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)
WELLS REAL ESTATE FUND XIV, L.P.

	2006	2005	2004	2003

Gross Revenues(1)	$2,214,420	$1,508,479	$480,724	$31,420
Profit on Sale of Properties(1)	—	—	—	—
Less: Operating Expenses(2)	694,487	415,511	191,525	84,349
Depreciation & Amortization(3)	1,103,842	585,177	—	—

Net Income GAAP Basis(4)	$416,091	$507,791	$289,199	$(52,929)

Taxable Income: Operations	$1,489,730	$1,263,502	$673,416	$41,334

Cash Generated (Used By):
Operations	2,202,765	1,695,836	714,196	(67,404)
Net Sale Proceeds from Joint Ventures	—	—	—	—

	2,202,765	1,695,830	714,196	(67,404)
Less Cash Distributions to Investors:
Operating Cash Flow	2,088,112	1,402,622	686,351	—
Return of Capital	—	—	—	—
Undistributed Cash Flow from Prior Year Operations	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions of Special Items (not including sales and financing):	114,653	293,214	27,845	(67,404)
Source of Funds:
General Partner Contributions	—	—	—	—
Increase in Limited Partner Contributions	—	4,236,155	14,938,545	15,162,434

	114,653	4,529,369	14,966,390	15,095,030
Use of Funds:
Sales Commissions and Offering Expenses	—	621,400	1,610,813	1,659,167
Return of Original Limited Partner’s Investment	—	—	—	—
Property Acquisition and Deferred Project Costs	4,215,771	11,804,575	4,634,071	9,641,316

Cash Surplus (Deficiency) after Cash Distributions and Special Items	(4,101,118)	$(7,896,606)	$8,721,506	$3,794,447
Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis
Ordinary Income (Loss):
— Cash Preferred Units	$85	$70	$63	$12
— Tax Preferred Units	(208)	(141)	(105)	(22)
— Recapture	—	—	—	—
Capital Gain (Loss):	—	—	—	—

	2006	2005	2004	2003

Tax and Distribution Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (loss):
— Cash Preferred Units	82	68	60	15
— Tax Preferred Units	(74)	(52)	(41)	(7)
— Recapture	—	—	—	—
Capital Gain (Loss):
— Cash Preferred Units	—	—	—	—
— Tax Preferred Units	—	—	—	—
Deferred Gain:
— Capital	—	—	—	—
— Ordinary	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income to Cash Preferred Units	82	64	56	15
— Return of Capital to Cash Preferred Units	—	—	—	—
— Return of Capital to Tax Preferred Units	—	—	—	—
Source (on Cash Basis):
— Sales to Cash Preferred Units	—	—	—	—
— Sales to Tax Preferred Units	—	—	—	—
— Refinancing	—	—	—	—
— Operations to Cash Preferred Units	82	64	56	15
— Other	—	—	—	—
Source (on a Priority Distribution Basis)(5):
— Investment Income to Cash Preferred Units	82	64	56	15
— Return of Capital to Cash Preferred Units	—	—	—	—
— Investment Income to Preferred Units	—	—	—	—
— Return of Capital to Tax Preferred Units	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	—	—	—

(1)	Includes $18,205 of equity in earnings of joint ventures in 2003; includes $427,890 of equity in earnings of joint ventures in 2004: includes $510,288 in equity in earnings of joint ventures in 2005; and $560,990 in equity of earnings of joint ventures in 2006. As of December 31, 2006, the occupancy percentage of all properties owned by Wells Real Estate Fund XIV, L.P. was 100%.

(2)	Includes partnership administrative expenses.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $85,391 for 2003; $708,782 for 2004; $684,660 for 2005; and $692,970 for 2006.

(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $57,392 to Cash Preferred Limited Partners, $ (109,860) to Tax Preferred Limited Partners, and $ (461) to the General Partners for 2003; $992,650 to Cash Preferred Limited Partners, $ (703,451) to Tax Preferred Limited Partners and $0 to the General Partners for 2004; $1,761,888 to Cash Preferred Limited Partners, $(1,254,097) to Tax Preferred Limited Partners and $0 to the General Partners in 2005 and $2,212,221 to Cash Preferred Limited Partners, $(1,796,130) to Tax Preferred Limited Partners and $0 to the General Partners in 2006.

(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Cash Preferred Limited Partners is payable as priority distributions out of net proceeds from the sale of partnership properties to Tax Preferred Limited Partners. Such distributions are characterized as return of capital distributions to Tax Preferred Limited Partners. As of December 31, 2006, the aggregate amount of such priority distributions payable to Tax Preferred Limited Partners was $0.00 per unit.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)
WELLS REAL ESTATE INVESTMENT TRUST, INC.

	2006	2005	2004	2003	2002
	(In thousands, except per share amounts)

Gross Revenues(1)	$584,044	$593,963	$564,625	$327,965	$100,515
Operating Income from Discontinued Operations	4,626	12,358	34,517	26,597	17,205
Profit on Sale of Properties	27,922	177,678	11,489	—	—
Less: Operating Expenses	318,246	300,541	257,703	135,676	30,207
Depreciation and Amortization(2)	165,022	154,323	143,206	98,201	27,659

Net Income GAAP Basis	$133,324	$329,135	$209,722	$120,685	$59,854

Taxable Income:
Operations	$201,001	$365,290	$230,670	$153,511	$80,521

Cash Generated (Used By):
Operations	278,948	271,494	329,818	237,238	111,960
Sales	111,778	756,768	40,506	2,409	—
Financing	207,498	146,130	193,679	(26,046)	150,071

	598,224	1,174,392	564,003	213,601	262,031
Less Cash Distributions to Investors:
Operating Cash Flow	269,575	286,643	326,372	219,121	104,996
Return of Capital	—	748,526	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	328,649	139,223	237,631	(5,520)	157,035
Special Items (not including sales and financing):
Issuance of common stock	150,379	159,459	194,942	2,531,345	1,340,293
Redemptions of common stock	(178,907)	(215,015)	(96,806)	(43,690)	(15,362)
Deferred financing costs paid and other	(1,038)	(984)	(10,473)	(8,346)	(1,674)
Proceeds from master leases	963	—	—	—	—
Repurchase of shares upon settlement	—	—	(12,842)	—	—

	300,046	82,683	312,452	2,473,789	1,480,292
Use of Funds:
Sales Commissions and Offering Expenses	3,747	8,301	32,877	254,926	140,488
Return of Investors’ Investment	—	—	—	—	—
Property Acquisitions and Deferred Project Costs	300,346	64,550	292,778	2,186,787	1,361,016
Contributions to joint ventures	795	528	395	24,059	8,910

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$(4,842)	$9,304	$(13,598)	$8,017	$(30,122)
Tax and Distribution Data Per $1,000 Invested Federal Income Tax Results:
Ordinary Income (Loss):
— Operations	$29	$15	$—	$—	$—
— Recapture	1	3	—	—	—
Return of capital	11	50	—	—	—
Capital Gain (Loss)	3	10	—	—	—
Deferred Gain:
— Capital	—	—	—	—	—
— Ordinary	—	—	—	—	—

	2006		2005	2004	2003	2002
	(In thousands, except per share amounts)

Cash Distributions to
Investors Source (on GAAP Basis):
— Investment Income	58		61	70	70	76
— Return of capital	—		162	—	—	—
Source (on Cash Basis):
— Sales	15		34	2	—	—
— Refinancing	—		—	—	—	—
— Operations	38		61	49	49	53
— Return of capital	5		128	19	21	23
— Other	—		—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	83.8	%(3)	—	—	—	—

(1)	Includes $4,700 in equity in earnings of joint ventures in 2002; $4,751 in equity in earnings of joint ventures in 2003; $6,634 in equity in earnings of joint ventures in 2004; $14,765 in equity in earnings of joint ventures in 2005; and $2,197 in equity in earnings of joint ventures in 2006.

(2)	Included in equity in earnings of joint ventures in gross revenues is depreciation and amortization of $2,818 for 2002; $3,730 for 2003; $4,160 for 2004; $2,777 for 2005; and $2,558 for 2006.

(3)	Wells Real Estate Investment Trust II, Inc. disposed of 27 properties during 2005 and used the net sales proceeds to make a special distribution to stockholders. The special distribution was in the amount of $1.62 per share. This special distribution reduced the amount of program proceeds invested in properties to 83.8%.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)
WELLS REAL ESTATE INVESTMENT TRUST II, INC.

	2006	2005	2004	2003
	(In thousands, except per share amounts)

Gross Revenues(1)	$335,421	$173,565	$53,622	$—
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses	192,175	93,329	38,700	—
Depreciation and Amortization(2)	131,978	67,715	19,484	—

Net Income GAAP Basis	$11,268	$12,521	$(4,562)	$—

Taxable Income:
Operations	$76,187	$43,376	$3,879	$—

Cash Generated (Used By):
Operations	151,084	76,351	22,722	(44)
Sales	—	—	—	—
Financing	(60,911)	231,687	235,987	—

	90,173	308,038	258,709	(44)
Less Cash Distributions to Investors:
Operating Cash Flow	140,260	80,586	16,613	—
Return of Capital	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions	(50,087)	227,452	242,096	(44)
Special Items (not including sales and financing):
Issuance of common stock	859,961	1,194,594	790,270	—
Redemptions of common stock	(32,421)	(15,320)	(690)	—
Deferred financing costs paid and other	(1,626)	(3,650)	(6,382)	—

	775,827	1,403,076	1,025,294	(44)
Use of Funds:
Sales Commissions and Offering Expenses	82,601	126,971	84,917	—
Return of Investors’ Investment	—	—	—	—
Property Acquisitions and Deferred Project Costs	682,478	1,262,128	919,658	—
Contributions to joint ventures	—	—	—	—

Cash Surplus (Deficiency) after Cash Distributions and Special Items	$10,748	$13,977	20,719	(44)
Tax and Distribution Data Per $1,000 Invested Federal Income Tax Results:
Ordinary Income (Loss):
— Operations	$17	$17	3	—
— Recapture	—	—	—	—
Return of capital	15	14	6	—
Capital Gain (Loss)	—	—	—	—
Deferred Gain:
— Capital	—	—	—	—
— Ordinary	—	—	—	—

	2006	2005	2004	2003
	(In thousands, except per share amounts)

Cash Distributions to Investors:
Source (on GAAP Basis):
— Investment Income	60	60	49	—
— Return of capital	—	—	—	—
Source (on Cash Basis):
— Sales	—	—	—	—
— Refinancing	—	—	—	—
— Operations	32	33	12	—
— Return of capital	28	27	37	—
— Other	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	—	—	—

TABLE V
SALES OR DISPOSALS OF PROPERTIES
(UNAUDITED)

The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to ours. All figures are as of December 31, 2006.

			Selling Price, Net of Closing Costs and GAAP
			Adjustments						Cost of Properties Including Closing and Soft Costs
												Excess
												(Deficiency)
					Purchase					Total		of Property
			Cash		Money	Adjustments				Acquisition		Operating
			Received	Mortgage	Mortgage	Resulting				Cost, Capital		Cash
			Net of	Balance	Taken	from			Original	Improvement		Receipts
	Date	Date of	Closing	at Time	Back by	Application			Mortgage	, Closing and		Over Cash
Property	Acquired	Sale	Costs	of Sale	Program	of GAAP	Total		Financing	Soft Costs(1)	Total	Expenditures

Stockbridge Village II, Stockbridge, GA	11/12/93	04/29/04	$2,705,451	—	—	—	$2,705,451	(1)	—	$3,075,946	$3,075,946	1,563,698
Stockbridge Village III, Stockbridge, GA	04/01/94	04/29/04	$2,909,853	—	—	—	2,909,853	(2)	—	3,034,378	3,034,378	1,607,071
Stockbridge Village I Expansion, Stockbridge, GA	06/07/95	04/29/04	$4,108,277	—	—	—	4,108,277	(3)	—	3,222,355	3,222,355	2,995,119
Hannover Center, Clayton County, GA	04/01/96	04/29/04	$1,703,431	—	—	—	1,703,431	(4)	—	1,682,069	1,682,069	953,565
Stockbridge Village Shopping Center, Stockbridge, GA	04/04/91	04/29/04	$12,024,223	—	—	—	12,024,223	(5)	—	10,639,795	10,639,795	13,614,971
5104 Eisenhower Boulevard Building, Tampa, FL	12/31/98	06/03/04	$30,514,310	—	—	—	30,514,310	(6)	—	24,162,456	24,162,456	8,364,923
Peachtree Place II, Norcross, GA	01/01/85	06/18/04	$857,826	—	—	—	857,826	(7)	—	1,295,536	1,295,536	1,405,792
Brookwood Grill, Roswell, GA	01/31/90	07/01/04	$2,318,115	—	—	—	$2,318,115	(8)	—	$2,114,124	$2,114,124	3,122,876
880 Holcomb Bridge, Roswell, GA	01/31/90	07/01/04	6,889,379	—	—	—	$6,889,379	(9)	—	7,171,261	7,171,261	4,244,964
Johnson Matthey Building, Wayne, PA	08/17/99	10/05/04	9,675,000	—	—	—	9,675,000	(10)	—	8,392,077	8,392,077	4,122,573
15253 Bake Parkway, Irvine, CA	01/10/97	12/02/04	11,892,035	—	—	—	11,892,035	(11)	—	10,579,865	10,579,865	4,819,550
Marathon Building, Appleton, WI	09/16/94	12/29/04	9,927,330	—	—	—	9,927,330	(12)	—	9,333,483	9,333,483	7,958,623
Alstom Power — Knoxville Building, Knoxville, TN	12/10/96	03/15/05	11,646,089	—	—	—	11,646,089	(13)	—	8,133,347	8,133,347	6,347,576
AT&T Oklahoma Building, Oklahoma City, OK	12/28/00	04/13/05	21,307,577	—	—	—	21,307,577	(14)	—	15,973,132	15,973,132	6,417,734
AT&T Pennsylvania, Harrisburg, PA	02/04/99	04/13/05	8,524,584	—	—	—	8,524,584	(15)	—	13,173,835	13,173,835	7,527,683
Allstate Indianapolis, Indianapolis, IN	09/27/02	04/13/05	15,790,699	—	—	—	15,790,699	(16)	—	11,398,100	11,398,100	2,589,439
Alstom Power Richmond, Midlothian, VA	07/22/99	04/13/05	15,646,879	—	—	—	15,646,879	(17)	—	10,911,372	10,911,372	(567,979)
AmeriCredit Building, Orange Park, FL	07/16/01	04/13/05	14,301,802	—	—	—	14,301,802	(18)	—	13,063,258	13,063,258	6,719,300
ASML, Tempe, AZ	03/29/00	04/13/05	20,883,739	—	—	—	20,883,739	(19)	—	18,124,318	18,124,318	8,495,241
Bank Of America, Brea, CA	12/18/03	04/13/05	114,069,409	—	—	—	114,069,409	(20)	—	92,928,622	92,928,622	9,498,692
Capital One Richmond I, Glen Allen, VA	11/26/02	04/13/05	10,033,685	—	—	—	10,033,685	(21)	—	8,989,934	8,989,934	1,758,156
Capital One Richmond II, Glen Allen, VA	11/26/02	04/13/05	11,314,581	—	—	—	11,314,581	(22)	—	10,464,969	10,464,969	2,092,647
Capital One Richmond III, Glen Allen, VA	11/26/02	04/13/05	11,315,903	—	—	—	11,315,903	(23)	—	10,374,378	10,374,378	2,060,938
Daimler Chrysler Dallas, Westlake, TX	09/30/02	04/13/05	31,962,415	—	—	—	31,962,415	(24)	—	26,206,605	26,206,605	5,704,676
Dana Detroit, Farmington Hills, MI	03/29/02	04/13/05	30,211,213	—	—	—	30,211,213	(25)	—	24,883,938	24,883,938	6,480,532
Dana Kalamazoo, Kalamazoo, MI	03/29/02	04/13/05	20,997,036	—	—	—	20,997,036	(26)	—	19,255,544	19,255,544	5,044,724
Dial, Scottsdale, AZ	03/29/00	04/13/05	21,683,256	—	—	—	21,683,256	(27)	—	14,886,573	14,886,573	6,371,085
EDS Des Moines, Des Moines, IA	09/27/02	04/13/05	33,735,843	—	—	—	33,735,843	(28)	—	27,659,014	27,659,014	5,832,860
Experian/TRW, Allen, TX	05/01/02	04/13/05	46,742,128	—	—	—	46,742,128	(29)	—	37,147,417	37,147,417	9,935,948
Gartner Building, Fort Myers, FL	09/20/99	04/13/05	12,396,859	—	—	—	12,396,859	(30)	—	9,181,850	9,181,850	8,900,211
Gartner Parking Deck, Fort Myers, FL	09/30/04	04/13/05	1,135,876	—	—	—	1,135,876	(31)	—	933,251	933,251	36,183
Ikon, Houston, TX	09/07/01	04/13/05	26,587,092	—	—	—	26,587,092	(32)	—	21,639,972	21,639,972	6,967,537
Ingram Micro, Millington, TN	09/26/01	04/13/05	27,654,696	—	—	—	27,654,696	(33)	—	21,923,060	21,923,060	6,713,167
ISS Atlanta, Atlanta, GA	07/01/02	04/13/05	61,374,003	—	—	—	61,374,003	(34)	—	42,424,206	42,424,206	10,365,304
ISS Atlanta III, Atlanta, GA	07/01/03	04/13/05	14,815,427	—	—	—	14,815,427	(35)	—	8,818,753	8,818,753	1,660,768

			Selling Price, Net of Closing Costs and GAAP
			Adjustments						Cost of Properties Including Closing and Soft Costs
												Excess
												(Deficiency)
					Purchase					Total		of Property
			Cash		Money	Adjustments				Acquisition		Operating
			Received	Mortgage	Mortgage	Resulting				Cost, Capital		Cash
			Net of	Balance	Taken	from			Original	Improvement		Receipts
	Date	Date of	Closing	at Time	Back by	Application			Mortgage	, Closing and		Over Cash
Property	Acquired	Sale	Costs	of Sale	Program	of GAAP	Total		Financing	Soft Costs(1)	Total	Expenditures

John Wiley Building, Fishers, IN	12/12/02	04/13/05	21,427,599	—	—	—	21,427,599	(36)	—	18,316,778	18,316,778	8,713,865
Kerr Mcgee, Houston, TX	07/29/02	04/13/05	21,760,086	—	—	—	21,760,086	(37)	—	14,081,555	14,081,555	2,542,694
Kraft Atlanta, Suwanee, GA	07/31/02	04/13/05	16,452,223	—	—	—	16,452,223	(38)	—	12,150,948	12,150,948	3,180,624
Lucent, Cary, NC	09/28/01	04/13/05	22,213,160	—	—	—	22,213,160	(39)	—	18,760,392	18,760,392	6,186,050
Metris Tulsa, Tulsa, OK	02/11/00	04/13/05	13,008,856	—	—	—	13,008,856	(40)	—	13,261,072	13,261,072	5,720,427
Nissan, Irving, TX	09/19/01	04/13/05	59,881,046	—	—	—	59,881,096	(41)	—	38,519,092	38,519,092	7,924,716
Pacificare San Antonio, San Antonio, TX	07/12/02	04/13/05	19,670,204	—	—	—	19,670,204	(42)	—	15,287,669	15,287,669	3,857,063
Transocean Houston, Houston, TX	03/15/02	04/13/05	22,855,716	—	—	—	22,855,716	(43)	—	22,928,458	22,928,458	6,143,581
Travelers Express Denver, Lakewood, CO	04/10/02	04/13/05	11,519,192	—	—	—	11,519,192	(44)	—	10,993,334	10,993,334	2,805,980
Tanglewood Commons (shopping center), Clemmons, NC	05/31/95	04/21/05	11,236,283	—	—	—	11,236,283	(45)	—	7,745,425	7,745,425	5,628,685
4400 Cox Road, Richmond, VA	07/01/92	06/21/05	6,308,796	—	—	—	6,308,796	(46)	—	6,349,364	6,349,364	2,474,940
CH2M Hill Building, Gainesville, FL	01/01/96	12/07/05	7,935,259	—	—	—	7,935,259	(47)	—	5,843,204	5,843,204	3,727,407
IRS Daycare, Holtsville, NY	09/16/02	03/22/06	3,605,461	—	—	—	3,605,461	(48)	—	2,569,948	2,569,948	1,086,046
Heritage Place (office), Tucker, GA	09/4/86	05/10/06	4,028,043	—	—	—	4,028,043	(49)	—	7,862,538	7,862,538	7,150,717
10407 Centurion Pkwy North, Jacksonville, FL	06/8/92	05/15/06	10,370,779	—	—	—	10,370,779	(50)		11,260,183	11,260,183	6,558,303
BellSouth Building, Jacksonville, FL	04/25/95	05/15/06	12,846,928	—	—	—	12,846,928	(51)		8,722,587	8,722,587	8,670,225
Northrop Grumman, Aurora, CO	05/29/02	07/6/06	44,896,765	—	—	—	44,896,765	(52)	—	16,754,413	16,754,413	7,710,615
Paces Pavilion, Atlanta, GA	12/27/85	11/6/06	4,065,700	—	—	—	4,065,700	(53)		5,673,586	5,673,586	5,200,500
FedEx Excess Land Parcel, Colorado Springs, CO	09/27/02	11/20/06	1,114,831	—	—	—	1,114,831	(54)	—	1,900,000	1,900,000	354,635
Frank Russell, Tacoma, WA	01/9/04	12/15/06	61,863,807	—	—	—	61,863,807	(55)	—	51,995,443	51,995,443	12,134,877
1315 West Century Drive, Louisville, CO	02/13/98	12/22/06	8,059,625	—	—	—	8,059,625	(56)	—	10,718,611	10,718,611	6,266,631

(1)	Includes taxable gain from this sale in the amount of $204,519, of which $204,519 is allocated to capital gain and $0 is allocated to ordinary gain.

(2)	Includes taxable gain from this sale in the amount of $1,831,250, of which $1,831,250 is allocated to capital gain and $0 is allocated to ordinary gain.

(3)	Includes taxable gain from this sale in the amount of $1,465,912, of which $1,465,912 is allocated to capital gain and $0 is allocated to ordinary gain.

(4)	Includes taxable gain from this sale in the amount of $337,421, of which $337,421 is allocated to capital gain and $0 is allocated to ordinary gain.

(5)	Includes taxable gain from this sale in the amount of $4,050,688, of which $4,050,688 is allocated to capital gain and $0 is allocated to ordinary gain.

(6)	Includes taxable gain from this sale in the amount of $7,684,705, of which $7,684,705 is allocated to capital gain and $0 is allocated to ordinary gain.

(7)	Includes taxable gain from this sale in the amount of $347,537, of which $347,537 is allocated to capital gain and $0 is allocated to ordinary gain.

(8)	Includes taxable gain from this sale in the amount of $665,199, of which $665,199 is allocated to capital gain and $0 is allocated to ordinary gain.

(9)	Includes taxable gain from this sale in the amount of $1,164,002, of which $1,164,002 is allocated to capital gain and $0 is allocated to ordinary gain.

(10)	Includes taxable gain from this sale in the amount of $2,114,572, of which $2,114,572 is allocated to capital gain and $0 is allocated to ordinary gain.

(11)	Includes taxable gain from this sale in the amount of $1,699,607, of which $1,699,607 is allocated to capital gain and $0 is allocated to ordinary gain.

(12)	Includes taxable gain from this sale in the amount of $2,753,041, of which $2,753,041 is allocated to capital gain and $0 is allocated to ordinary gain.

(13)	Includes taxable gain from this sale in the amount of $4,290,651 of which $4,290,65 is allocated to capital gain and $0 is allocated to ordinary gain.

(14)	Includes taxable gain from this sale in the amount of $6,798,154 of which $6,798,154 is allocated to capital gain and $0 is allocated to ordinary gain.

(15)	Includes a taxable loss from this sale $(2,634,299).

(16)	Includes taxable gain from this sale in the amount of $5,144,469 of which $5,144,469 is allocated to capital gain and $0 is allocated to ordinary gain.

(17)	Includes taxable gain from this sale in the amount of $5,242,003 of which $5,242,003 is allocated to capital gain and $0 is allocated to ordinary gain.

(18)	Includes taxable gain from this sale in the amount of $2,304,984 of which $2,304,984 is allocated to capital gain and $0 is allocated to ordinary gain.

(19)	Includes taxable gain from this sale in the amount of $5,092,422 of which $5,092,422 is allocated to capital gain and $0 is allocated to ordinary gain.

(20)	Includes taxable gain from this sale in the amount of $18,896,175 of which $18,896,175 is allocated to capital gain and $0 is allocated to ordinary gain.

(21)	Includes taxable gain from this sale in the amount of $1,557,153 of which $1,557,153 is allocated to capital gain and $0 is allocated to ordinary gain.

(22)	Includes taxable gain from this sale in the amount of $1,397,465 of which $1,397,465 is allocated to capital gain and $0 is allocated to ordinary gain.

(23)	Includes taxable gain from this sale in the amount of $1,497,835 of which $1,497,835 is allocated to capital gain and $0 is allocated to ordinary gain.

(24)	Includes taxable gain from this sale in the amount of $7,273,433 of which $7,273,433 is allocated to capital gain and $0 is allocated to ordinary gain.

(25)	Includes taxable gain from this sale in the amount of $6,892,438 of which $6,892,438 is allocated to capital gain and $0 is allocated to ordinary gain.

(26)	Includes taxable gain from this sale in the amount of $2,972,661 of which $2,972,661 is allocated to capital gain and $0 is allocated to ordinary gain.

(27)	Includes taxable gain from this sale in the amount of $8,345,282 of which $8,345,282 is allocated to capital gain and $0 is allocated to ordinary gain.

(28)	Includes taxable gain from this sale in the amount of $7,806,011 of which $7,806,011 is allocated to capital gain and $0 is allocated to ordinary gain.

(29)	Includes taxable gain from this sale in the amount of $11,999,840 of which $11,999,840 is allocated to capital gain and $0 is allocated to ordinary gain.

(30)	Includes taxable gain from this sale in the amount of $4,155,567 of which $4,155,567 is allocated to capital gain and $0 is allocated to ordinary gain.

(31)	Includes taxable gain from this sale in the amount of $187,625 of which $187,625 is allocated to capital gain and $0 is allocated to ordinary gain.

(32)	Includes taxable gain from this sale in the amount of $6,545,326 of which $6,545,326 is allocated to capital gain and $0 is allocated to ordinary gain.

(33)	Includes taxable gain from this sale in the amount of $7,664,259 of which $7,664,259 is allocated to capital gain and $0 is allocated to ordinary gain.

(34)	Includes taxable gain from this sale in the amount of $21,673,281 of which $21,673,281

(35)	Includes taxable gain from this sale in the amount of $4,961,842 of which $4,961,842 is allocated to capital gain and $0 is allocated to ordinary gain.

(36)	Includes taxable gain from this sale in the amount of $4,157,855 of which $4,157,855 is allocated to capital gain and $0 is allocated to ordinary gain.

(37)	Includes taxable gain from this sale in the amount of $6,946,994 of which $6,946,994 is allocated to capital gain and $0 is allocated to ordinary gain.

(38)	Includes taxable gain from this sale in the amount of $4,924,013 of which $4,924,013 is allocated to capital gain and $0 is allocated to ordinary gain.

(39)	Includes taxable gain from this sale in the amount of $4,481,579 of which $4,481,579 is allocated to capital gain and $0 is allocated to ordinary gain.

(40)	Includes taxable gain from this sale in the amount of $1,305,941 of which $1,305,941 is allocated to capital gain and $0 is allocated to ordinary gain.

(41)	Includes taxable gain from this sale in the amount of $19,209,804 of which $19,209,804 is allocated to capital gain and $0 is allocated to ordinary gain.

(42)	Includes taxable gain from this sale in the amount of $5,229,866 of which $5,229,866 is allocated to capital gain and $0 is allocated to ordinary gain.

(43)	Includes taxable gain from this sale in the amount of $1,626,903 of which $1,626,903 is allocated to capital gain and $0 is allocated to ordinary gain.

(44)	Includes taxable gain from this sale in the amount of $1,356,025 of which $1,356,025 is allocated to capital gain and $0 is allocated to ordinary gain.

(45)	Includes taxable gain from this sale in the amount of $4,821,336 of which $4,821,336 is allocated to capital gain and $0 is allocated to ordinary gain.

(46)	Includes taxable gain from this sale in the amount of $1,003,858 of which $1,003,858 is allocated to capital gain and $0 is allocated to ordinary gain.

(47)	Includes taxable gain from this sale in the amount of $3,478,342 of which $3,478,342 is allocated to capital gain and $0 is allocated to ordinary gain.

(48)	Includes taxable gain from this sale in the amount of $1,117,752, of which $900,460 is allocated to capital gain and $217,292 is allocated to unrecaptured Section 1250 Gain.

(49)	Includes taxable loss from this sale in the amount of $1,899,816 of which $1,899,816 is allocated to ordinary loss.

(50)	Includes taxable gain from this sale in the amount of $1,169,557 of which $1,169,557 is allocated to capital gain.

(51)	Includes taxable gain from this sale in the amount of $5,569,044 of which $5,569,044 is allocated to capital gain.

(52)	Includes taxable gain from this sale in the amount of $11,321,758, of which $8,799,448 is allocated to capital gain and $2,522,310 is allocated to unrecaptured Section 1250 Gain.

(53)	Includes taxable gain from this sale in the amount of $795,430 of which $795,430 is allocated to capital gain.

(54)	Resulted in a taxable long-term capital loss on sale of $785,169.

(55)	Includes taxable gain from this sale in the amount of $11,223,449, of which $7,521,308 is allocated to capital gain and $3,702,141 is allocated to unrecaptured Section 1250 Gain.

(56)	Includes taxable loss from this sale in the amount of $1,211,841 of which $1,211,841 is allocated to ordinary loss.

APPENDIX B

FORM OF DISTRIBUTION REINVESTMENT PLAN

The board of directors of Wells Total Return REIT, Inc., a Maryland corporation (the “Company”), has adopted a Distribution Reinvestment Plan (the “Plan”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Eligibility.  All persons who are holders of the Company’s common stock (“Common Stock”) are eligible to participate in the Plan, subject to certain restrictions that may be imposed by the Company in order to comply with the securities laws of various jurisdictions and to maintain the Company’s status as a REIT. The Company may elect to deny a stockholder’s participation in this Plan at any time and for any reason, including, without limitation, if the stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the stockholder’s participation impracticable or inadvisable.

2. Enrollment in the Plan.  Stockholders may participate in the Plan by enrolling all or any portion of their shares of Common Stock in the Plan at the time that they place a purchase order to purchase such shares. In addition, stockholders may enroll in the Plan at any time by (i) contacting Wells Capital, Inc., the Plan administrator (the “Administrator”), at the address below, and requesting copies of the appropriate enrollment forms, and (ii) properly completing and delivering such forms to the Administrator. A stockholder’s participation in the Plan will commence with the Company’s next dividend or distribution, as the case may be (a “Distribution”). A stockholder that elects to participate in the Plan is referred to hereinafter as a “Participant.”

3. Distribution Reinvestment.  With respect to any shares of Common Stock enrolled in the Plan, the Administrator will apply all Distributions declared and paid in respect of such shares to purchase additional shares of the Company’s Common Stock. Neither the Company nor the Participants will pay any fees in respect of shares of Common Stock purchased by the Plan.

4. Stock Purchases by the Plan.  The Administrator will reinvest Distributions to purchase shares of Common Stock for Participants’ plan accounts on each of the Company’s quarterly Distribution payment dates. The Administrator will purchase such shares at a price per share equal to the Company’s then current net asset value, or “NAV,” divided by the number of shares outstanding as of the close of business on such day, without giving effect to any purchases or redemptions to be effected on that day. The means for calculating NAV, and the per share purchase price generally, is described in the Prospectus, dated          , 2007 (the “Prospectus”), pursuant to which this Plan is being offered to investors. The Administrator may purchase, and a Participant may hold in their Plan account, fractional shares of Common Stock, so that 100% of the Distributions will be used to acquire shares.

5. Tax Consequences of Participation.  If Participants are subject to federal income taxation, those Participants will incur a tax liability for Distributions allocated to them even though they have elected not to receive the Distributions in cash, but to instead have the Distributions reinvested pursuant to the Plan. Specifically, Participants will be treated as if they have received the Distribution from the Company in cash and then applied such Distribution to the purchase of additional shares of Common Stock. Participants will be taxed on the amount of such Distribution as a dividend to the extent that such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. The Company will withhold 28% of the amount of Distributions paid if the Participant fails to furnish a valid taxpayer identification number, fails to properly report interest or dividends or fails to certify that the Participant is not subject to withholding.

6. Share Certificates.  Shares purchased by the Plan shall be uncertificated unless and until the Company’s Board of Directors determines otherwise.

7. Voting of Shares Held in the Plan.  Stockholders will be entitled to vote all of their whole shares of Common Stock held in their Plan account to the same extent that they would be entitled to vote any other

B-1

shares or Common Stock held by them outside of the Plan. Stockholders are not entitled to any voting rights with respect to any fractional shares of Common Stock held in their Plan account.

8. Account Statements and Reports.  The Administrator will provide to each Participant a confirmation of that Participant’s quarterly purchases of additional shares under the Plan. The confirmation will be provided to the Participant’s designee within five business days after the end of each quarter and will disclose the following information:

•	the Distribution reinvested for the Participant’s Plan account during the quarter;

•	the date of the reinvestment;

•	the number and price of the shares of Common Stock purchased by the Participant; and

•	the total number of shares of Common Stock held in the Participant’s Plan account.

In addition, within 90 days after the end of each calendar year, the Company will provide each Participant with an individualized report on its investment, including the purchase dates, purchase price and number of shares of Common Stock owned through the Plan and the amount of Distributions made in the prior year.

10. Termination of Participation by the Participant.  Participants may terminate their participation in the Plan at any time, in respect of all or any portion of their shares of Common Stock held in their Plan account, by (i) contacting the Administrator, at the address below, and requesting copies of the appropriate forms, and (ii) properly completing and delivering such forms to the Administrator. To be effective in advance of any particular Distribution, such notice of termination must be received by the Administrator at least ten business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer by a Participant of shares of Common Stock held in the Plan will constitute an immediate termination of participation in the Plan in respect of those transferred shares. Upon a Participant’s termination of its participation in the Plan, the former Participant will receive shares of Common Stock and cash in lieu of fractional shares held in its Plan account. In addition, after termination future Distributions will be distributed to the former Participant in cash. The Company will terminate a Participant’s participation in the Plan to the extent that a reinvestment of a Participant’s Distributions into additional shares of Common Stock would cause the Participant to exceed the ownership limitations contained in the Company’s charter unless such Participant has been expressly exempted from such limitations by the Company’s board of directors.

11. Redemption of Shares Held in the Plan.  Participants may redeem all or a portion of their shares of Common Stock held through the Plan by contacting the Administrator and following the procedures for redemption set forth in the Prospectus.

12. Transfers of Share Held in the Plan.  Participants may transfer shares of Common Stock held through the Plan to new or existing stockholders. However, a new Plan account will not be opened for a transferee as a result of such transfer until such transferee has completed and returned the appropriate enrollment forms to the Administrator.

13. Amendment or Termination of the Plan by the Company.  The board of directors of the Company may amend or terminate the Plan at any time and for any reason; provided, however, that any amendment that, in the sole discretion of the Company’s board of directors, adversely affects the rights or obligations of a Participant shall only take effect upon ten days’ prior written notice to the Participants, which may be effected via the filing with the Securities and Exchange Commission of a Prospectus Supplement to the Prospectus relating to the offer and sale of the shares of the Company’s Common Stock offered pursuant to the Plan.

14. No Liability.  Neither the Company, the Administrator, nor their respective affiliates, shall be liable for any act done in good faith, or for any good faith omission to act, in connection with the establishment and operation of the Plan.

15. Governing Law.  The Plan shall be governed by the laws of the State of Maryland.

16. The Administrator.  The Administrator can be contacted at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092-3365, (770) 449-7800.

B-2

$2,250,000,000 of Shares of Common Stock

Wells Total Return REIT, Inc.

Prospectus
          , 2007

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until          , 2007 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Company in connection with the distribution of the securities being registered, other than the asset-based distribution charge. All amounts are estimated except the SEC registration fee and the NASD filing fee.

Item	Amount

SEC registration fee	$69,075
NASD filing fee	75,500
Legal fees and expenses	2,150,000
Blue sky fees and expenses	200,000
Accounting fees and expenses	500,000
Sales and advertising expenses	1,000,000
Printing	2,375,000
Postage and delivery of materials	900,000
Due diligence expenses (retailing)	250,000
Legal fees — underwriter portion (retailing)	200,000
Telephone	100,000
Miscellaneous expenses	500,000

Total	$8,319,575

Item 32.	Sales to Special Parties

Not applicable.

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, Total Return OP issued 100 of its special partnership units and 200 of its limited partnership units to Wells Asset Management, Inc. at $10.00 per unit, and we issued 20,000 of our shares of common stock to Wells Capital, Inc. at $10.00 per share in private offerings exempt from the registration requirements pursuant to Section 4(2) of the Securities Act. Subsequently, Wells Asset Management, Inc. distributed the 200 limited partnership units and the 100 special units to Wells Real Estate Funds, Inc. as a dividend, and Wells Capital, Inc. distributed the 20,000 shares of our common stock to Wells Real Estate Funds, Inc. as a dividend. Wells Real Estate Funds, Inc. then contributed all the units and shares of our common stock to Wells Fund Management, LLC in exchange for 100% of the limited liability company interests of Wells Fund Management, LLC. Wells Fund Management, LLC then contributed all the units to our Advisor in exchange for 100% of the limited liability company interests of our Advisor.

Item 34.	Indemnification of Directors and Officers

Our charter requires us to indemnify our directors and officers, our Advisor and its affiliates and provides that we may indemnify our employees or agents. Maryland law provides that we may indemnify our directors, officers, employees and agents (each, an “Indemnitee”) against judgments, penalties, fines, settlements and expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those capacities, unless: (a) it is in connection with a proceeding by or in the right of the corporation against the Indemnitee and such Indemnitee is adjudged liable to the corporation; (b) it is established that the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (c) it is established that the Indemnitee actually received an improper personal benefit in money, property or services; or (d) it is established that, in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

In addition, our charter provides that our directors and officers will not be liable to the company and our stockholders for money damages. Under Maryland law, a corporation formed in Maryland is permitted to limit, by provision in its charter, the liability of directors and officers so that no director or officer of the corporation shall be liable to the corporation or to any stockholder for money damages except to the extent that: (i) the director or officer actually received an improper benefit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (ii) a judgment or other final adjudication adverse to the director or officer, is entered in a proceeding based on a finding in a proceeding that the director’s or officer’s action was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

We will also purchase and maintain insurance on behalf of all of our officers and directors against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

In spite of the above provisions of the Maryland General Corporation Law, our charter provides that we will not provide for indemnification of a director, our Advisor or any affiliate of our Advisor for any liability or loss suffered by any of them, or provide that a director, our Advisor or any affiliate of our Advisor be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (a) the director, our Advisor or the affiliate of our Advisor has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (b) the director, our Advisor or the affiliate of our Advisor was acting on our behalf or performing services for us; (c) the liability or loss was not the result of (i) negligence or misconduct, in the case of a director (other than an independent director), our Advisor or an affiliate of our Advisor or (ii) gross negligence or willful misconduct, in the case of an independent director; and (d) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. Our charter also provides that we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by a director, our Advisor or an affiliate of our Advisor unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the director, our Advisor or the affiliate of our Advisor, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the director, our Advisor or the affiliate of our Advisor; or (iii) a court of competent jurisdiction approves a settlement of the claims against the director, our Advisor or the affiliate of our Advisor and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our Advisor or an affiliate of our Advisor in advance of final disposition of a proceeding only if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; (b) the director, our Advisor or the affiliate of our Advisor provides us with written affirmation of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification by us; (c) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his, her or its capacity as such, a court of competent jurisdiction approves such advancement; and (d) the director, our Advisor or the affiliate of our Advisor provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that he, she or it did not comply with the requisite standard of conduct and is not entitled to indemnification.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a) Index to Financial Statements

The following Financial Statements of the Registrant are filed as part of this Registration Statement and included in the Prospectus:

Audited Financial Statements

(1) Report of Independent Registered Public Accounting Firm.

(2) Consolidated Balance Sheets of Wells Total Return REIT, Inc. as of April 18, 2007.

(3) Notes to Consolidated Balance Sheets.

(b) Exhibits:

Exhibit
Number		Description

1	.1**	Form of Distribution Agreement between the registrant and Wells Investment Securities, Inc.
3	.1**	Articles of Incorporation of Wells Total Return REIT, Inc.
3	.2**	Amended Articles of Incorporation of Wells Total Return REIT, Inc.
3.3		Form of Articles of Amendment and Restatement of Wells Total Return REIT, Inc.
3	.4**	Bylaws of Wells Total Return REIT, Inc.
4.1		Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (contained in the Form of Articles of Amended and Restatement of Wells Total Return REIT, Inc. filed herewith as Exhibit 3.3).
4	.2**	Form of Distribution Reinvestment Plan (included as Appendix B to the Prospectus included in this Registration Statement).
4	.3**	Description of Share Redemption Program (included in the Prospectus included in this Registration Statement under the caption ‘‘Pricing and Liquidity — Share Redemption Program”).
4	.4*	Escrow Agreement between the registrant and The Bank of New York Mellon.
5.1		Form of Opinion of Venable LLP as to the legality of the securities being registered.
8.1		Form of Opinion of Alston & Bird LLP regarding certain federal income tax considerations relating to Wells Total Return REIT, Inc.
10	.1*	Form of Advisory Agreement between the registrant and Wells Asset Management Advisors, LLC.
10.2		Agreement of Limited Partnership of Wells Total Return Operating Partnership, L.P.
10	.3*	Form of 2007 Long-Term Incentive Plan.
10	.4*	Form of 2007 Independent Director Stock Option Plan.
21	.1**	Subsidiary of Wells Total Return REIT, Inc.
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2		Form of Consent of Venable LLP (contained in its opinion filed herewith as Exhibit 5.1).
23.3		Form of Consent of Alston & Bird LLP (contained in its opinion filed herewith as Exhibit 8.1).
24	.1*	Power of Attorney (included on signature pages of this registration statement).

*	To be filed by amendment

**	Previously filed

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(g) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Registrant undertakes to provide to the Distributor at the closings specified in the distribution agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the Distributor to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS

The information contained on the following pages relates to acquisitions of properties within the three (3) years ended December 31, 2006 by prior public programs with which our advisor and its affiliates have been affiliated and which have substantially similar investment objectives to the Total Return REIT. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. None of the information in Table VI has been audited.

For purposes of this table, Wells Real Estate Investment Trust, Inc. is referred to as “REIT I,” Wells Real Estate Investment Trust II, Inc. is referred to as “REIT II,” Wells Real Estate Fund XIII, L.P. is referred to as “Wells Fund XIII” and Wells Real Estate Fund XIV, L.P. is referred to as “Wells Fund XIV.”

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS

										Contract
							Gross	Mortgage		Purchase
			Date of			Size of	Leasable	Financing at		Price Plus	Other Cash	Total
			Commencement of	Location	Type	Parcel	Square	Date of	Cash Down	Acquisition	Expenditures	Acquisition
Name of Property	Date of Purchase	Ownership	Operation(1)	of Property	of Property	(Acres)	Footage	Purchase	Payment	Fee	Capitalized(2)	Costs

1414 Mass Avenue	January 8, 2004	REIT I	June 5, 1998	Cambridge, MA	five-story office building	0.42	78,220	—	—	42,412,536	48,515	42,461,051
Russell Tacoma	January 9, 2004	REIT I	June 5, 1998	Tacoma, WA	12-story office building	1.28	225,248	—	—	51,995,443	—	51,995,443
Weatherford Center	February 10, 2004	REIT II	January 22, 2004	Houston, TX	12-story office building	3.12	260,178	—	—	39,728,440	360,136	40,088,576
One Brattle Square	February 26, 2004	REIT I	June 5, 1998	Cambridge, MA	six-story office building	1.22	98,079	27,153,282	—	69,866,728	928,962	70,795,690
Merck New Jersey	March 26, 2004	REIT I	June 5, 1998	Somerset, NJ	four-story office building	8.99	125,239	—	—	3,933,707	10,392,074	14,325,781
New Manchester One	March 19, 2004(3)	REIT II	January 22, 2004 Fund XIII — June 14,	Douglasville, GA	one-story office and distribution building	30.91	593,404	—	—	19,373,784	—	19,373,784
7500 Setzler Parkway	March 26, 2004	JV XIII - XIV	2001; Fund XIV — May 14, 2004	Atlanta, GA	one-story office and warehouse building	10.32	120,000	—	—	7,022,042	—	7,022,042
333 & 777 Republic Drive	March 31, 2004	REIT II	January 22, 2004	Allen Park, MI	two one-story office buildings	20.0	169,200	—	—	18,876,272	—	18,876,272
Manhattan Towers	April 2, 2004	REIT II	January 22, 2004	Manhattan Beach, CA	two six-story office buildings	1.31	309,735	—	—	89,968,975	141,423	90,110,398
9 Technology Drive	May 24, 2004	REIT II	January 22, 2004	Westborough, MA	two story office buildings	16.65	250,813	—	—	47,704,966	—	47,704,966
180 Park Avenue	June 23, 2004	REIT II	January 22, 2004	Florham Park, NJ	two three-story office buildings	62.82	385,274	—	—	81,767,238	—	81,767,238
One Glenlake	June 25, 2004(4)	REIT II	January 22, 2004	Atlanta, GA	14-story office building	8.45	352,710	—	—	80,105,152	595,480	80,700,632
80 M Street	June 29, 2004	REIT II	January 22, 2004	Washington, D.C.	seven-story office building	1.04	275,352	—	—	106,691,323	—	106,691,323
1075 West Entrance	July 7, 2004	REIT I	June 5, 1998	Auburn Hills, MI	four-story office building	14.0	210,000	14,505,563	—	29,980,503	—	29,980,503
One West Fourth Street	July 23, 2004	REIT II	January 22, 2004	Winston-Salem, NC	13-story office building	2.3	431,465	51,310,357	—	77,817,941	5,500	77,823,441
3333 Finley Road	August 4, 2004	REIT II	January 22, 2004	Downers Grove, IL	nine-story office building	9.28	206,500	11,718,634	—	48,033,710	—	48,033,710
1501 Opus Place	August 4, 2004	REIT II	January 22, 2004	Downers Grove, IL	four-story office /data building	4.79	115,352	6,056,366	—	24,824,544	—	24,824,544
2500 Windy Ridge	September 20, 2004	REIT II	January 22, 2004	Atlanta, GA	15-story office building	8.06	317,116	—	—	63,543,283	—	63,543,283
4100-4300 Wildwood	September 20, 2004	REIT II	January 22, 2004	Atlanta, GA	three-story office building	12.7	250,000	—	—	49,331,988	—	49,331,988
4200 Wildwood	September 20, 2004	REIT II	January 22, 2004	Atlanta, GA	six-story office building	8.0	265,078	—	—	59,601,247	—	59,601,247

										Contract
							Gross	Mortgage		Purchase
			Date of			Size of	Leasable	Financing at		Price Plus	Other Cash	Total
			Commencement of	Location	Type	Parcel	Square	Date of	Cash Down	Acquisition	Expenditures	Acquisition
Name of Property	Date of Purchase	Ownership	Operation(1)	of Property	of Property	(Acres)	Footage	Purchase	Payment	Fee	Capitalized(2)	Costs

Emerald Point	October 11, 2004	REIT II	January 22, 2004	Dublin, CA	four-story office building	9.9	193,978	—	—	44,049,576	—	44,049,576
Citicorp Fort Mill	October 28, 2004	REIT I	June 5, 1998	Fort Mill, SC	three-story office building	12.4	165,000	—	—	3,518,153	1,562,352	5,080,505
800 N. Frederick	October 22, 2004	REIT II	January 22, 2004	Gaithersburg, MD	two-story office building	45.4	393,000	46,400,000	—	79,286,435	—	79,286,435
The Corridors III	November 1, 2004	REIT II	January 22, 2004	Downers Grove, IL	seven-story office building	7.26	221,969	—	—	40,451,753	—	40,451,753
3100 Clarendon	December 9, 2004	REIT I	June 5, 1998	Arlington, VA	14-story office building	1.36	238,014	33,500,000	—	82,742,848	420,925	83,163,773
Highland Landmark III	December 27, 2004(5)	REIT II	January 22, 2004	Downers Grove, IL	nine-story office building	8.77	275,000	30,840,000	—	53,484,403	1,255,068	54,739,471
Shady Grove	December 29, 2004	REIT I	June 5, 1998	Rockville, MD	four-story office building	5.70	108,518	—	—	22,610,764	34,048	22,644,812
180 Park Avenue	March 14, 2005	REIT II	January 22, 2004	Florham Park, NJ	three-story office building	26.6	222,000	—	—	53,716,774	310,573	54,027,347
4241 Irwin Simpson Road	March 17, 2005	REIT II	January 22, 2004	Mason, OH	five-story office building	13.4	224,000	—	—	29,995,432	—	29,995,432
8990 Duke Boulevard	March 17, 2005	REIT II	January 22, 2004	Mason, OH	two-story office building	5.4	78,000	—	—	11,599,190	19,968	11,619,158
5995 Opus Parkway	April 5, 2005	REIT II	January 22, 2004	Minnetonka, MN	five-story office building	8.8	165,000	—	—	20,296,765	267,035	20,563,800
215 Diehl Road	April 19, 2005	REIT II	January 22, 2004	Naperville, IL	four-story office building	7.4	162,000	—	—	24,899,237	—	24,899,237
100 East Pratt	May 12, 2005	REIT II	January 22, 2004	Baltimore, MD	28-story office building	2.1	656,000	—	—	184,463,017	—	184,463,017
150 Apollo Drive	May 16, 2005	Fund XIV	May 14, 2004	Chelmsford, MA	three-story office building	4.5	80,000	—	—	12,289,810	—	12,289,810
College Park Plaza	June 21, 2005	REIT II	January 22, 2004	Indianapolis, IN	five-story office building	10.2	179,000	—	—	27,117,267	319,918	27,437,185
180 E. 100 South	July 6, 2005	REIT II	January 22, 2004	Salt Lake City, UT	eight-story office building	4.75	206,000	—	—	46,588,379	—	46,588,379
One Robbins Road	August 18, 2005(6)	REIT II	January 22, 2004	Westford, MA	three-story office building	30	298,000	12,556,000	—	50,617,402	—	50,617,402
Four Robbins Road	August 18, 2005(6)	REIT II	January 22, 2004	Westford, MA	two-story office building	20.8	160,000	10,444,000	—	42,104,924	—	42,104,924
Baldwin Point	August 26, 2005(7)	REIT II	January 22, 2004	Orlando, FL	four-story office building	9.2	165,000	—	—	26,078,257	1,076,075	27,154,332
1900 University Circle	September 20, 2005	REIT II	January 22, 2004	East Palo Alto, CA	six-story office building	2.95	143,000	48,455,000	—	114,455,725	198,823	114,654,548
1950 University Circle	September 20, 2005	REIT II	January 22, 2004	East Palo Alto, CA	six-story office building	3.4	165,000	39,600,000	—	93,057,463	5,625,575	98,683,038
2000 University Circle	September 20, 2005	REIT II	January 22, 2004	East Palo Alto, CA	six-story office building	2.95	143,000	34,877,000	—	76,317,168	445,419	76,762,587
919 Hidden Ridge	November 15, 2005	REIT II	January 22, 2004	Irving, TX	six-story office building	6.02	250,000	—	—	45,272,593	110,470	45,383,063

										Contract
							Gross	Mortgage		Purchase
			Date of			Size of	Leasable	Financing at		Price Plus	Other Cash	Total
			Commencement of	Location	Type	Parcel	Square	Date of	Cash Down	Acquisition	Expenditures	Acquisition
Name of Property	Date of Purchase	Ownership	Operation(1)	of Property	of Property	(Acres)	Footage	Purchase	Payment	Fee	Capitalized(2)	Costs

5 Houston Center	December 20, 2005	REIT II	January 22, 2004	Houston, TX	27-story office building	1.43	581,000	90,000,000	—	166,387,733	848,858	167,236,591
Key Center Tower	December 22, 2005(8)	REIT II	January 22, 2004	Cleveland, OH	57-story office building	1.33	1,321,000	7,117,000	—	276,670,512	829,640	277,500,152
Key Center Marriott	December 22, 2005(8)	REIT II	January 22, 2004	Cleveland, OH	400 room hotel	0.81	310,000	5,454,000	—	40,140,224	721,418	40,861,642
Tampa Commons	December 27, 2005	REIT II	January 22, 2004	Tampa, FL	13-story office building	2.89	255,000	—	—	48,834,185	247,170	49,081,355
2000 Park Lane	December 27, 2005	REIT II	January 22, 2004	North Fayette, PA	seven-story office building	13.1	231,000	—	—	29,958,732	—	29,958,732
Lakepointe	December 28, 2005	REIT II	January 22, 2004	Charlotte, NC	two four-story office buildings	15.1	112,000	6,476,000	—	27,187,987	10,263,031	37,451,018
3675 Kennesaw 75	January 31, 2006	Fund XIV	May 14, 2004	Kennesaw, GA	one-story office building	3.81	42,788	—	—	3,387,031	16,643	3,403,674
400 Bridgewater	February 17, 2006	REIT I	June 5, 1998	Bridgewater, NJ	eight-story office building	10.19	297,380	—	—	88,445,743	2,860,377	91,306,120
SanTan Corporate Center	April 18, 2006	REIT II	January 22, 2004	Chandler, AZ	two three-story office buildings	16.4	267,679	—	—	57,372,279	397,331	57,769,610
263 Shuman Boulevard	July 20, 2006	REIT II	January 22, 2004	Naperville, IL	five-story office building	15.21	354,098	—	—	55,736,402	5,148,037	60,884,439
11950 Corporate Boulevard	August 9, 2006	REIT II	January 22, 2004	Orlando, FL	four-story office building	13.26	226,548	—	—	44,018,564	33,570	44,052,134
Las Colinas Corporate Center	August 31, 2006	REIT I	June 5, 1998	Irving, TX	a six and eight-story office buildings	16.77	386,116	—	—	59,776,288	1,083,638	60,859,926
Edgewater Corporate Center	September 6, 2006	REIT II	January 22, 2004	Lancaster, SC	five-story office building	10.5	180,000	—	—	35,552,793	—	35,552,793
4300 Centreway Place	September 15, 2006	REIT II	January 22, 2004	Arlington, TX	three-story office building	9.19	139,445	—	—	19,332,784	—	19,332,784
80 Park Plaza	September 21, 2006	REIT II	January 22, 2004	Newark, NJ	26-floor office building	2.80	1,026,844	45,529,000	—	149,744,415	—	149,744,415
International Financial Tower	October 31, 2006	REIT II	January 22, 2004	Jersey City, NJ	19-story office building	15.18	629,922	—	—	196,108,441	1,950	196,110,391
Two Pierce Place	December 7, 2006	REIT I	June 5, 1998	Itasca, IL	27-story office building	8.38	487,027	—	—	89,970,566	—	89,970,566
Sterling Commerce	December 21, 2006	REIT II	January 22, 2004	Irving, TX	12-story office building	16.3	308,554	—	—	61,592,365	260,220	61,852,585

(1)	The date minimum offering proceeds were obtained and funds became available for investment in properties.

(2)	Includes improvements made after acquisition through December 31, 2006. All cash expenditures related to building capital improvements are capitalized unless immaterial and then expensed. The amount of cash expenditures expensed is immaterial.

(3)	On March 19, 2004, Wells OP II acquired a ground leasehold interest in the New Manchester One Building, and expects to purchase the property outright on or before January 1, 2012.

(4)	On June 25, 2004, Wells OP II acquired a ground leasehold interest in the One Glenlake Building, and expects to purchase the property outright on or before December 1, 2012.

(5)	Wells REIT II acquired an approximate 95% interest in the Highland Landmark III Building. As the majority member, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates the joint venture.

(6)	Wells REIT II acquired an approximate 99.3% interest in the One Robbins Road and Four Robbins Road Buildings through a joint venture with an unaffiliated party. As the controlling member, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates it.

(7)	Wells REIT II acquired an approximate 97.3% interest in the Baldwin Point Building through a joint venture with an unaffiliated party. As the controlling number, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates it into the financial statements of Wells REIT II.

(8)	Wells REIT II acquired an approximate 50.0% interest in the Key Center Tower and Key Center Marriott Buildings through a joint venture with an unaffiliated party. As the controlling member, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates it. Furthermore, the properties are owned subject to a long-term ground lease.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on August 8, 2007.

WELLS TOTAL RETURN REIT, INC.

By:	/s/ Leo F. Wells, III
Leo F. Wells, III
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Leo F. Wells, III Leo F. Wells, III	President (Principal Executive Officer)	August 8, 2007

/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	August 8, 2007